                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Global Sports, Inc.
 . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     2)   Aggregate number of securities to which transaction applies:

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .

     4)   Proposed maximum aggregate value of transaction:

     . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .

     5)   Total fee paid:

     . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     2)   Form, Schedule or Registration Statement No.:

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     3)  Filing Party:

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     4)  Date Filed:

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                         [LOGO OF GLOBAL SPORTS, INC.]


                                                           _______________, 1999


Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Global Sports, Inc. ("Global" or the "Company") which will be held on _________, ____________, 1999 at 10:00 a.m. (Philadelphia Time) at the office of Global, 555 S. Henderson Road, King of Prussia, PA 19406. The official notice of the Special Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

     At the meeting, shareholders of Global are being asked to approve:

     (i) The sale of the Company's Off-Price and Action Sports Division which the Company operates through its wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc., third-party distributors and make-to-order marketers of off-price footwear, apparel and sporting goods (the "Off-Price and Action Sports Sale") pursuant to the terms of an Acquisition Agreement, dated September 24, 1999, among Global, Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc., James J. Salter and Kenneth J. Finkelstein (the "Acquisition Agreement") (a copy of the Acquisition Agreement is attached as Appendix A to the accompanying Proxy Statement);

     (ii) Indemnification Agreements to be entered into with the Company's directors and certain of its officers; and

     (iii) Approval of the sale of the Company's Branded Division, through which the Company designs and markets the RYKA and Yukon footwear brands (the "Branded Sale"), unless the Branded Sale has been consummated prior to the date of the Special Meeting, in which case shareholders are being asked to ratify the Branded Sale.

     The Board of Directors has carefully considered the Off-Price and Action Sports Sale, the Branded Sale and the Indemnification Agreements and has determined that they are fair to and in the best interests of the Company and its shareholders. After careful consideration, the Board of Directors unanimously recommends that you vote for approval of the Off-Price and Action Sports Sale, for approval of the Indemnification Agreements and for approval or ratification of the Branded Sale, all as described in the accompanying proxy statement.

     Whether or not you expect to attend the meeting in person it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                    Sincerely,

                                    /s/ Michael G. Rubin
                                    Michael G. Rubin
                                    Chairman of the Board and
                                    Chief Executive Officer

  555 S. Henderson Rd., King of Prussia, PA 19406         (610) 768-0900

                              Global Sports, Inc.
                             555 S. Henderson Road
                           King of Prussia, PA 19406

                                ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         to be held _____________, 1999

                                ----------------

TO OUR SHAREHOLDERS:

     Notice is hereby given that the Special Meeting of Shareholders (the "Special Meeting") of GLOBAL SPORTS, INC. ("Global" or the "Company") will be held on _________, ____________, 1999, at 10:00 a.m. (Philadelphia Time), at the
office of Global, 555 S. Henderson Road, King of Prussia, PA 19406 for the following purposes:

     1. To approve the sale of the Company's Off-Price and Action Sports Division which the Company operates through its wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc., third-party distributors and make-to-order marketers of off-price footwear, apparel and sporting goods (the "Off-Price and Action Sports Sale") (the "Off-Price and Action Sports Sale") pursuant to the terms of an Acquisition Agreement, dated September 24, 1999, among Global, Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc., James J. Salter and Kenneth J. Finkelstein (the "Acquisition Agreement") (a copy of the Acquisition Agreement is attached as Appendix A to the accompanying Proxy Statement);

     2. To approve Indemnification Agreements to be entered into with the Company's directors and certain of its officers;

     3. To approve the sale of the Company's Branded Division, through which the Company designs and markets the RYKA and Yukon footwear brands (the "Branded Sale"), for which the Company is in the process of seeking a purchaser, unless the Branded Sale has been consummated prior to the date of the Special Meeting, in which case shareholders are being asked to ratify the Branded Sale; and

     4. To act upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Special Meeting.

     The Board has fixed November 8, 1999 as the record date for the determination of shareholders entitled to vote at the Special Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              By Order of the Board of Directors,

                              /s/ Steven A. Wolf
                              Steven A. Wolf
                              Secretary

King of Prussia, Pennsylvania
_____________, 1999

                              Global Sports, Inc.
                             555 S. Henderson Road
                           King of Prussia, PA 19406

                                ----------------

                                PROXY STATEMENT

                                ----------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Global Sports, Inc. ("Global" or the "Company") for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on _________, ____________, 1999, at 10:00 a.m. (Philadelphia Time) at the office of Global, 555 S. Henderson Road, King of Prussia, PA 19406 and at any postponement or adjournment thereof. Unless the context requires otherwise, all references herein to Global or the Company refer to Global Sports, Inc. and its subsidiaries. This Proxy Statement, the letter to shareholders, the Notice of Special Meeting and the form of proxy are first being mailed or given to shareholders on or about ____________, 1999.

     The purpose of the Special Meeting is to consider and vote upon proposals to approve:

     (i) The sale of the Company's Off-Price and Action Sports Division which the Company operates through its wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc. (the "Gen-X Companies"), third-party distributors and make-to-order marketers of off-price footwear, apparel and sporting goods (the "Off-Price and Action Sports Sale") pursuant to the terms of an Acquisition Agreement, dated September 24, 1999, among Global, Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc., James J. Salter and Kenneth J. Finkelstein (the "Acquisition Agreement") (a copy of the Acquisition Agreement is attached as Appendix A to this Proxy Statement);

     (ii) Indemnification Agreements to be entered into with the Company's directors and certain of its officers; and

     (iii) The sale of the Company's Branded Division, through which the Company designs and markets the RYKA and Yukon footwear brands (the "Branded Sale"), unless the Branded Sale has been consummated prior to the date of the Special Meeting, in which case shareholders are being asked to ratify the Branded Sale.

     The Company is in the process of seeking a purchaser for its Branded Division and anticipates that the Branded Sale will be structured as either a sale of assets of one or more of the Company's subsidiaries or a combination stock sale and sale of assets of one or more of the Company's subsidiaries. Under Delaware law, the affirmative vote of a majority of the shares of voting stock present or represented by proxy at a meeting of shareholders is required to approve the sale of all or substantially all the assets of a corporation. If the Branded Sale is structured as a sale of the assets of one or more of the Company's subsidiaries, the Company believes that shareholder approval of the sale would not be required because the assets of the Company's subsidiaries would not be considered to constitute assets of the Company under Delaware law applicable to the sale of assets. Even if the Branded Sale is structured as a stock sale, the Company believes that shareholder approval of the sale would not be required because the Company believes that the assets which comprise the Company's Branded Division do not constitute all or substantially all the assets of the Company. If the Off-Price and Action Sports Sale is consummated prior to the consummation of the Branded Sale, however, the Company believes that the assets which comprise the Company's Branded Division may constitute substantially all the assets of the Company at such time. As such, the Company believes that shareholder approval may be required under Delaware law to approve the Branded Sale only if (i) the Branded Sale is structured as a stock sale and
(ii) the Branded Sale is not consummated prior to the consummation of the Off-Price and Action Sports Sale. Therefore, the Company will be seeking shareholder approval for the sale of its Branded Division only if the Branded Sale has not been consummated prior to the date of the Special Meeting. If the Branded Sale has been consummated prior to the date of the Special Meeting, the Company will be seeking shareholder ratification of the Branded Sale.

     To date, no definitive agreement has been entered into with respect to the Branded Sale. The Company is seeking shareholder approval to proceed with the sale when a suitable purchaser is identified, a definitive agreement is negotiated with such purchaser and such agreement is approved by the Board of Directors of the Company. The consummation of the sale would be subject to, among other things, the receipt by the Company of the opinion of a financial advisor in connection with the Branded Sale to the effect that the Branded Sale is fair, from a financial point of view, to the Company. Except as requested herein, no further shareholder vote will be solicited by the Company for the Branded Sale. Accordingly, shareholders will not have the opportunity to vote on a definitive sale agreement in connection with the Branded Sale. See "Proposal 3 - Approval of Branded Sale" below.

                                ----------------

             The date of this Proxy Statement is ___________, 1999

                              THE SPECIAL MEETING

Solicitation of Proxies

     Sending in a signed proxy will not affect the shareholder's right to attend the Special Meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by, among other methods, delivering a later dated proxy or giving written notice to the Secretary of Global at any time before the proxy is exercised. The expense of the proxy solicitation will be borne by Global. It is not expected that the costs of solicitation will be material to the Company.

     In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of Global and its subsidiaries without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of the Company's Common Stock, Global is required to pay the reasonable expenses incurred by such record holders for mailing proxy materials to any beneficial owners of the Common Stock.

Shareholders Entitled to Vote and Shares Outstanding

     The Company had ____________ shares of Common Stock outstanding at the close of business on November 8, 1999 (the "Record Date"). Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.

Votes Necessary for Quorum and Adoption of Proposals

     In order for a quorum to be present at the Special Meeting, a majority of the outstanding shares of the Company's Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Special Meeting. All such shares that are present in person or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Common Stock (i) FOR approval of the Off-Price and Action Sports Sale, (ii) FOR approval of the Indemnification Agreements and (iii) FOR approval or ratification of the Branded Sale.

     Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Special Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Special Meeting is required to approve the Off-Price and Action Sports Sale. Under the Delaware General Corporation Law, an abstention, withholding of authority to vote or broker non-vote on any proposal will have the same legal effect as an "against" vote.

     The Company believes that shareholder approval is not required under Delaware law to approve the Indemnification Agreements. However, approval of the Indemnification Agreements is being submitted to the shareholders of the Company for their consideration since each member of the Board of Directors will be a party to and, as such, a beneficiary of the rights contained in the Indemnification Agreements. As a result, there may be an inherent conflict of interest in the Board's recommending the Indemnification Agreements.

     The Company is only seeking shareholder approval of the Branded Sale in the event the Off-Price and Action Sports Sale is consummated prior to the Branded Sale. The Company believes that shareholder approval is not required under Delaware law to approve the Branded Sale if the Branded Sale is consummated prior to the consummation of the Off-Price and Action Sports Sale. Accordingly, shareholders will not be required to vote on the approval of the Branded Sale if the Branded Sale is consummated prior to the Special Meeting. However, if the Branded Sale is not consummated prior to the Special Meeting, the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Special Meeting will be required to approve the Branded Sale.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement and the documents referred to above contain certain "forward-looking" statements, including among others the statements regarding the possibility of finding a purchaser for the Company's Branded Division, the ability to consummate the Off-Price and Action Sports Sale or the Branded Sale, industry conditions and prospects and the Company's future operating results. Without limiting the foregoing, words such as "anticipates", "believes", "expects", "intends", "plans" and similar expressions are intended to identify "forward-looking" statements. All of these "forward-looking" statements are inherently uncertain, and shareholders must recognize that actual events could cause actual results to differ materially from management's expectations. Key risk factors that could, in particular, have an adverse impact on the Company's ability to effect the Off-Price and Action Sports Sale or the Branded Sale on a timely basis include the Company's inability to find a purchaser for the Company's Branded Division despite significant efforts to do so, and the ability of the Company to negotiate a definitive agreement with such purchaser.

                    BACKGROUND AND REASONS FOR THE OFF-PRICE
                  AND ACTION SPORTS SALE AND THE BRANDED SALE

     During the fourth quarter of 1998, the Board of Directors of the Company decided that the Company should investigate whether it would be beneficial for the Company to expand its business to include the sale of goods via the internet. At that time, commerce conducted via the internet ("e-Commerce") was rapidly growing and the Company believed the internet provided a unique opportunity for it to utilize its existing relationships with vendors and customers in the sporting goods industry to develop a business model which would enable it to gain market share in the rapidly expanding e-Commerce industry.

     By the end of the 1998, the Company developed a business model wherein the Company would enter into contracts with sporting goods retailers (initially the Company targeted retailers with annual sales in excess of $100 million dollars) to acquire the rights to their e-Commerce businesses. The business model provided that Global would manage and fund all aspects of the e-Commerce business and operations of such retailers, including website development and maintenance, buying, warehousing, shipping and customer service. The Company believed that such retailers were well suited to compete in the internet sporting goods industry due to their established brand names, existing customer traffic and existing relationships with and access to merchandise from vendors.

     In January of 1999, the Company formed Global Sports Interactive, Inc. ("GSI") to implement its e-Commerce strategy and began to market its business model to the largest retailers in the sporting goods industry. Through the process of marketing its business model, it became apparent to the Company that e-Commerce presented a unique opportunity for the Company to increase its profitability and shareholder value. During the first quarter of 1999, the Company was successful in signing exclusive agreements to operate the internet businesses of multiple sporting goods retailers including The Sports Authority through an e-Commerce agreement and The Athlete's Foot Stores, Inc., Sport Chalet, Inc., MC Sports, Sports & Recreation and one unnamed retailer with annual sales of more than $200 million through e-Commerce outsourcing contracts.

     While marketing its business model, the Company realized that the amount of management's time to launch and operate its new e-Commerce business would be substantial. The Company therefore began to recruit a senior management team from both the e-Commerce and sporting goods industries to manage and develop its new e-Commerce business. Although the Company was successful in expanding its senior management team, the operation of the Company's existing businesses was prohibiting senior management from focusing exclusively on its new e-Commerce business.

     The Company also determined that its capital resources would not likely be sufficient to fund its new e-Commerce business while maintaining and growing its existing businesses and that its existing businesses may create a conflict of interest with its new e-Commerce business. The apparent conflict arises with respect to vendors, customers of the existing businesses and retailers who currently have websites on which they conduct e-Commerce.

     As a result of the apparent conflicts between the Company's existing businesses and its e-

Commerce business, the Company concluded that in order to provide the greatest chance of success for its e-Commerce business, the Company should focus exclusively on its e-Commerce business. On April 20, 1999, the Company formalized a plan to divest its non-internet businesses (i.e. the Branded Division and the Off-Price and Action Sports Division) in order to focus exclusively on its e-Commerce business.

                                  RISK FACTORS

Risks Related to Off-Price and Action Sports Sale and Branded Sale

Certain conditions may prevent the closing of the Off-Price and Action Sports Sale.

     There are several conditions precedent to the closing of the Off-Price and Action Sports Sale. Even if the sale is approved by the shareholders, there can be no assurance that all of the other conditions will be met or waived by the parties. In such event, the Off-Price and Action Sports Sale would not be completed. For a more complete description of such conditions, see "Proposal 1 -Approval of Off-Price and Action Sports Sale - Terms of Acquisition Agreement" and the Acquisition Agreement included with this Proxy Statement as Appendix A.

Repayment of the notes to be issued pursuant to the Acquisition Agreement is dependent upon the financial condition and operations of the prospective purchaser.

     Numerous factors may affect the ability of the prospective purchaser of the Off-Price and Action Sports Division to repay the notes to be issued pursuant to the Acquisition Agreement as partial consideration for the Off-Price and Action Sports Division. These factors include the failure of the prospective purchaser to meet its business plan, a downturn in its industry or negative economic conditions.

     It is expected that the financial condition of the prospective purchaser of the Off-Price and Action Sports Division will be somewhat leveraged upon consummation of the Off-Price and Action Sports Sale. A deterioration in such purchaser's financial condition and prospects may be accompanied by a deterioration in the collateral securing the notes.

There can be no assurance that Global will be able to find and agree to terms with a purchaser for the Branded Division.

     Despite Global's significant efforts to find a purchaser for the Branded Division, there can be no assurance that Global will be successful in finding such a purchaser and agreeing to terms with that purchaser. Global's inability to find a purchaser for the Branded Division, and to eventually consummate the Branded Sale, would prohibit management from focusing exclusively on its new e-Commerce business and could have a material adverse effect on Global's business, results of operations and financial condition.

Global shareholders are not entitled to appraisal rights in connection with the Off-Price and Action Sports Sale or the Branded Sale.

     Under Delaware law, Global shareholders are not entitled to appraisal rights for their shares of the Global capital stock in connection with the transactions contemplated by the sale of the Off-Price and Action Sports Division or the Branded Division, or to any similar rights under Delaware law.

Risks Particular to Global

Global's future success cannot be predicted based upon its limited e-Commerce operating history.

     Although Global commenced operations in 1987, Global did not begin its business of operating the websites of sporting goods retailers until the first quarter of 1999 and will not begin generating revenues from its e-Commerce business until the fourth quarter of 1999. The limited amount of Global's e-Commerce business operations makes it difficult to predict whether Global will be successful. Thus, Global's chances of financial and operational success should be evaluated in light of the risks, uncertainties, expenses, delays and difficulties associated with operating a business in a relatively new and unproven market, many of which may be beyond Global's control. Global's failure to address these risks could have a material adverse effect on its business, results of operations and financial condition.

Global's operating results are difficult to predict and if Global fails to meet the expectations of public market analysts and investors, the market price of its Common Stock may decline significantly.

     Global's annual and quarterly operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of its control. Because its operating results may be volatile and difficult to predict, quarter-to-quarter comparisons of its operating results may not be a good indication of its future performance. It is likely that in some future quarter Global's operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of Global's Common Stock may decline significantly. Factors that may harm Global's business or cause its operating results to fluctuate include the following:

     . the inability to obtain new customers at a reasonable cost, retain existing customers, or encourage repeat purchases;
     . decreases in the number of visitors to the websites operated by Global or the inability to convert such visitors into customers;
     . the mix of sporting goods, apparel, footwear and other products sold by Global;
     . the inability to adequately maintain, upgrade and develop Global's websites, the systems used to process customers' orders and payments or its computer network;
     . the ability of Global's competitors to offer new or enhanced websites, services or products;
     .    price competition;

     . fluctuations in the amount of consumer spending on sporting goods and related products, which tend to be discretionary spending items;
     .    increases in the cost of internet or other advertising;
     . the amount and timing of operating costs and capital expenditures relating to expansion of Global's operations;
     . unexpected increases in shipping costs or delivery times, particularly during the holiday season;
     .    technical difficulties, system downtime or internet slowdowns;
     .    development of relationships with strategic business partners.
     .    seasonality;
     .    the inability to manage inventory levels or control inventory theft;
     .    the inability to manage distribution operations;
     .    an increase in the level of Global's product returns;
     .    government regulations related to use of the internet for commerce;
          and
     . economic conditions specific to the internet and the e-Commerce industry.

Capacity constraints or systems failures could materially and adversely affect Global's business.

     Any system failure, including network, software or hardware failure, that causes interruption of Global's websites could result in decreased usage of such websites. If these failures are sustained or repeated, they could reduce the attractiveness of Global's websites to customers, vendors and advertisers. Global's operations are dependent in part upon its ability to protect its operating systems against:

     .    physical damage from acts of God;
     .    power loss;
     .    telecommunications failures;
     .    physical and electronic break-ins;
     .    computer viruses; and
     .    similar events.

     The occurrence of any of these events could result in interruptions, delays or cessations in service to users of Global's websites, which could have a material adverse effect on Global's business, results of operations and financial condition.

Global may be unable to protect its proprietary technology.

     Global's success depends to a significant degree upon the protection of its software and other proprietary intellectual property rights. Global may be unable to deter misappropriation of its proprietary information, detect unauthorized use and take appropriate steps to enforce its intellectual property rights. Global's competitors could, without violating its proprietary rights, develop technologies that are as good as or better than Global's technology.

Global must develop and maintain relationships with its distributors and manufacturers to obtain sufficient quantities of quality merchandise on acceptable commercial terms or its sales and profitability could suffer.

     Because Global will rely primarily on product manufacturers and third-party distributors to stock the products it offers on its websites, Global's business would be seriously harmed if it was unable to develop and maintain relationships with suppliers that allow it to obtain sufficient quantities of quality merchandise on acceptable terms. Global does not have written contracts with certain of its suppliers. These suppliers may not continue to sell products to Global on current terms or at all, and Global may not be able to establish new supply relationships to ensure delivery of merchandise in a timely and efficient manner or on acceptable terms. If Global cannot supply its products to consumers at acceptable prices, it may lose sales and market share as consumers make purchases elsewhere.

High merchandise returns could adversely affect Global's financial condition and results of operations.

     Global's policy for allowing its customers to return products will be consistent with the policies of each of the retailers for which Global sells products. If merchandise returns are significant, Global's financial condition and results of operations could be adversely affected.

Global will rely substantially on its relationships with online services, search engines and directories to drive traffic to its websites. If Global is unable to develop these relationships, it will be difficult for Global to achieve profitability.

     Global is developing relationships with online services, search engines and directories to provide content and advertising banners that link to its websites. Global will rely on these relationships as significant sources of traffic to its websites and, therefore, new customers. If Global is unable to develop satisfactory relationships with high-traffic websites on acceptable terms, its ability to attract new customers could be harmed. Further, many of the websites with which Global has potential online advertising arrangements may also provide advertising services for other marketers of sporting goods. As a result, these sites may be reluctant to enter into or maintain relationships with Global. Failure to achieve sufficient traffic or generate sufficient revenue from purchases originating from third-party websites would likely reduce Global's profit margins and may result in termination of these types of relationships. Without these relationships, it is unlikely that Global can achieve profitability.

Global may not be able to compete successfully against current and future competitors, which could harm its margins and its business.

     The e-Commerce market is new, rapidly evolving and extremely competitive. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm Global's prospective sales and results of operations. Global will potentially compete with a variety of other companies, including:

     . traditional, store-based, national, regional and local athletic footwear and sporting goods retailers;
     .    major discount retailers;
     .    catalog sporting goods retailers;
     .    online efforts of these traditional retailers;
     . vendors of sporting goods that currently sell some of their products directly online;
     .    online sporting goods retailers such as Fogdog, Inc.;
     . internet portals and online service providers that feature shopping services, such as AOL, Excite@Home, GO Network and Lycos;
     . other online retailers that include sporting goods as part of their product offerings, such as Onsale and Buy.com; and
     . physical and online stores of entertainment entities that sell sporting goods and fan memorabilia, such as ESPN.com and CBS Sportsline.

     There are no assurances that Global will be able to be competitive against such potential competitors.

Global's success is tied to the success of the retailers whose products it will be selling.

     Global's future success is substantially dependent upon the success of the retailers whose products it will be selling on its websites. The failure of the retailers for whom Global will be operating internet businesses to remain successful and Global's inability to replace such retailers, would have a negative impact on Global's business.

If Global experiences problems in its distribution operations, it could lose customers.

     Global will rely upon third-party carriers for product shipments, including shipments to and from its distribution facilities. Global will therefore be subject to the risks, including employee strikes and inclement weather, associated with such carriers' ability to provide delivery services to meet its shipping needs. In addition, failure to deliver products to its customers in a timely manner would damage Global's business.

Global may be subject to product liability claims that could be costly and time consuming.

     Global will sell products manufactured by third parties, some of which may be defective. If any product that Global sells were to cause physical injury or injury to property, the injured party or parties could bring claims against Global as the retailer of the product. Global's insurance coverage may not be adequate to cover every claim that could be asserted. If a successful claim were brought against Global in excess of its insurance coverage, it could harm Global's business. Even unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on Global's business.

Global may be liable if third parties misappropriate its customers' personal information.

     If third parties are able to penetrate Global's network security or otherwise misappropriate its customers' personal information or credit card information, Global could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. In addition, the Federal Trade Commission and state agencies have been investigating various internet companies regarding their use of personal information. Global could incur additional expenses if new regulations regarding the use of personal information are introduced or if Global's privacy practices are investigated.

Sporting goods and apparel are subject to changing consumer preferences. If Global fails to anticipate these changes, it will experience lower sales, higher inventory markdowns and lower margins.

     Global's success depends upon its ability to anticipate and respond to trends in sporting goods merchandise and consumers' participation in sports. Consumers' tastes in apparel and sporting goods equipment are subject to frequent and significant changes, due in part to manufacturers' efforts to incorporate advanced technologies into some types of sporting goods. In addition, the level of consumer interest in a given sport can fluctuate dramatically. If Global fails to identify and respond to changes in sporting goods merchandising and recreational sports participation, its sales could suffer and it could be required to mark down unsold inventory. This would depress Global's profit margins. In addition, any failure to keep pace with changes in consumers' recreational sports habits could allow Global's competitors to gain market share.

Global's success is dependent upon certain key personnel.

     Global's success depends to a significant degree upon the contribution of its executive officers and other key personnel, including Michael G. Rubin, Chief Executive Officer, Michael Golden, Executive Vice President of Global Sports Interactive, Robert Liewald, Executive Vice President, Merchandising, Arthur H. Miller, Esq., Executive Vice President and General Counsel, Michael Conn, Senior Vice President, Strategic Development, and Steven A. Wolf, Chief Financial Officer. All of these executive officers have employment agreements with Global. However, Global cannot be sure that it will be able to retain its managerial and other key personnel or attract additional managerial and other key personnel if required.

Global is controlled by certain principal shareholders.

     As of [October 15], 1999, Michael G. Rubin beneficially owned 43.6% and SOFTBANK America Inc. "SOFTBANK") beneficially owned 33.3% of the outstanding Common Stock of Global. As a result, Mr. Rubin and SOFTBANK are in a position to exercise control over most matters requiring shareholder approval, including the election or removal of directors and approval of significant corporate transactions, and the ability generally to direct Global's affairs. This concentration of ownership may have the effect of delaying or preventing a change in control of

Global, including transactions where shareholders might otherwise receive a premium over current market prices for their shares.

Global has never paid dividends.

     Global has never paid cash dividends on its Common Stock and does not anticipate that any cash dividends will be declared or paid in the foreseeable future. In addition, Global's credit facility with its bank prohibits the payment of dividends on its Common Stock.

There are certain risks relating to Global's Year 2000 compliance.

     Many existing computer software programs and operating systems were designed such that the year 1999 is the maximum date that many computer systems will be able to process. Global is addressing the potential problems posed by this limitation in its systems software to assure that it is prepared for the Year 2000. Global also continues to seek verification from third parties with which it conducts material business that they will be Year 2000 compliant. If Global or such third parties do not complete the modifications and conversions necessary to deal with Year 2000 on a timely basis, there may be a material adverse effect on Global's results of operations.

Issuance of Preferred Stock and Common Stock; Anti-Takeover Provisions.

     Pursuant to its Amended and Restated Certificate of Incorporation, Global has an authorized class of 1,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock") which the Board of Directors may issue with terms, rights, preferences and designations as the Board may determine and without any vote of the shareholders, unless otherwise required by law. Issuing the Preferred Stock, depending upon the rights, preferences and designations set by the Board, may delay, deter or prevent a change in control of Global. Issuing additional shares of Common Stock could result in dilution of the voting power of the current holders of Global's Common Stock. In addition, certain "anti-takeover" provisions of Delaware law among other things, may restrict the ability of the shareholders to approve a merger or business combination or obtain control of Global.

There are limitation on the liabilities of Global's directors.

     Pursuant to its Amended and Restated Certificate of Incorporation and under Delaware law, Global's directors are not liable to Global or its shareholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

Risks Typical of the Internet Industry

Global's success is tied to the continued growth in the use of the internet and the adequacy of the internet infrastructure.

     Global's future success is substantially dependent upon continued growth in the use of the internet. The number of users and advertisers on the internet may not increase and commerce over the internet may not become more accepted and widespread for a number of reasons, including:

     . actual or perceived lack of security of information, including credit card numbers;
     .    lack of access and ease of use;
     .    congestion of traffic on the internet;
     . inconsistent quality of service and lack of availability of cost-effective, high speed service;
     . possible disruptions due to Year 2000 difficulties, computer viruses or other damage to the internet servers or to users' computers;
     .    excessive governmental regulation;
     .    uncertainty regarding intellectual property ownership; and
     .    lack of high-speed modems and other communications equipment.

     Published reports have also indicated that growth in the use of the internet has resulted in users experiencing delays, transmission errors and other difficulties. As currently configured, the internet may not support an increase in the number or requirements of Global's users. In addition, there have been outages and delays on the internet as a result of damage to the current infrastructure. The amount of traffic on the websites operated by Global could be materially affected if there are outages or delays in the future. The use of the internet may also decline if there are delays in the development or adoption of modifications by third parties that are required to support increased levels of activity on the internet. If none of the foregoing changes occur, or if the internet does not become a viable commercial medium, Global's business, results of operations and financial condition could be materially adversely affected. In addition, even if those changes occur, Global may be required to spend significant amounts to adapt its operations to any new or emerging technologies relating to the internet.

The technology of the internet is changing rapidly and could render Global's websites obsolete.

     The technology of the internet and e-Commerce is evolving rapidly for many reasons, including:

     .    customers frequently change their requirements and preferences;
     .    competitors frequently introduce new products and services; and
     . industry associations and others create new industry standards and practices.

     These changes could render Global's websites obsolete. Global's ability to attract customers could be seriously impaired if it does not accomplish the following tasks:

     .    continually enhance and improve its websites;
     . identify, select and obtain leading technologies useful in its business; and
     . respond to technological advances and emerging industry standards in a cost-effective manner and on a timely basis.

Customers may be unwilling to use the internet to purchase goods.

     Global's long-term future depends heavily upon the general public's willingness to use the internet as a means to purchase goods. The failure of the internet to develop into an effective commercial tool would seriously damage Global's future operations. E-Commerce is a new concept, and large numbers of customers may never begin or continue to use the internet to purchase goods.
The demand for and acceptance of products sold over the internet are highly uncertain, and few e-Commerce businesses have more than a short track record.
If consumers are unwilling to use the internet to conduct business, Global's business may not develop profitably. The internet may not succeed as a medium of commerce because of delays in developing elements of the needed internet infrastructure, such as a reliable network, high-speed modems, high-speed communication lines and other enabling technologies.

The security risks of e-Commerce may discourage customers from purchasing goods from Global.

     In order for the e-Commerce market to develop successfully, Global and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any such breach could cause customers to lose confidence in the security of Global's websites and choose not to purchase from those websites. If someone is able to circumvent Global's security measures, he or she could destroy or steal valuable information or disrupt the operation of Global's websites. Concerns about the security and privacy of transactions over the internet could inhibit the growth of the internet and e-Commerce. Global's security measures may not effectively prohibit others from obtaining improper access to the information on Global's websites. Any security breach could expose Global to risks of loss, litigation and liability and could seriously disrupt our operations.

Global's business is subject to U.S. and foreign government regulation of the internet and taxation.

     Congress and various state and local governments have recently passed legislation that regulates various aspects of the internet, including online content, copyright infringement, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. In addition, federal, state, local and foreign governmental organizations are also considering legislative and regulatory proposals that would regulate the internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. A number of proposals have been made at the state and local level that would impose taxes on the sale of goods and services through the internet. Such proposals, if adopted, could substantially impair the growth of e-Commerce and could adversely affect Global's future results of operation and financial condition.

     In addition, U.S. and foreign laws regulate Global's ability to use customer information and to develop, buy and sell mailing lists. New restrictions in this area could limit Global's ability to operate as planned and result in significant compliance costs.

Regulations imposed by the Federal Trade Commission may adversely affect the growth of Global's internet business or its marketing efforts.

     The Federal Trade Commission has proposed regulations regarding the collection and use of personal identifying information obtained from individuals when accessing websites, with particular emphasis on access by minors. These regulations may include requirements that Global establish procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of information and provide users with the ability to access, correct and delete personal information stored by Global. These regulations may also include enforcement and remedial provisions. Even in the absence of those regulations, the Federal Trade Commission has begun investigations into the privacy practices of other companies that collect information on the internet. One investigation resulted in a consent decree under which an internet company agreed to establish programs to implement the principles noted above. Global could become a party to a similar investigation or enforcement proceeding, or the Federal Trade Commission's regulatory and enforcement efforts may harm Global's ability to collect demographic and personal information from users, which could be costly or adversely affect Global's marketing efforts.

                            SELECTED FINANCIAL DATA

     As a result of reverse purchase accounting applied in the Reorganization, as defined below (see "Business--History"), the following Selected Financial Data for the year ended December 31, 1998 and six months ended June 30, 1999 and 1998 are derived from the consolidated financial statements of the Company, which include RYKA for periods subsequent to December 15, 1997, the Reorganization date, and the Selected Financial Data for the four years ended December 31, 1997 are derived from the combined financial statements of the KPR Companies, all of which have been audited.

     On April 20, 1999, the Company formalized a plan to sell two of its businesses, the Branded Division and the Off-Price and Action Sports Division, in order to focus exclusively on its e-Commerce business. The Branded division designs and markets the RYKA and Yukon footwear brands. The Off-Price and Action Sports Division is a third-party distributor and make-to-order marketer of off-price footwear, apparel and sporting goods. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from that of continuing operations and are presented in the Company's consolidated financial statements as discontinued operations. Prior year financial statements have been reclassified to reflect discontinued operations.

     This table should be read in conjunction with the Company's Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                       Year Ended December 31,                         Six Months Ended June 30,
                                 ------------------------------------------------------------------    -------------------------
                                    1998          1997          1996          1995          1994          1999          1998
                                 ----------    ----------    ----------    ----------    ----------    ----------    -----------
STATEMENT OF OPERATIONS DATA:
Costs and expenses:
   General and administrative   $ 3,452,914   $ 2,389,223   $ 2,852,623   $ 5,644,090   $ 2,863,564   $ 1,122,553    $ 1,368,363
   Equity compensation                    -             -             -             -             -     1,653,866              -
   Web-site development                   -             -             -             -             -     2,618,933              -
   Interest                       2,366,935     2,013,028     1,152,473       795,849       198,132       156,843        118,411
                               ------------    ----------    ----------    ----------    ----------    ----------   ------------
Loss before income taxes         (5,819,849)   (4,402,251)   (4,005,096)   (6,439,939)   (3,061,696)   (5,552,195)    (1,486,774)
Benefit from income taxes        (1,978,749)            -             -             -             -    (2,220,878)      (594,710)
                               ------------    ----------    ----------    ----------    ----------    ----------   ------------
Loss from continuing
 operations                      (3,841,100)   (4,402,251)   (4,005,096)   (6,439,939)   (3,061,696)   (3,331,317)      (892,064)
Income from discontinued
 operations                       9,742,663       246,956     3,260,783     6,464,749     3,415,960       586,101      3,245,555
Loss on disposition of
 discontinued operations                  -             -             -             -             -    (3,259,503)             -
                               ------------    ----------    ----------    ----------    ----------    ----------   ------------
Net income (loss)               $ 5,901,563   $(4,155,295)  $  (744,313)  $    24,810   $   354,264   $(6,004,719)   $ 2,353,491
                               ============   ===========    ==========    ==========    ==========   ===========    ===========
Basic earnings (losses)
per common share/(1) /:
   Loss from continuing
    operations                  $      (.34)  $     (1.47)  $     (1.56)  $     (3.75)  $     (2.53)  $      (.28)   $      (.08)
   Income from discontinued
    operations                          .86           .08          1.27          3.76          2.82           .05            .30
   Loss on disposition of
    discontinued operations               -             -             -             -             -          (.27)             -
                               ------------    ----------    ----------    ----------    ----------    ----------   ------------
    Net income (loss)           $       .52   $     (1.39)  $      (.29)  $       .01           .29   $      (.50)   $       .22
                               ============   ===========    ==========    ==========    ==========   ===========    ===========

Diluted earnings (losses)
per common share/(1)/:
   Loss from continuing
    operations                  $      (.34)  $     (1.47)  $     (1.56)  $     (3.75)  $     (2.53)  $      (.28)   $      (.08)
   Income from discontinued
    operations                          .86           .08          1.27          3.76          2.82           .05            .29
   Loss on disposition of
    discontinued operations               -             -             -             -             -          (.27)             -
                               ------------    ----------    ----------    ----------    ----------    ----------   ------------
   Net income (loss)            $       .52   $     (1.39)  $      (.29)  $       .01   $       .29   $      (.50)   $       .21
                               ============   ===========    ==========    ==========    ==========   ===========    ===========
Weighted average common
shares outstanding/(1)/
  Basic                          11,378,918     2,996,027     2,568,431     1,717,033     1,210,504    12,073,780     10,824,533
                               ============   ===========    ==========    ==========    ==========   ===========    ===========
  Diluted                        11,378,918     2,996,027     2,568,431     1,717,033     1,210,504    12,073,780     11,057,701
                               ============   ===========    ==========    ==========    ==========   ===========    ===========
Number of common shares
 outstanding/(1)/                11,925,378    10,418,111     2,831,766     2,306,766     1,323,716    12,182,611     11,918,711
                               ============   ===========    ==========    ==========    ==========   ===========    ===========
BALANCE SHEET DATA:
Net assets of discontinued
 operations                     $38,718,921   $24,128,879   $11,797,458   $12,673,048    $3,167,061   $37,594,624    $31,555,171

Total assets                     42,643,654    28,043,089    16,434,931    15,030,008     5,182,722    47,231,519     35,495,117

Total long-term debt             20,993,421    20,975,479     5,905,225     5,000,725     2,415,955     2,113,551     17,339,009

Net working capital              32,436,663    19,747,778     2,021,552     2,838,705     1,200,094    24,781,955     25,119,354

Stockholders' equity
 (deficiency)                    14,685,482     2,157,349      (552,133)       92,787       748,220    12,168,310     10,979,701


(1) All share and per share amounts give effect to the December 15, 1997 1-for-20 reverse stock split as if it had occurred for all periods presented.

           PROPOSAL 1 - APPROVAL OF OFF-PRICE AND ACTION SPORTS SALE

General

     As a result of the Company's decision to focus exclusively on its e-Commerce business, the Company began preliminary discussions in early April,1999 with BT Alex. Brown Incorporated (the successor to the investment banking and client advisory businesses of BT Alex. Brown Incorporated is Deutsche Bank Securities Inc. ("Deutsche Bank")). On April 17, 1999, the Company's Board of Directors consented to engaging Deutsche Bank to (i) familiarize itself with the Company's operations, properties and financial condition and (ii) assist the Company in identifying and evaluating prospective purchasers of the Off-Price and Action Sports Division.

     Between April 20, 1999 and June 20, 1999 the Company worked with Deutsche Bank to prepare an offering memorandum for the sale of the Off-Price and Action Sports Division. Twenty-two parties were contacted regarding their interest in acquiring the Off-Price and Action Sports Division. The offering memorandum was circulated to 12 prospective purchasers between June 21, 1999 and July 15, 1999. All prospective purchasers were required to execute confidentiality agreements prior to receiving a copy of the offering memorandum.

     Based upon the information contained in the offering memorandum, the Company received one proposal for the Off-Price and Action Sports Division. The proposal was submitted by a management group led by James J. Salter and Kenneth
J. Finkelstein. Mr. Salter is currently the Chief Executive Officer of the Off-Price and Action Sports Division while Mr. Finkelstein is the President and Chief Financial Officer of the Off-Price and Action Sports Division. The Company acquired the capital stock of the Gen-X Companies, through which the Company operates the Off-Price and Action Sports Division, from substantially the same management group led by Messrs. Salter and Finkelstein in May, 1998.

Approval by Board of Directors

     The Company and Messrs. Salter and Finkelstein negotiated the specific terms of the Acquisition Agreement from ________, 1999 to September 15, 1999.

     On September 15, 1999, the Company and Messrs. Salter and Finkelstein preliminarily agreed to the terms and conditions of the purchase and sale of the Off-Price and Action Sports Division, subject to certain customary closing conditions, approval by the Company's Board of Directors, approval by the Company's shareholders and a review of the prospective purchaser's restructuring documents. The prospective purchaser contemplated a restructuring which was to occur immediately prior to and immediately following the consummation of the Off-Price and Action Sports Sale, however, the documents necessary to effectuate the restructuring had not yet been provided to the Company or its legal counsel for review.

     On September 16, 1999, the Company held a meeting of its Board of Directors. In attendance at the meeting in person or via telephone were all of the members of the Company's Board of Directors, representatives of Deutsche Bank, the Company's legal counsel, the Company's Chief Financial Officer and Senior Vice President of Strategic Development. It was resolved by the Board at this meeting that approval of the Off-Price and Action Sports Sale to the company controlled by Messrs. Salter and Finkelstein would be reserved until such time as the Company and its legal counsel were provided with and were able to review the proposed restructuring documents of the prospective purchaser.

     The Company and its legal counsel were provided with copies of the restructuring documents on September 20, 1999. Between September 20, 1999 and September 23, 1999, the Company and its legal counsel reviewed and negotiated the restructuring documents of the prospective purchaser.

     On September 24, 1999, the Company held a meeting of its Board of Directors. In attendance at the meeting in person or via telephone were all of the members of the Company's Board of Directors other than Jeffrey Rayport, representatives of Deutsche Bank, the Company's legal counsel, the Company's Chief Financial Officer and Senior Vice President of Strategic Development. After a review of the legal issues by the Company's legal counsel, a financial review of the Off-Price and Action Sports Sale by a representative of Deutsche Bank and a discussion regarding the issuance of a fairness opinion by Deutsche Bank, the Board of Directors approved the sale of the Off-Price and Action Sports Division to the company controlled by Messrs Salter and Finkelstein.

     The Acquisition Agreement was executed on September 24, 1999, subject to customary closing conditions, including approval by the Company's shareholders and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

Opinion of Deutsche Bank Securities Inc., Financial Advisor to Global Sports,
Inc.

     Deutsche Bank has acted as financial advisor to Global in connection with the proposed sale of its Off-Price and Action Sports Division which the Company operates through the Gen-X Companies, pursuant to the Acquisition Agreement between (i) Global and (ii) Gen-X Acquisition (U.S.) Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc. James J. Salter and Kenneth J. Finkelstein (collectively, the "Buyer"), which provides for, among other things, the acquisition of the Off-Price and Action Sports Division by the Buyer. At the September 24, 1999 meeting of the Global Board of Directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Global Board of Directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the consideration to be received by Global for the Off-Price and Action Sports Division in connection with the Off-Price and Action Sports Sale is fair, from a financial point of view, to Global.

     The full text of Deutsche Bank's written opinion, dated September 24, 1999 (the "Deutsche Bank Opinion"), which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Global stockholders are urged to read the Deutsche Bank Opinion in its entirety. The summary of the Deutsche Bank Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Deutsche Bank Opinion.

     In connection with Deutsche Bank's role as financial advisor to Global, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial information and other information concerning the Off-Price and Action Sports Division and certain internal analyses and other information furnished to it by the Off-Price and Action Sports Division and Global. Deutsche Bank also held discussions with the members of the senior management of the Off-Price and Action Sports Division and Global regarding the businesses and prospects of the Off-Price and Action Sports
Division.   In addition, Deutsche Bank has (i) reviewed the actual and 1999 forecasted financial performance of the Off-Price and Action Sports Division,
(ii) reviewed the financial terms of certain recent acquisitions which it deemed comparable in whole or in part, (iii) reviewed the terms of the Acquisition Agreement and certain related documents and (iv) performed such other studies and analyses and considered such other factors as it deemed appropriate. Deutsche Bank found no publicly-traded companies that are comparable to the Off-Price and Action Sports Division. Accordingly, Deutsche Bank was unable to value the Off-Price and Action Sports Division based upon comparable market valuations. In addition, based upon the nature of the Off-Price and Action Sports Division's business, management of the Off-Price and Action Sports Division and Global believe it is impractical to produce financial projections beyond the current fiscal year; consequently, Deutsche Bank was unable to perform a discounted cash flow valuation analysis or leveraged buyout valuation analysis.

     Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Off-Price and Action Sports Division, including, without limitation, any financial information or forecasts considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of the Off-Price and Action Sports Division. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Off-Price and Action Sports Division and Global as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of the date of such opinion.

     For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of the Off-Price and Action Sports Division, Global and the Buyer contained in the Acquisition Agreement are true and correct and that Global and the Buyer will each perform all of the covenants and agreements to be performed by it under the Purchase Agreement and all conditions to the obligations of each of Global and the Buyer to consummate the Off-Price and Action Sports Sale will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Off-Price and Action Sports Sale will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which Global is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Global.

     Set forth below is a brief summary of certain financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the Global Board of Directors at its meeting on September 24, 1999.

     Discussion of the Total Aggregate Consideration for the Off-Price and Action Sports Division.

     Deutsche Bank reviewed the proposed form and terms of financial consideration to Global by the Buyer for the Off-Price and Action Sports Division and based on Deutsche Bank's analysis, valued the proposed total aggregate consideration at $44.4 million. The total aggregate consideration is comprised of the following: (i) $11.5 million in current assets of the business to be retained by Global ($10.5 million in insured accounts receivable and $1.0 million in cash); (iii) $6.0 million in cash; (iv) $10.0 million in seller notes (the "Notes") (discounted value of $8.6 million); (v) $4.0 million in the assumption of Global's contingent consideration liability (discounted value of $3.2 million); (vi) $2.9 million in the assumption of long-term debt and (vii) $12.1 million of the assumption of short-term debt. The $10.0 million in Notes is to be secured by a second lien on substantially all of the assets of the operating subsidiaries of the Buyer. Based upon prevailing interest rates and the creditworthiness of the Buyer, Deutsche Bank priced the Notes to yield 10%. The $4.0 million face value of contingent consideration liability to be assumed by the Buyer has been discounted at 11%.

     Analysis of Selected Precedent Transactions.

     Deutsche Bank reviewed the financial terms, to the extent publicly available, of five pending or completed merger and acquisition transactions since January 1994 involving companies in the off-price distribution industry and action sports industry (the "Selected Transactions"). Deutsche Bank calculated various financial multiples based on the Transaction Value (the market value of the equity plus net debt and preferred securities) and certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the Transaction. The transactions reviewed were: the August 8, 1994 purchase of C.A.S. Sports International by Ride, Inc.; the October 11, 1996 purchase of C.A.S. Sports International, Inc. by Gen-X Corporation; the May 18, 1999 purchase of Gen-X Companies by Global Sports, Inc.; the March 26, 1999 purchase of Morrow Snowboards, Inc. by K2 Inc.; and the pending purchase of Ride Inc. by K2 Inc. Deutsche Bank calculated that the multiple of Transaction Value to trailing twelve months revenues was 0.6x for the Off-Price and Action Sports Sale compared to a range of 0.1x to

0.6x, with a mean of 0.3x, for the Selected Transactions; the multiple of Transaction Value to trailing twelve months EBITDA (earnings before interest, taxes, depreciation and amortization) was 5.4x for the Off-Price and Action Sports Sale compared to a range of 1.6x to 5.4x, with a mean of 4.1x, for the Selected Transactions; the multiple of Transaction Value to trailing twelve months EBIT (earnings before interest and taxes) was 6.1x for the Off-Price and Action Sports Sale compared to a range of 1.9x to 5.9x, with a mean of 4.4x, for the Selected Transactions. Deutsche Bank further calculated that the multiple of Equity Value to Book Value was 1.7x for the Off-Price and Action Sports Sale compared to a range of 0.9x to 3.3x, with a mean of 1.8x, for the Selected Transactions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the five-year period during which the Selected Transactions occurred.

     In addition to the above analyses, Deutsche Bank considered the following additional material factors in rendering its opinion to the Global Board of Directors. First, the Off-Price and Action Sports Division missed its original budget for the second quarter of 1999 by a substantial margin, generating losses at both the EBIT and EBITDA levels and revised projected financial results substantially downward for the third and fourth quarters of 1999. These factors, in turn, increased concerns potential buyers expressed during the marketing process about the future financial performance of the business without Mr. Rubin's participation. Second, the significant contribution Mr. Rubin, Chairman and CEO of Global, made to the Off-Price and Action Sports Division. Mr. Rubin played an integral role in the management of the Off-Price and Action Sports Division until May 1999 when Global announced a change in strategic focus. Thereafter, Mr. Rubin focused on the e-commerce initiative and assumed a diminished role in the management of Global's non-internet businesses. Deutsche Bank partially attributed the significant decline in the financial performance of the Off-Price and Action Sports Division to Mr. Rubin's reduced involvement. Third, management is the primary asset of the off-price sporting goods business. Due to the importance of the industry relationships that existing management has developed, the the current management team is integral to the value of the Off-Price and Action Sports Division. Furthermore, unlike integrated off-price retailers, close-out distribution businesses have no captive retail distribution through which they can sell off-price goods, no franchise value, no infrastructure and no name recognition.

     The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to Global Board of Directors, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion.

     In conducting its analyses and arriving at its opinion, Deutsche Bank utilized generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling

Deutsche Bank to provide its opinion to the Global Board of Directors as to the fairness of the consideration to Global for the Off-Price and Action Sports Sale and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by the management of the Off-Price and Action Sports Division and Global with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Off-Price and Action Sports Division's and Global's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Off-Price and Action Sports Division and Global, neither Global nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The terms of the Off-Price and Action Sports Sale were determined through negotiations between Global and the Buyer and were approved by the Global Board of Directors. Although Deutsche Bank provided advice to Global during the course of these negotiations, the decision to enter into the Off-Price and Action Sports Sale was solely that of the Global Board of Directors. As described above, the opinion and presentation of Deutsche Bank to the Global Board of Directors were only one of a number of factors taken into consideration by the Global Board of Directors in making its determination to approve the Off-Price and Action Sports Sale. Deutsche Bank's opinion was provided to the Global Board of Directors to assist it in connection with its consideration of the sale of the Off-Price and Action Sports Division and does not constitute a recommendation to any holder of Global Common Stock as to how to vote with respect to the sale of the Off-Price and Action Sports Division.

     Global selected Deutsche Bank as financial advisor in connection with the sale of the Off-Price and Action Sports Division based on Deutsche Bank's qualifications, expertise, reputation and experience in retailing and mergers and acquisitions. Global has retained BT Alex. Brown Incorporated pursuant to a letter agreement dated April 20, 1999 (the "Engagement Letter"). Deutsche Bank is the successor to the investment banking and client advisory businesses of BT Alex. Brown and has assumed BT Alex. Brown's rights and responsibilities under the Engagement Letter. As compensation for Deutsche Bank's services in connection with the Off-Price and Action Sports Sale, Global has paid Deutsche Bank a cash fee of $225,000 and has agreed to pay an additional cash fee of $663,000 if the Off-Price and Action Sports Sale is consummated. Regardless of whether the Off-Price and Action Sports Sale is consummated, Global has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank's counsel and all of Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with the Off-Price and Action Sports Sale or otherwise arising out of the retention of Deutsche Bank under the Engagement Letter. Global has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the sale of the Off-Price and Action Sports Division.

     Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Global or its affiliates for which it has received compensation, including representing Global as exclusive sale agent in its divestiture of its branded footwear business. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Global for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Terms of the Acquisition Agreement

     The following is a summary of the material provisions of the Acquisition Agreement dated September 24, 1999 between Global, Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc., James J. Salter and Kenneth J. Finkelstein. A copy of the Acquisition Agreement is attached as Appendix A to this Proxy Statement. The Acquisition Agreement is incorporated into this Proxy Statement by reference and should be read carefully.

     General.

     The Acquisition Agreement provides for the sale by Global to Gen-X Acquisition (U.S.), Inc. of all of the issued and outstanding shares of capital stock of Gen-X Holdings and the sale by Global to Gen-X Acquisition (Canada), Inc. of all of the issued and outstanding shares of capital stock of Gen-X Equipment. Gen-X Acquisition (U.S.), Inc. and Gen-X Acquisition (Canada), Inc. are referred to herein collectively as "Acquirors". The Off-Price and Action Sports Sale will be consummated only if the Acquisition Agreement is approved and adopted by the affirmative vote of a majority of the shares of Global Common Stock present or represented by proxy at the Special Meeting. If approved, the closing of the Off-Price and Action Sports Sale will take place shortly after the Special Meeting. There can be no assurance, however, that the conditions to the closing will be satisfied by that time, or at all, or that the Acquisition Agreement will not be terminated. See "--Conditions to Closing."

     Purchase Price

     Subject to certain adjustments, the purchase price for the capital stock of Gen-X Holdings consists of the following: (i) a cash payment in the amount of $6,040,000; (ii) a promissory note in the principal amount of $5,000,000; and
(iii) the assumption of certain notes, payable by Global to Gen-X Holdings, in the aggregate principal amount of $3,960,000, together with all accrued and unpaid interest thereon. The purchase price for the capital stock of Gen-X Equipment consists of a promissory note in the principal amount of $5,000,000.

     Subject to certain prepayment provisions, the principal balance of each of the notes to be delivered to Global as part of the purchase price for the capital stock of the Gen-X Companies (the "Notes") shall be payable in equal consecutive quarterly installments commencing January 1, 2000 and ending April 1, 2007. Interest shall accrue on the Notes at the rate of 5% per annum for the initial five years and at the rate of 7% per annum thereafter. Upon the occurrence of an event of default, interest shall accrue on the Notes at the rate of 12% per annum.

     Related Agreements.

     In connection with the Acquisition Agreement, Global has agreed to enter into the following related agreements, each effective as of the closing of the Off-Price and Action Sports Sale: (i) a Shared Facilities Agreement, (ii) a Right of First Offer Agreement and (iii) a Non-Competition Agreement.

     Under the Shared Facilities Agreement, Global and Gen-X Equipment shall provide to each other office space and certain office services, without charge, for a limited period of time following the closing of the Off-Price and Action Sports Sale. The Right of First Offer Agreement provides that Global shall, for a period of five years, use commercially reasonable efforts to first offer to Gen-X Equipment future sales of closeout inventory, provided that the manufacturer, vendor or retailer of such inventory consents to such sale.

     Under the Noncompetition Agreement, Global and Michael G. Rubin shall not compete, for a period of five years following the closing of the Off-Price and Action Sports Sale, in the action sports and off-price sporting goods business, as currently conducted by the Gen-X Companies. Global will not be prohibited or restricted under the Noncompetition Agreement from conducting its e-Commerce business. The Noncompetition Agreement may be terminated prior to the end of its five year term upon the occurrence of certain defaults or breaches, and failure to cure, by the parties to the Acquisition Agreement.

     In addition, Global and the other parties to the Acquisition Agreement have agreed to enter into agreements to terminate, as of the closing of the Off-Price and Action Sports Sale, the employment agreements of Messrs. Salter and Finkelstein and the noncompetition agreement entered into by Merssrs Salter and Finkelstein and DMJ Financial in connection with the original purchase by Global of the Gen-X Companies in May, 1998.

     In order to secure the obligations to Global under the Notes, the affiliates of the Acquirors have agreed to execute and deliver to Global guarantees, security agreements, pledge agreements and trademark security agreements.

     Representations and Warranties

     The Acquisition Agreement contains various representations and warranties made by Global related to, among other things: (i) the due organization, valid existence and power of the Gen-X Companies, (ii) the capitalization and ownership of the Gen-X Companies, (iii) the authorization, execution, delivery, enforceable and performance of the Acquisition Agreement and related agreements by Global, (iv) conflicts under Global's charter or bylaws or violations of agreements or applicable laws or judgments, (v) representations as to the absence of proceedings and judgments and (vi) representations as to brokerage fees.

     The Acquisition Agreement also contains various representations and warranties made by the Acquirors, DMJ Financial and Messrs. Salter and Finkelstein related to, among other things: (i) the due organization, valid existence and power of the Acquirors and DMJ Financial, (ii) the authorization, execution, delivery, enforceable and performance of the Acquisition Agreement and related agreements by the Acquirors, DMJ Financial and Messrs. Salter and Finkelstein, (iii) representations as to the absence of any business activities, operations or obligations of the Acquirors prior to closing of the Off-Price and Action Sports Sale, (iv) representations as to the absence of proceedings and judgments, (v) representations as to brokerage fees, (vi) representations as to investment matters, (vii) representations as to the absence of any obligations incurred by DMJ Financial or Messrs. Salter or Finkelstein on behalf of Global or any of its subsidiaries other than the Gen-X Companies and (viii) the non-applicability of the HSR Act and the Competition Act (Canada).

     Conditions to Closing

     Unless otherwise waived, the obligations of Global to be performed at the closing of the Off-Price and Action Sports Sale are subject to the satisfaction of certain conditions, including the following: (i) the representations and warranties of the Acquirors, DMJ Financial and Messrs. Salter and Finkelstein must have been true in all material respects and must be true in all material respects on and as of the date of the closing, (ii) all of the obligations to be satisfied or performed by the Acquirors on or before the closing shall have been substantially satisfied or performed, (iii) any applicable waiting period under the HSR Act must have expired or been terminated, (iv) approval of the Off-Price and Action Sports Sale must have been obtained from the shareholders of Global,
(v) no proceeding, judgment or law may have been instituted, issued or enacted that prohibits the transactions contemplated by the Acquisition Agreement and related agreements and (vi) Global shall have received the written opinion of its financial advisor that the consideration to be received by Global is fair, from a financial point of view, to Global.

     Unless otherwise waived, the obligations of the Acquirors to be performed at the closing are subject to the satisfaction of certain conditions, including the following: (i) the representations and warranties of Global must have been true in all material respects and must be true in all material respects on and as of the date of the closing, (ii) all of the obligations to be satisfied or performed by Global on or before the closing shall have been substantially satisfied or performed and (iii) Global must have accelerated or agreed to accelerate the vesting of certain options to purchase shares of Global Common Stock held by certain employees of Global.

     Nondisclosure and Noncompetition Obligations

     In connection with the Off-Price and Action Sports Sale, Global has agreed not to disclose any confidential information about the Gen-X Companies and the Acquirors, DMJ Financial and Messrs. Salter and Finkelstein have agreed not to disclose any confidential information about Global. Until the Acquirors' obligations under the Notes have been satisfied, the Acquirors, DMJ Financial and Messrs. Salter and Finkelstein have agreed not to compete with the Gen-X Companies.

     Indemnification

     Pursuant to the terms of the Acquisition Agreement, Global has agreed to indemnify the Acquirors from and against any damages arising out of or in connection with certain matters, including the following: (i) any misrepresentation, breach or failure of any representation or warranty made by Global in the Acquisition Agreement or any of the related agreements and (ii) any failure or refusal by Global to satisfy or perform any covenant, term, obligation or condition of the Acquisition Agreement or any of the related agreements required to be satisfied or performed by it.

     The Acquirors, DMJ Financial and Messrs. Salter and Finkelstein, jointly and severally, have agreed to indemnify Global from and against any damages arising out of or in connection with certain matters, including the following:
(i) any misrepresentation, breach or failure of any representation or warranty made by the Acquirors, DMJ Financial or Messrs. Salter or Finkelstein in the Acquisition Agreement or any of the related agreements, (ii) any failure or refusal by the Acquirors, DMJ, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of the Acquisition Agreement or any of the related agreements required to be satisfied or performed by them, (iii) any act or omission of the Gen-X Companies or their representatives at any time after the closing and (iv) any claim against Global by Customs Canada.

     Termination

     The Acquisition Agreement may be terminated under any of the following circumstances: (i) upon the mutual written consent of Global and the Acquirors,
(ii) by Global or the Acquirors if the closing does not occur on or before February 28, 2000, (iii) by the Acquirors if it becomes certain that any of the conditions to the closing obligations of the Acquirors, DMJ Financial or Messrs. Salter and Finkelstein cannot be satisfied, (iv) by Global if it becomes certain that any of the conditions to the closing obligations of Global cannot be satisfied, (v) by the Acquirors if Global breaches any of its representations, warranties, covenants or agreements contained in the Acquisition Agreement, (vi) by Global if the Acquirors, DMJ Financial or Messrs. Salter or Finkelstein breach any of their representations, warranties, covenants or agreements contained in the Acquisition Agreement or (vii) by Global if Global receives an offer from a third party to acquire the Gen-X Companies and the board of directors of Global determines, in good faith, that its fiduciary duties require Global to accept such offer.

Absence of Appraisal Rights

     Under Delaware law, the shareholders of the Company are not entitled to appraisal rights for their shares of the Company's capital stock in connection with the transactions contemplated by the Off-Price and Action Sports Sale, or to any similar rights under Delaware law.

Accounting Treatment

     The Off-Price and Action Sports Sale has been reflected on the Company's financial statements as the disposal of a segment of a business within the meaning of Accounting Principles Board Opinion No. 30.

Federal Income Tax Consequences

     The following summary of the federal income tax consequences of the Off-Price and Action Sports Sale by the Company is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Off-Price and Action Sports Sale under applicable foreign, state, local or other laws.

     Excepts as otherwise discussed below, the Company will generally recognize taxable gain on the Off-Price and Action Sports Sale equal to the excess of (i) the amount realized by the Company from each of the sales over (ii) the Company's adjusted tax basis in the capital stock of the Gen-X Companies. The amount realized will equal the sum of money and other consideration received by the Company for the capital stock of the Gen-X Companies plus the amount of the liabilities assumed by the prospective purchaser. It is not anticipated that the transaction will result in any federal income tax consequences to shareholders of the Company.

     As a portion of the consideration to be paid by the purchaser for the Gen-X Companies will be in the form of non-publicly traded debt obligations rather than cash or other property, a portion of the gain, realized by Global will generally be deferred (rather than currently recognized) under the installment method of tax accounting (the "Installment Method"). Specifically, under the Installment Method, a taxpayer generally recognizes as income a proportionate amount of the total gain realized from the sale as principal payments are made over the term of the installment obligation. It should be noted, however, that to the extent that Global holds installment obligations with an aggregate principal amount of more than $5 million at the close of any tax year (as is anticipated), an interest charge will generally be payable by Global for federal income tax purposes on the amount of federal income tax deferred as a result of the use of the Installment Method which is attributable to the portion of such installment obligations that exceed $5 million.

     In addition, assuming the notes are properly characterized as debt instruments for federal income tax purposes, they would be treated as issued with Original Issue Discount ("OID") to the extent that their "stated redemption prices at maturity" exceeds their issue price. An instrument's stated redemption price at maturity generally includes all payments required to be made over the term of the instrument other than payments of "Qualified Stated Interest", defined as interest which is required to be paid at least annually, at a single fixed rate. The interest payments on the Notes should not constitute Qualified Stated Interest because the interest is not paid at a single fixed rate over the life of the Notes. Accordingly, the stated redemption price at maturity of the Notes should equal their stated principal amount plus the additional interest (i.e., two percent) which is payable over the final two years of the Notes.

     The determination of the "issue price" of the Notes depends on whether the Notes are publicly traded for purposes of the OID rules. The Notes will not be publicly traded and therefore the issue price of the Notes would be their stated principal amount.

     As a result of the foregoing, the Company will be required to include in income the OID with respect to the Notes for each taxable year in which the Notes are outstanding as it accrues on an economic accrual basis over the term of the Notes (based on the yield to maturity of the Notes). In general, the impact of these OID rules will be to cause Global to recognize as interest income an amount in excess of the stated interest payable with respect to such Notes in the first five years that the Notes are outstanding (without a corresponding payment of cash). The Gen-X Companies will generally be entitled to a corresponding interest deduction in an amount equal to the interest income accrued by the Company.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF SHARES OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTION (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

Government and Regulatory Approvals

     The prospective purchaser made representations in the Acquisition Agreement that the size of its operations and the size of its ultimate parents would not trigger the requirements of the HSR Act. Consequently, the Company does not believe any regulatory approvals are required in connection with the Off-Price and Action Sports Sale.

Recommendation of Board of Directors

     The Company's Board of Directors has concluded that the Off-Price and Action Sports Sale is in the best interests of the Company and its shareholders. Accordingly, the Board of Directors unanimously approved the Off-Price and Action Sports Sale at a meeting held on September 24, 1999. In arriving at this conclusion, the Board considered a number of factors, including the alternatives to the Off-Price and Action Sports Sale and the future prospects of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE OFF-PRICE AND ACTION SPORTS SALE.

     If the Off-Price and Action Sports Sale is not approved by the shareholders, the Board of Directors will explore the alternatives then available for the future of the Company.

              PROPOSAL 2 - APPROVAL OF INDEMNIFICATION AGREEMENTS

Director Liability And Indemnification

     Recently, the potential liability of directors and officers of public companies has been the subject of a great deal of publicity and concern. Directors and officers are continually exposed to a potentially large number of claims and lawsuits, even when they act in good faith and in the best interests of the public companies which they serve. These claims and lawsuits can involve very substantial personal expenses including legal fees, settlements and even judgments. Recent developments in the insurance industry and the judicial arena have accentuated these potential liabilities, making it more difficult for public companies to attract and retain qualified management personnel.

     In the past, directors and officers of public companies could reasonably expect that the liability and expense of defending most claims and lawsuits would be covered by insurance. Unfortunately, the cost of directors' and officers' liability insurance has risen dramatically and in some cases has become prohibitive. An increasing number of corporations, including some very large, well-established corporations, have been unable to obtain directors' and officers' liability insurance at any cost. Even when this insurance is available, there are usually significant coverage exclusions and large deductibles. As a result, directors and officers are now extremely concerned that meaningful insurance coverage will no longer be provided.

     Recent court decisions, the vagaries of public policy and conflicting interpretations of ambiguous statutes have also contributed to the publicity and concern about director and officer liability. As a result, the circumstances in which directors and officers who acted in good faith may nevertheless be held liable for substantial damages have become extremely uncertain. The current atmosphere is one of such uncertainty that directors and officers can no longer have adequate advance knowledge of the risks to which they become personally exposed or the means of reducing or eliminating those risks.

     Furthermore, according to insurance industry authorities, in recent years there have been substantial increases in both the number of lawsuits against directors and officers and the size of the damage claims and settlements in these cases. The amount of damages sought often bears no reasonable relationship to the compensation received by directors and officers, and the costs of defending these suits, whether or not meritorious, are beyond the resources of most directors and officers.

     The combination of all of these factors has led to an increased reluctance on the part of qualified individuals to serve on corporate boards of directors. Furthermore, the Company believes that an inevitable result of the current business environment will be an overly-cautious and less effective direction and supervision of the Company's business and operations, instead of dynamic supervision in an attempt to maximize profits and serve the best interests of the Company's shareholders. The Company considers these potential consequences to be so detrimental to the best interests of the Company and its shareholders that it has concluded that its directors and officers should receive the maximum protection against the risks and expenses of litigation outlined above to ensure that the most capable people available will be attracted to and retained in such positions.

     The Company's directors and officers are currently protected by a directors' and officers' liability insurance policy and certain indemnification rights under Delaware law and the Company's Bylaws. The insurance policy provides for a $75,000 deductible and certain significant exclusions, including, among others, violations of federal and state securities laws, violations of certain duties imposed by the Employee Retirement Income Security Act (ERISA), libel and slander, and claims that a director received a personal profit or advantage to which he was not legally entitled. Furthermore, the policy limits the insurer's liability to $5,000,000 for all losses incurred during the policy year. This policy will expire on October 28, 2000, and the Company has no assurance that similar coverage will then be available at a reasonable cost or without substantial new exclusions.

     Claims which exceed the coverage provided under the Company's insurance policy or which are excluded from the policy's coverage would have to be personally paid by the directors and officers involved. In certain instances, the directors and officers may be entitled to indemnification from the Company under Delaware law and the Company's Bylaws, but the Company's existing indemnification obligation will not necessarily absorb all liabilities and expenses to which directors and officers may be exposed.

     Accordingly, the Board believes that certain measures are appropriate. While no current director or officer has indicated that he will resign if the proposal described below is not approved by the shareholders, the Company believes that the adoption of this proposal could be a significant factor in encouraging existing directors and officers to continue to serve in these capacities and attracting new directors and officers in the future.

Proposal

     Due to concerns about director and officer liability, the Board of Directors is seeking approval of certain Indemnification Agreements for the benefit of members of the Board of Directors and certain officers of the Company, as more fully discussed below. Although the Board believes that shareholder approval is not required under Delaware law, management considers it appropriate that the Indemnification Agreements be submitted to the shareholders of the Company for their consideration since each member of the Board of Directors will be a party to and, as such, a beneficiary of the rights contained in the Indemnification Agreements. As a result, there may be an inherent conflict of interest in the Board's recommending the Indemnification Agreements.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Special Meeting will be required to approve the Indemnification Agreements to be entered into with the directors and certain officers of the Company. Although the Company intends to continue to indemnify its directors pursuant to its Certificate of Incorporation, Bylaws and the Delaware General Corporation Law to the fullest extent permitted, no determination has been made as to what other action the Board would take if shareholders do not approve the proposed Indemnification Agreements for directors. If approved, it is presently anticipated that the Company will enter into Indemnification Agreements with all future directors and with certain future officers of the Company, without further submission of such agreements to the shareholders for approval. If the Indemnification Agreements are approved by the shareholders, a shareholder may be estopped from asserting at a later date that such agreements are invalid, whether or not the shareholder voted for or against such approval or abstained from voting.

     Section 145 of the Delaware General Corporation Law contains detailed provisions governing the indemnification of directors, officers and key employees, which, among other things, permit the adoption of indemnification agreements generally to effect the policy of such indemnification. Pursuant to
Section 145 of the Delaware General Corporation Law, the Company has adopted Bylaw provisions which indemnify its directors and officers to the fullest extent permitted by Delaware law. However, the Board believes that the existing indemnification protection is inadequate in certain respects, and the Indemnification Agreements are intended to supplement that protection. First, as changes in the market for directors' and officers' liability insurance continue to diminish the level of protection available to the Company's directors and officers in situations not covered by the Company's Bylaws, the proposed Indemnification Agreements will provide a basis for self-insurance by the Company against the potential liabilities of its directors and officers. Second, while the protection provided by the Bylaws could be unilaterally repealed or withdrawn through the amendment of the Bylaws under certain circumstances, the Indemnification Agreements cannot be amended unilaterally.

     The proposed Indemnification Agreements are intended to provide greater protection than that currently provided under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws. Accordingly, the Company's potential monetary exposure to claims for indemnification will be greater if the Indemnification Agreements are approved. However, there have been no prior claims for indemnification made by directors against the Company to date, and the Company is not aware of any pending or threatened litigation in which directors may be named as defendants or of any claims by directors for indemnification which are likely to result from any past, pending or threatened litigation.

     Set forth below is a summary of the principal terms and provisions of the Indemnification Agreements, the proposed form of which is attached as Appendix C to this Proxy Statement. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED PROVISIONS OF THE FORM OF INDEMNIFICATION AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN. PLEASE READ THE ATTACHED AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN CAREFULLY BEFORE COMPLETING AND RETURNING YOUR PROXY CARD.

     The proposed form of the Indemnification Agreement will (1) confirm the present indemnity provided by the Company's Bylaws and covenant that this indemnity will continue despite future changes in the Certificate of Incorporation or Bylaws, and (2) provide further indemnification to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or incurred by a director or officer in any action or proceeding, including any action by or in the right of the Company, on account of service as a director, officer, employee, attorney or agent of the Company, or any subsidiary of the Company or any other company or enterprise at the request of the Company. The Indemnification Agreements will cover all such actions and proceedings, even if they arise from acts or omissions by a director or officer occurring before the execution of the agreement. The contractual arrangements will continue in force so long as the individual continues to serve in such capacity on behalf of the Company and will cover liabilities related to his activities in any such capacity. However, the Indemnification Agreement will not indemnify any director or officer unless such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, no indemnification will be provided in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or of any successor statute or for expenses or liabilities which have been paid directly to a director or officer by an insurance carrier under a policy of directors' and officers' liability insurance.

     The Indemnification Agreement provides for payment of expenses in advance of a final disposition of the action or suit, regardless of the recipient's ability to make repayments, and all such advances shall be unsecured and interest-free. Management believes that the Company should be obligated to advance expenses because indemnification after the conclusion of an action is virtually meaningless if a person cannot pay the expenses as they become due. This problem is of growing importance because both the expenses of providing a defense and the length of legal proceedings prior to a final determination are continually increasing.

     The Indemnification Agreement also provides directors with protection during the determination process in the event there is a change of control of the Company or its Board, and grants directors certain rights to appeal a denial of indemnification to a court of competent jurisdiction. A person who is a party to the Indemnification Agreement will be deemed to have satisfied the requisite standard of conduct if his actions were based upon the records of the Company or upon information supplied by the officers of the Company, legal counsel, outside accountants or appraisers.

     In addition to the matters described above, the Indemnification Agreement provides a scheme of indemnification that is broader than that specifically provided by the Delaware General Corporation Law. However, the degree to which the indemnification expressly permitted by the Delaware General Corporation Law may be expanded has not yet been determined.

     First, the Indemnification Agreement establishes the presumption that the indemnified party has met the applicable standard of conduct required for indemnification. The Delaware General Corporation Law requires a finding by the Board of Directors, a committee of the Board of Directors, independent legal counsel or the shareholders that the applicable standard of conduct has been met.

     Second, the Indemnification Agreement explicitly provides that the indemnification provisions applicable to a third party suit cover amounts paid in settlement where the indemnified party meets the applicable standard of conduct. The Delaware General Corporation Law does not provide for such indemnification.

     Third, in the event the Company does not pay a requested indemnification amount, the Indemnification Agreement allows such indemnified party, among other things, to contest this determination by petitioning a court to make an independent determination as to whether such indemnified party is entitled to indemnification under the Indemnification Agreement. In the event of such contest, the burden of proving that the indemnified party did not meet the applicable standard of conduct will be on the Company. If the Company fails to establish that the applicable standard of conduct has not been met in such case, the indemnified party will be entitled to indemnification which will include reimbursement for the expenses incurred by the indemnified party in such contest. The Delaware General Corporation Law does not set forth the procedure for contesting a corporation's determination of an indemnified party's right to indemnification.

     Fourth, the Indemnification Agreement explicitly provides for partial indemnification of costs and expenses in the event an indemnified party is not entitled to full indemnification under the terms of the Indemnification Agreement. The Delaware General Corporation Law does not specifically address this issue. It does, however, provide that to the extent an indemnified party has been successful on the merits, he shall be entitled to such indemnification.

Recommendation of Board of Directors

     The Board of Directors strongly believes that there has been an increasing awareness on the part of directors and officers of the existence and scope of the personal risks they assume when performing their jobs for the Company. As a result, directors and officers may be reluctant to perform certain aspects of their jobs which may subject them to personal liability but which are necessary to properly conduct the Company's business. Accordingly, the Board believes that, in order to attract and retain enterprising and dynamic directors and officers to supervise the Company's business and operations, it is necessary to provide the maximum protection permitted by law.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE INDEMNIFICATION AGREEMENTS.

                     PROPOSAL 3 - APPROVAL OF BRANDED SALE

General

     The Company's discussions in early April,1999 with Deutsche Bank were also in regard to a proposed sale of the Branded Division and the engagement by the Company's Board of Directors of Deutsche Bank on April 17, 1999 was also with respect to Deutsche Bank assisting the Company in identifying and evaluating prospective purchasers of the Branded Division.

     Between April 20, 1999 to May 20, 1999 the Company worked with Deutsche Bank to prepare an offering memorandum for the sale of the Branded Division. Twenty-seven parties were contacted regarding their interest in acquiring the Branded Division. The offering memorandum was circulated to 22 prospective purchasers between May 21, 1999 to June 30, 1999. All prospective purchasers were required to execute confidentiality agreements prior to receiving a copy of the offering memorandum.

     Based upon the information contained in the offering memorandum, seven potential purchasers submitted preliminary non-binding indications of interest relating to the acquisition of the Branded Division.

     Between July 12, 1999 and August 4, 1999, the Company and Deutsche Bank arranged for six potential purchasers to conduct due diligence and management interviews.

     To date, the Company has received five proposals to acquire the Branded Division.

     To date, no definitive agreement has been entered into with respect to the Branded Sale. The Company is seeking shareholder approval to proceed with the sale when a suitable purchaser is identified and a definitive agreement is negotiated with such purchaser. The Company intends to evaluate the proposals based on, among other factors, the price offered, the ability of potential purchasers to consummate a transaction and the material terms of acquisition agreements proposed by such potential purchasers.

Absence of Appraisal Rights

     Under Delaware law, the shareholders of the Company are not entitled to appraisal rights for their shares of the Company's capital stock in connection with the transactions contemplated by the Branded Sale, or to any similar rights under Delaware law.

Recommendation of Board of Directors

     The Company's Board of Directors has concluded that the Branded Sale is in the best interests of the Company and its shareholders. Accordingly, subject to the condition that the Company's Board of Directors shall have obtained an opinion from a financial advisor to the effect that, as of the date of such opinion, the consideration to be received by the Company in the sale of the Branded Division is fair, from a financial point of view, to the Company, the Board of Directors unanimously approved the Branded Sale at a meeting held on April 17, 1999. In arriving at this conclusion, the Board considered a number of factors, including the alternatives to the Branded Sale and the future prospects of the Company.

     In addition to the condition set forth above, prior to the execution of a definitive sale agreement with any potential purchaser of the Branded Division, the Board of Directors of the Company will be required to approve the terms of any such definitive sale agreement. Except as requested herein, no further shareholder vote will be solicited by the Company for the Branded Sale. Accordingly, shareholders will not have the opportunity to vote on the definitive sale agreement.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE BRANDED SALE, UNLESS THE BRANDED SALE HAS BEEN CONSUMMATED PRIOR TO THE DATE OF THE SPECIAL MEETING, IN WHICH CASE THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE BRANDED SALE.

          If either the Branded Sale is not approved by the shareholders or the conditions to the Branded Sale are not met, the Board of Directors will explore the alternatives then available for the future of the Company.

                                    BUSINESS

Overview

     Global is a diversified sporting goods company that operates three distinct divisions: the Global Sports Interactive Division, the Branded Division and the Off-Price and Action Sports Division.

     Through its Global Sports Interactive Division, the Company has entered into exclusive agreements to operate the e-Commerce businesses of the following sporting goods retailers: The Athlete's Foot, Sport Chalet, MC Sports, Sports and Recreation and one unnamed retailer with annual sales of more than $200 million. In addition, the Company and The Sports Authority have entered into an e-Commerce agreement whereby TheSportsAuthority.com, 80.1% owned by the Company and 19.9% owned by The Sports Authority, will operate the e-Commerce business of The Sports Authority. Pursuant to the terms of this e-Commerce agreement, The Sports Authority has the option to increase its ownership of TheSportsAuthority.com to 49.9% over a specified period of time.

     Through its Branded Division, the Company designs, markets and distributes two footwear products, the "RYKA" brand and the "Yukon" brand. Each brand is designed to appeal to a targeted consumer group with a broad selection of product categories and styles. RYKA is a high performance athletic footwear brand designed exclusively for women. A complete line of RYKA footwear is offered each season at suggested retail prices of between $45 and $80 in five categories: aerobic fitness, cross-training, running, walking and aqua aerobics. Yukon is a high performance outdoor footwear brand designed for men, women and children. A complete line of Yukon's performance-outdoor and rugged casual footwear is offered each season at suggested retail prices of between $35 and $130.

     Through its Off-Price and Action Sports Division, the Company purchases manufacturers' closeout merchandise, overstocks and canceled orders, as well as excess inventories from retailers, for resale to retailers. The Company purchases and distributes a wide array of athletic, outdoor, casual and specialty footwear, athletic apparel, winter sports equipment (including ski and snowboard equipment), in-line skates, skateboards, and sunglasses. The Company also designs and distributes special make-up snowboards and other sports-related merchandise for selected retailers.

     As discussed above, the Company plans to divest its non-internet businesses (i.e. the Branded Division and the Off-Price and Action Sports Division) in order to focus exclusively on its Global Sports Interactive Division.

     The Company's executive offices and warehouse are located at 555 South Henderson Road, King of Prussia, Pennsylvania 19406, and its telephone number is
(610) 768-0900.

History

     In July 1995, the Company consummated a financing arrangement with MR Acquisitions, L.L.C. ("MR Acquisitions"), a company that was indirectly owned by Michael G. Rubin, Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the financing arrangement, MR Acquisitions acquired a significant interest, though less than a majority interest, in the Company and provided and/or arranged to provide the Company with up to $8,000,000 of new financing. Mr. Rubin became Chairman of the Board and Chief Executive Officer of the Company in connection with the Company's transactions with MR Acquisitions.

     On December 15, 1997, the Company (then named RYKA Inc.) consummated a reorganization (the "Reorganization") among the Company, certain companies controlled by Mr. Rubin (the "KPR Companies") and Mr. Rubin. As part of the Reorganization, (i) the KPR Companies became wholly-owned subsidiaries of the Company, and (ii) the Company issued to Mr. Rubin an aggregate of 8,169,086 of its common stock in exchange for all of the issued and outstanding shares of capital stock of the KPR Companies and certain shares of the Company that were held by the KPR Companies.

     After the Reorganization, Mr. Rubin owned approximately 78.4% of the outstanding voting power of the Company. Accordingly, the Reorganization was accounted for as a reverse purchase under generally accepted accounting principles pursuant to which the KPR Companies were considered to be the acquiring entity and the Company was the acquired entity for accounting purposes, even though the Company was the surviving legal entity. As a result of this reverse purchase accounting treatment, (i) the historical financial statements presented for periods prior to the date of the Reorganization are no longer the historical financial statements of the Company, (ii) the historical financial statements for periods prior to the date of the Reorganization are those of the KPR Companies, (iii) all references to the historical financial statements of the Company apply to the historical financial statements of the KPR Companies prior to and subsequent to the Reorganization, and (iv) any references to RYKA Inc. apply solely to that company and its financial statements prior to the Reorganization.

     Effective May 12, 1998, the Company acquired all of the issued and outstanding stock of the Gen-X Companies from Messrs. Salter and Finkelstein and certain other individuals and entities. The Gen-X Companies were privately held companies headquartered in Toronto, Ontario specializing in selling off-price sporting goods and winter sports equipment (including ski and snowboard equipment), in-line skates, sunglasses, skateboards and specialty athletic footwear. In consideration for acquiring all of the capital stock of the Gen-X Companies, the Company issued 1,500,000 shares of its common stock and contingent consideration in the form of noninterest-bearing notes payable in the maximum aggregate amount of $4,500,000 and 10,000 shares of preferred stock mandatorily redeemable in the maximum aggregate amount of $500,000. The goodwill recorded in this transaction of $7,644,083 is being amortized over twenty years.

     Effective July 27, 1998, the Company acquired Lamar Snowboards, Inc., a privately held manufacturer of snowboards, bindings and related products based in San Diego, California. In consideration for acquiring the stock of Lamar, the Company paid $250,000 in cash and issued notes in the aggregate principal amount of $1,000,000, payable over five years. The goodwill recorded in this transaction of $2,203,992 is being amortized over twenty years.

     In January, 1999, the Company formed the Global Sports Interactive Division. As discussed above, the Company operates the internet businesses of several sporting goods retailers through its Global Sports Interactive Division.

     On June 10, 1999, the Company and SOFTBANK entered into a stock purchase agreement and related agreements for the sale of 6,153,850 shares of the Company's Common Stock to SOFTBANK at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of $80,000,050.

Recent Developments

     On September 30, 1999, the Company announced an exclusive agreement with WebMD, Inc. to create a sports medicine and fitness e-Commerce channel. The Company, through TheSportsAuthority.com, will operate an e-Commerce store at WebMD for which WebMD will receive a revenue share payment on all product sales. In exchange for pre-paid commissions, WebMD has agreed to acquire 250,000 shares of Global Common Stock at market price.

Global Sports Interactive Division

     Through its Global Sports Interactive Division, the Company has entered into exclusive agreements to operate the e-Commerce businesses of the following sporting goods retailers: The Athlete's Foot, Sport Chalet, MC Sports, Sports and Recreation and one unnamed retailer with annual sales of more than $200 million. In addition, the Company and The Sports Authority have entered into an e-Commerce agreement whereby TheSportsAuthority.com, 80.1% owned by the Company and 19.9% owned by The Sports Authority, will operate the e-Commerce business of The Sports Authority. Pursuant to the terms of this e-Commerce agreement, The Sports Authority has the option to increase its ownership of TheSportsAuthority.com to 49.9% over a specified period of time.

     Global began its e-Commerce business in the first quarter of 1999 and will not begin generating revenues from this business until the fourth quarter of 1999. The Company will manage and fund all aspects of the operation of the retailers' e-Commerce businesses, including website development and maintenance, including corporate information and marketing which benefits such retailers' land-based businesses, merchandising, buying, warehousing, shipping, and customer service.

     The Company's e-Commerce business model relies, in part, on the current brand recognition by consumers, of the retailers' brand names. The Company believes that leading traditional retailers have significant built-in advantages for e-Commerce, including well-known brand names, relationships with vendors and access to merchandise, substantial marketing budgets, established customer bases and land-based stores. The Company further believes that there are significant barriers for traditional retailers to establish e-Commerce businesses of their own due to legacy systems and bureaucracy, prohibitive costs, difficulty in attracting the required talent, the need to focus on their core land-based businesses and the high fragmentation in the industry.

     Global Sports Interactive's business will create significant economies of scale by leveraging multiple e-Commerce websites across a common organizational and technology platform.

     Outside Investment. In July, 1999, SOFTBANK acquired an approximate 30% interest in the Company for approximately $80 million. Certain of the proceeds of the investment by SOFTBANK are being used by the Company to fund the Global Sports Interactive Division.

     Marketing and Advertising. The retailers with whom the Company has agreements are required to integrate their website addresses into their marketing and communications materials, including television, radio, print, online and outdoor advertising, as well as shopping bags, cash register receipts and direct mailers. The Company is working with each of the retailers to create online and in-store promotions, including incentive programs for in-store personnel, online gift certificates, online sweepstakes and contests and online consumer-to-consumer auctions.

     The Company recently signed a marketing agreement with Yahoo! Inc., a leading global internet media company. This agreement provides for the retailers' websites to be promoted in numerous sports-related areas of the Yahoo! network, including fantasy sports, celebrity athlete events, sporting games, sports clubs and through front-page promotions and local guides.

     Vendors and Merchandising. The Company will be establishing direct purchasing programs with a wide range of vendors. The Company will be merchandising the same products as its retail partners' land-based stores, paying vendors its average selling price, while still allowing the retailers to negotiate their own pricing advantages. The Company will price the merchandise offered on its websites to mirror the prices in each retailer's respective land based stores. When a retailer discounts a product in the store, the Company will discount that product on the retailer's website. Although all of the merchandise available in the retailers' land-based stores will not be available online, the Company will offer a broad representation online of the products offered in the land-based stores. All inventory for the websites will be purchased and owned by the Company until it is sold via the internet to customers.

     The Company has developed relationships with approximately 300 vendors, including Columbia, New Balance, Coleman, Puma, Timberland, Rawlings, Russell, Reebok and Majestic.

     Sales. The Company plans to launch the websites of its six initial retailers during the fourth quarter of 1999.

     Customers. The Company's primary customers will be purchasers and users of athletic footwear, apparel and equipment. Customers utilizing the websites of the retailers operated by the Company will not be aware of the Company's involvement in such retailers' e-Commerce businesses. However, the Company will be solely responsible for customer service interaction with such customers.
Each retailer will have live, dedicated customer service representatives 24 hours per day, seven days per week. Customers will have the ability to contact customer service personnel via e-mail or a toll-free telephone number.

Branded Division

     The Company designs, develops and markets each of its branded product lines to appeal to a targeted consumer group. Within each line, the Company offers a broad selection of product categories and styles. For the year ended December 31, 1998, the net sales of the Branded Division were $41,080,143 or 31% of the Company's total net sales.

     RYKA. RYKA is the only performance athletic footwear brand designed exclusively for active women, specifically women between the ages of 25 and 45 years. RYKA includes the following categories: aerobic fitness, cross-training, running, walking and aqua aerobics. All RYKA footwear is made on women's lasts. As a result, RYKA footwear is designed and manufactured with the anatomical features and foot morphology unique to women's feet (typically narrow in the heel and wide in the forefoot). All RYKA footwear incorporates RYKA's Nitrogen/ES System, which is designed to provide enhanced shock absorption, resiliency and durability. The Nitrogen/ES System in higher priced models consists of visible and non-visible nitrogen pads and slabs which are placed in the heel, the mid-sole and the forefoot of the shoe. In standard models, non-visible nitrogen pads are placed in the mid-sole only. In Fall 1998, the Company introduced the RYKA Elemental Technology System(TM) ("ETS(TM)"). ETS(TM) is a holistic approach to footwear, which employs patented technologies to address the four aspects of athletic footwear that are most important to women: fit, comfort, cushioning and control. RYKA footwear is sold principally through athletic footwear stores, sporting goods stores and department stores.

     Yukon. Yukon is a performance-outdoor and rugged casual brand of footwear that provides functional performance, classic styling and durability. Yukon is designed primarily for men, but also for women and children, and includes hiking boots, cross-terrain boots, trail walking shoes, rugged casual shoes and work boots. Yukon performance footwear is designed for all ability levels from the avid outdoor enthusiast to the weekend adventurer. Performance features found on various Yukon styles include ThinsulateTM insulation, Weather ProofTM Leather and support shank systems such as Engineered Torsional StabilityTM. Yukon rugged outdoor and casual footwear is generally designed with an EVA footbed for comfort and equipped with rubber outsoles to provide cushioning and traction. Yukon is sold principally through sporting goods stores, footwear stores and department stores.

     Marketing and Advertising. The Company's marketing focus is to continue to build the recognition of the Company's brand names as the footwear of choice for their targeted consumer groups and as brands that stand for quality, performance, comfort, design innovation and value. Senior management is directly involved in shaping the Company's image and its advertising and promotional activities. Mr. Rubin and the executives in charge of the Company's Branded Division oversee the conception, development, and implementation of most aspects of the Company's branded footwear marketing efforts.

     The Company has developed a variety of promotional programs, such as the "RYKA Instructor and Trainer Alliance" (an incentive program for fitness instructors), "Team Yukon" (a series of field product tests in conjunction with key retailers) and the "Yukon Preservation Alliance" (a series of events designed to promote environmental awareness and resource preservation). RYKA is the official and exclusive footwear sponsor for Jazzercise, the world's largest fitness program with over 4,700 instructors and 450,000 students. In Spring 1999, RYKA launched the RALLY program in all 500 non-urban Lady Foot Locker Stores in the United States. RALLY is a marketing program which includes (i) displays that advertise and feature eight RYKA styles (ii) the Another Chance Foundation, a charitable institution jointly established by the Company and Lady Foot Locker, that is funded with a percentage of the proceeds from RYKA sales at Lady Foot Locker stores, (iii) a referral program with local fitness instructors and (iv) an educational program about RYKA. To showcase the Company's products to footwear buyers, the Company exhibits at industry trade shows.

     Because of its limited resources, the Company historically has concentrated its marketing efforts on less costly, grass-roots approaches such as point-of-purchase and other retailer promotions. Outside advertising agencies, together with the Company's in-house marketing personnel, have developed a program to promote the Company's brand names through lifestyle and image advertising.
While all advertisements feature the Company's footwear, advertising generally seeks to build and increase brand awareness by linking the brand to its targeted consumer group rather than to market a particular footwear product.

     Sales. The Company focuses on those retailers which it believes will effectively promote and display the Company's products. By so doing, the Company believes that it is better able to protect and enhance its brand names and service customers' accounts. Senior management of the Company is directly involved in maintaining relationships with key customer accounts as well as developing relationships with new customers. The Company relies principally on 11 independent sales organizations, which collectively employ 38 sales representatives, to sell RYKA and Yukon footwear to its customer accounts.
Three of the 11 sales organizations have been added recently to cover customer accounts in Canada. The independent sales organizations cover all 50 states and Canada and report to the Vice President of Sales for the Branded Division. Each of the independent sales organizations is compensated on a commission basis. While the Company's independent sales organizations handle products from other brands, none of the representatives sell products directly competitive with RYKA and Yukon. The Company also has eight in-house customer service employees.

     Customers. The Company's primary customers are athletic footwear stores, sporting goods stores, department stores and independent retailers. In 1998, RYKA and Yukon footwear was sold by over 1,000 retail accounts, principally in the United States and Canada, including The Venator Group, Finish Line, Athlete's Foot, Just for Feet, Modell's, Michigan Sporting Goods (d/b/a MC Sporting Goods), Gart Sports/Sportmart, Oshman's, and United Merchandising (d/b/a Big 5). The majority of the Company's customer accounts carry both RYKA and Yukon.

     Two retail accounts each represented approximately 19%, or 38% in the aggregate, of the total net sales of the Company's Branded Division for the year ended December 31, 1998. Other than the foregoing, no one customer accounted for 10% or more of the total net sales of the Branded Division for the year ended December 31, 1998. To protect itself from the possibility of insolvency of its customer accounts, the Company maintains policies of credit insurance, subject to certain and limits and specific to certain customer accounts.

     Product Design and Development. The Company designs most new styles to appeal to their targeted consumer group, although the Company's footwear often appeals to a broader spectrum of consumers resulting in improved brand recognition. The Company generally positions RYKA and Yukon as performance oriented brands at a value price with features comparable to those found on other leading footwear brands.

     The Company offers primary lines of both RYKA and Yukon in the Spring and Fall seasons. The Company's products are designed and developed in-house, although the Company periodically utilizes outside design firms to supplement its design efforts. Separate design teams focus on each of the Company's brands and report to the Company's executive in charge of the particular brand. The design process is collaborative with members of the design staff meeting regularly to further refine the Company's products in order to meet the particular needs of the Company's markets.

Off-Price and Action Sports Division

     General. The Company purchases manufacturers' closeout merchandise, overstocks and canceled orders, as well as excess inventories from retailers, for resale to retailers principally in the United States and Canada. The Company is a third-party wholesaler of off-price athletic, outdoor and casual footwear, athletic apparel and sporting goods. The Company resells merchandise to sporting goods stores, off-price specialty stores, department stores, family footwear stores, and independent retailers. The Company also designs and distributes special make-up snowboards and other sports- related merchandise for selected retailers.

     For the year ended December 31, 1998, the net sales of the Off-Price and Action Sports Division were $90,354,828 or 69% of the Company's total net sales. Net sales for the Off-Price and Action Sports Division reflect the acquisition of the Gen-X Companies as of May 12, 1998.

     The off-price business relies on the availability of merchandise from manufacturers and retailers in the footwear, athletic apparel and sporting goods industries. The Company has established a "store stock" program with a key retailer to purchase, at the Company's option, all closeout or overstocked inventory. The Company estimates that more than 75% of merchandise in a given year is purchased from manufacturers with which the Company has a long-standing relationship.

     Products. The following table sets forth certain information about the products that are sold by the Company's Off-Price and Action Sports Division.

     Category               Products
     --------               --------
     Athletic Footwear      Cross-training, running, basketball, tennis,
                            aerobic, walking, baseball/softball and soccer
     Outdoor and Casual     Rugged casual, cross-terrain, hiking, work
     Footwear               boots, sandals
     Athletic Apparel       Professional and college team jackets,
                            jerseys and hats
     Ski Equipment          Skis, ski bindings, ski poles, ski
                            accessories
     Snowboard Equipment    Snowboards, snowboard bindings, snowboard boots
     Sporting Equipment     Skateboards, in-line skates
     Other                  Sunglasses, backpacks, fitness accessories

     Special Make-up Business. On a special make-up basis, the Company designs and distributes product orders specifically designed for selected retailers. The Off-Price and Action Sports Division, like a branded goods business, receives orders four to six months prior to the expected shipment date. The Company accepts orders for snowboards and other sports-related merchandise that vary dramatically in size and fulfills product orders for nationwide store chains as well as for single location specialty shops. The Company designs products according to customer specifications and produces only the quantity of merchandise requested by the customer.

     The Company's special make-up products consist primarily of snowboard equipment, but also include athletic footwear and skateboard equipment. The Company's special make-up lines include Lamar, Rage, and Dukes Shoes. The Lamar, and Rage lines consist of snowboard equipment and accessories and are each sold at a different price point. The Lamar and Rage lines also include skateboard equipment and accessories, which are also sold at different price points. Dukes Shoes is a skateboard footwear line.

     Sales. The sales force for the Company's Off-Price and Action Sports Division merchandise consists of 17 sales executives of which nine have been with the Gen-X Companies since their formation in 1996. These sales executives deal exclusively with off-price and special make-up merchandise and have established strong relationships with a wide range of major retailers. Each of the sales executives is compensated on a commission basis.

     Customers. The Company currently sells its off-price merchandise to approximately 2,300 retail accounts. Two retail accounts each represented approximately 30% and 10%, or 40% in the aggregate, of the total net sales of the Company's Off-Price and Action Sports Division for the year ended December 31, 1998. Other than the foregoing, no one customer accounted for 10% or more of the total net sales of the Off-Price and Action Sports Division for the year ended December 31, 1998.

Industry Overview

     According to Sporting Goods Intelligence ("SGI"), wholesale sales of branded athletic footwear in the United States were approximately $7.5 billion in 1998, down approximately 7% from $8.0 billion in 1997. According to Footwear Market Insights, athletic footwear designed specifically for women accounted for approximately 40% of all athletic footwear sales in the U.S. in 1997. Nike and Reebok accounted for approximately 43% and 14%, respectively, of sales in 1998 and 47% and 15%, respectively, of sales in 1997. After these market leaders, the remainder of the branded athletic footwear market is highly fragmented with the third largest brand, adidas, accounting for approximately 13% of athletic footwear sales in 1998. Only five brands of athletic footwear had domestic sales in excess of $200 million in 1998. A number of smaller companies compete with the industry leaders and among themselves for specialty niches based on various factors, including product quality, design, pricing, fashion appeal, performance and brand awareness and positioning. Also, many companies have capitalized on the strong name recognition associated with their footwear to produce or market related apparel and accessories with the brand's logo.

     The Company estimates that between 5% and 10%, or between $2.2 and $4.4 billion, of the approximately $44.1 billion wholesale market for athletic footwear, athletic apparel and sporting goods (as estimated by the Sporting Goods Manufacturing Association) is sold as off-price merchandise. The Company further estimates that approximately 10%, or between $200 to $400 million, of off-price wholesale merchandise is available to third party resellers. In addition, the Company believes that approximately $150 to $200 million of off-price merchandise is available from retailers. The third-party off-price market is extremely fragmented and primarily consists of relatively small independent operations without the financial resources necessary to purchase large quantities of merchandise from manufacturers or retailers.

Competition

     Competition in the online sporting goods category is growing. Although the Company believes that its business model distinguishes it from current sporting goods retailers, the Company does compete with all major sporting goods retailers, including broad category and specialty land-based retailers, broad category and specialty online retailers and broad category and specialty catalogs. Overall, the Company's competition can be segmented into three key areas: online-only retailers, land-based retailers and vendors.

     Online only retailers include, but are not limited to, fogdog.com, shopsports.com, gear.com, and REI.com. Some of these retailers offer their goods at a significant discount from land-based retailers. Although this may initially attract customers, many vendors are unwilling to sell goods to discount retailers, fearing that it will negatively impact their brand. In addition, some vendors shy away from selling to internet-only retailers because they do not want it to negatively impact their relationships with traditional land-based retailers. Further, because there is no major distributor in sporting goods, these online retailers must negotiate individually the prices paid for their goods, which may keep new internet-only sporting goods retailers from launching and may also prevent current online-retailers (such as Amazon.com, for example) from entering the sporting goods category.

     Other competition could come from traditional land-base retailers, such as Foot Locker, Lady Foot Locker, Dick's Sporting Goods, and United Merchandising Corp. However, there are significant barriers that may keep these retailers from entering into the e-Commerce realm directly, such as the need to focus on their core business, the financial resources needed to build a new e-Commerce component of their business, legacy systems and bureaucracy, high fragmentation within the industry, and their inability to attract or afford the talent necessary to build a successful e-Commerce venture.

     The Company will also face competition directly from the vendors themselves. Many vendors are offering their products online directly to consumers. Although certain key vendors (such as Nike) have significant name brand recognition with consumers, vendors are unable to offer the wide variety of merchandise found in land-based and online retailers, because these vendors can only sell their own brand.

     Competition in the branded footwear industry is intense. Although the Company believes that its Branded Division does not compete directly with any single company with respect to its entire range of products, the Company's products compete with other branded products within their product category as well as with private label products sold by retailers, including some of the Company's customers. RYKA competes with many brands of athletic footwear including Nike, Reebok, adidas, Avia, Asics, New Balance and Saucony. Yukon competes with a number of other brands of rugged outdoor and casual footwear, including Timberland, Rockport (a division of Reebok), Nike ACG, Columbia, Hi-Tec, Merrell, Vasque, and Wolverine. In varying degrees, depending on the product category involved, the Company competes on the basis of style, price, quality, comfort and brand name prestige and recognition, among other considerations. The Company also competes with numerous manufacturers, importers and distributors of footwear for the limited shelf space available for the display of such products to the consumer. Also, the general availability of contract manufacturing capacity allows ease of access by new market entrants. Many of the Company's competitors are larger, have achieved greater recognition for their brand names, have captured greater market share and/or have substantially greater financial, distribution, marketing and other resources than the Company.

     The Off-Price and Action Sports Division competes with a number of large retailers who purchase off-price merchandise on a direct basis. A number of footwear manufacturers also dispose of their excess merchandise through their own retail outlet operations. There are several independent resellers of footwear, athletic apparel and sporting goods that also compete with the Company's Off-Price and Action Sports Division.

Manufacturing

     Products of the Company's Branded Division are produced by independent contract manufacturers located in Asia. For the year ended December 31, 1998, substantially all of the Company's branded products were manufactured in China. The Company does not own or operate any manufacturing facilities. The Company's contracts with these manufacturers generally specify pricing, purchasing of raw materials and minimum quality/delivery standards, as well as address certain confidentiality issues.

     The Company oversees the key phases of production from initial prototype manufacture through initial production runs to final manufacture. Manufacturers are selected in large part on the basis of the Company's prior experience with the manufacturer and the availability of production capacity. The Company seeks to use, whenever possible, manufacturers that have previously produced the Company's footwear, which the Company believes enhances continuity and quality while controlling production costs. For the year ended December 31, 1998, the top three manufacturers each accounted for 32%, 18% and 11% of the Company's manufactured branded footwear products, or 61% in the aggregate. Other than the foregoing, no one manufacturer accounted for 10% or more of the Company's total production of the Branded Division. To date, the Company has not experienced difficulty in obtaining manufacturing services.

     To safeguard product quality and consistency, the Company employs quality control assurance personnel based in Asia to oversee the key aspects of the production process. The Company's quality control program is designed to ensure that finished goods not only meet with Company established design specifications, but also that all goods bearing its trademarks meet the Company's standards for quality. The Company's personnel perform an array of quality control inspection procedures at various stages of the production process, including examination and testing of (i) prototypes of key products prior to manufacture, (ii) samples and materials prior to production and (iii) final products prior to shipment.

     The Company's arrangements with its manufacturers generally are U.S. dollar denominated. Substantially all of the Company's footwear products are manufactured overseas and subject to U.S. customs duties. Under the fixed duty structure in effect since July 1981, duties on the footwear products imported by the Company to date approximate 8.5% to 10% of cost for leather products and 20% for synthetic products, depending on gender, plus administrative charges. If the Company were to significantly increase the amount of synthetic raw material, as opposed to leather, in its footwear, total duties would increase substantially.

Distribution

     Strong distribution capabilities are critical to support the operations of the Branded Division, the Off-Price and Action Sports Division and the Global Sports Interactive Division. The Company utilizes third-party public warehouses in several locations across the U.S. and Canada, as well as a Company-leased warehousing facility in King of Prussia, Pennsylvania. For its Global Sports Interactive Division, the Company will rely on sporting goods vendors to ship their products to a public warehousing facility in Tennessee. For its Branded Division, following manufacture, the Company's branded products are generally shipped to public warehousing facilities in California. Upon receipt at a facility, merchandise is inspected and recorded in the Company's management information system and packaged according to customers' orders for delivery.

     For the Global Sports Interactive Division, merchandise is generally shipped via parcel carrier. For the Branded Division, merchandise is shipped to the customer by whatever means the customer requests, which is usually by common carrier. The Company has an Electronic Data

Interchange (or EDI) system to which some of the Company's larger customers are linked. This system allows these customers to automatically place orders with the Company, thereby eliminating the time involved in transmitting and inputting orders, and includes direct billing and shipping information. In January, 1999, the Company implemented a Quick Response inventory system with Lady Foot Locker, which allows the Company to most efficiently track and maintain inventories at each store location.

Management Information Systems

     The Company recognizes the importance of advanced MIS systems in maintaining and improving its level of service, internal and external communication and overall competitive position. The Company has a computerized management information system that relies upon an IBM AS/400 computer system, together with an Ethernet PC network. These computers are integrated by a bridge application and are connected via modem to the Company's distribution facilities. The Company's system provides, among other things, comprehensive customer order processing, inventory, production, accounting and management information for the marketing, selling, manufacturing and distribution functions of the Company's business. The Company is currently conducting several upgrades and conversions of its core business applications to improve functionality and increase performance. These upgrades, which were tested, implemented, and completed by April 1, 1999 allows the Company to achieve Year 2000 compliance.

Employees

     As of [October 15], 1999, the Company employed 235 people on a full-time basis. Of these employees, 53 are employed in the Branded Division, 54 are employed in the Off-Price and Action Sports Division and 128 are either employed in the Global Sports Interactive Division or in the main executive offices. The Company's employees are based primarily at the Company's headquarters in King of Prussia, Pennsylvania (170 employees), Toronto, Ontario (49 employees) and Portland, Oregon (13 employees). The Company also relies on 10 independent sales organizations, which collectively employ 29 sales representatives, to sell RYKA and Yukon footwear to its customer accounts.

Properties

     The Company's main executive offices and warehouse are currently located in King of Prussia, Pennsylvania in a 75,000 square foot facility leased from Michael G. Rubin, the Company's Chairman and Chief Executive Officer. Pursuant to the lease, the Company pays approximately $29,000 per month, plus maintenance and utilities, for use of these facilities. The lease expires on September 30, 2009.

     On July 27, 1999, the Company purchased a 56,000 square foot facility, also located in King of Prussia, Pennsylvania. Upon completion of renovations to this facility, the Company's executive offices and the Global Sports Interactive Division will relocate to this location.

     In addition, the Company owns a 12,000 square foot facility located in North York, Ontario used primarily in the Off-Price and Action Sports Division and leases a limited amount of office space in Portland, Oregon for its Branded Division. The Company also uses the services of thirteen third-party public warehousing facilities located in Ontario, Canada (4), California (3), Washington (2), and one in each of the following states: New Hampshire, Minnesota, New York and New Jersey. See "Business--Distribution."

     The Company believes that its owned, leased and third-party properties are adequate for its present needs and that suitable additional or replacement space will be available as required.

Legal Proceedings

     The Company is involved in various routine litigation, including litigation in which the Company is a plaintiff, incidental to its business. The Company believes that the disposition of such routine litigation will not have a material adverse effect on the financial position or results of operations of the Company.

                    MARKET PRICE OF AND DIVIDENDS ON COMMON
                     STOCK AND RELATED SHAREHOLDER MATTERS

Stock Prices

     From September 18, 1995 through June 15, 1998, the Company's Common Stock was traded on the NASD Over-the-Counter Bulletin Board. On December 15, 1997, concurrent with the Reorganization, the Company changed its name from RYKA Inc. to Global Sports, Inc. and the Company changed its trading symbol from "RYKA" to "GSPT". Effective June 16, 1998, the Company was approved for inclusion on the Nasdaq SmallCap Market and effective May 3, 1999 on the Nasdaq National Market where it is currently included for quotation. As of the Record Date, the Company had approximately [_____] shareholders of record.

     The following table sets forth the high and low bid prices per share of the Company's Common Stock as reported on the Nasdaq Over-the-Counter Bulletin Board for the periods presented prior to and including June 15, 1998. For the periods presented from June 16, 1998 to April 30, 1999, the following table sets forth the high and low sales prices per share of the Company's Common Stock as reported on the Nasdaq SmallCap Market. For the periods presented from and after May 3, 1999, the table below sets forth the high and low sales prices as reported on the Nasdaq National Market. On December 15, 1997, the Company effected a 1-for-20 reverse stock split. The information shown below reflects the split as if it had occurred for all periods presented. The prices shown do not include retail markups, markdowns or commissions.

                                                    Sales Prices
                                                  -----------------
                                                   High       Low
                                                  ------    -------

1999
     Fourth Quarter (through ________, 1999)         $        $
     Third Quarter                                $25.125   $14.50
     Second Quarter                               $36.875   $12.00
     First Quarter                                $17.375   $ 7.00

1998
     Fourth Quarter                               $  8.06   $ 4.25
     Third Quarter                                $  8.00   $ 4.63
     Second Quarter (June 16-June 30)             $  7.25   $ 5.63
     Second Quarter (April 1-June 15)             $  7.75   $ 5.19
     First Quarter                                $  5.69   $ 2.56

1997
     Fourth Quarter                               $  5.31   $ 2.50
     Third Quarter                                $  5.31   $ 3.13
     Second Quarter                               $  8.75   $ 4.38
     First Quarter                                $ 10.00   $ 5.31

     On ___________, 1999, the closing sale price for the Company's Common Stock was $____ per share. The Company has never declared or paid a cash dividend on its Common Stock. The Company currently intends to retain any future earnings for funding growth and, therefore, does not anticipate declaring or paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company's credit facility with its bank restricts the payment of dividends on the Company's Common Stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Strategic Business Developments

     This discussion summarizes the significant factors that affected the operating results and financial condition of the Company during the six months ended June 30, 1999 and the fiscal years ended 1998 and 1997. Over this period, the Company has undergone a significant transformation.

Discontinued Operations

     On April 20, 1999, the Company formalized a plan to sell two of its businesses, the Branded Division and the Off-Price and Action Sports Division, in order to focus exclusively on the development of new businesses. The Branded Division designs and markets the RYKA and Yukon footwear brands while the Off-Price and Action Sports Division is a third-party distributor and make-to-order marketer of off-price footwear, apparel and sporting goods. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from that of continuing operations and are presented in the Company's consolidated financial statements as discontinued operations. Prior year financial statements have been reclassified to reflect discontinued operations.

Global Sports Interactive

     As discussed above, GSI has entered into exclusive agreements to operate the internet businesses of multiple sporting goods retailers. The Company has thereby contractually committed to develop the internet businesses of several sporting goods retailers. The Company's failure to meet these commitments could result in a forfeiture of the contracts and the exclusive rights to certain future internet business and have a material adverse affect on the future results of operations and financial condition of the Company.

     Due to the fact that the Company had not, as of June 30, 1999, launched its initial six e-tailing websites, results from continuing operations for the six-month period ended June 30, 1999 consist only of the operating expenses incurred during the period for GSI.

Reorganization

     On December 15, 1997, the Company consummated the Reorganization. As a result, Mr. Rubin, as sole shareholder of the KPR Companies, received RYKA shares which gave him voting control over the combined companies. Accordingly, for accounting purposes, the KPR Companies are considered the continuing entity and the transaction has been accounted for as a reorganization of the KPR Companies followed by the issuance of new shares of common stock of the KPR Companies for the net assets of RYKA.

Acquisition of the Gen-X Companies

     Effective May 12, 1998, the Company acquired all of the outstanding and issued common stock of Gen-X Holdings Inc. and Gen-X Equipment Inc. (collectively, the "Gen-X Companies") in a purchase transaction (the "Acquisition"). The Company's reported results of operations for 1998 include those of the Gen-X Companies only from the date of acquisition through the end of the year.

Results of Continuing Operations

     For the Three- and Six-Month Periods Ended June 30, 1999 Compared to the Three- and Six-Month Periods Ended June 30, 1998

     The following table sets forth, for the periods indicated, the results of continuing operations:

                                            Three Months Ended June 30,                   Six Months Ended June 30,
                                         ----------------------------------            --------------------------------
                                                1999             1998                       1999             1998
                                         ---------------     --------------            -------------    --------------
     Operating expense...............       $  4,180,220       $    694,841             $  5,395,352      $  1,368,363
                                         ---------------     --------------            -------------    --------------
     Operating loss..................         (4,180,220)          (694,841)              (5,395,352)       (1,368,363)
     Interest expense................             99,830             59,519                  156,843           118,411
                                         ---------------     --------------            -------------    --------------
     Loss before income taxes........         (4,280,050)          (754,360)              (5,552,195)       (1,486,774)
     Benefit from income taxes.......         (1,712,020)          (301,744)              (2,220,878)         (594,710)
                                         ---------------     --------------            -------------    --------------
     Loss from continuing operations.         (2,568,030)          (452,616)              (3,331,317)         (892,064)
     Income (loss) from discontinued
       operations....................           (602,155)         1,274,534                  586,101         3,245,555
     Loss on disposition.............         (3,259,503)               --                (3,259,503)              --
                                         ---------------     --------------            -------------    --------------
      Net income (loss)..............       $ (6,429,688)      $    821,918             $ (6,004,719)     $  2,353,491
                                         ===============     ==============            =============    ==============

     Operating Expense

     Operating expense from continuing operations for the three- and six-month periods ending June 30, 1999 were $4,180,220 and $5,395,352, respectively. Operating expenses from continuing operations consisted of expenditures associated with the production of the Company's initial six e-Commerce web-sites and general and administrative expenses related to the day-to-day development and operating activities of the Company. Operating expense from continuing operations also includes charges for equity compensation of $1,255,600 and $1,653,866 for the three- and six-month periods ended June 30, 1999, respectively.

     For the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

  The following table sets forth, for the periods indicated, the Company's results of continuing operations:

                                            For the Year Ended December 31,
                                            ---------------------------------
                                                 1998              1997
                                            ---------------   ---------------
  Cost and expenses:
    General and administrative expense......    $ 3,452,914       $ 2,389,223
    Interest expense........................      2,366,935         2,013,028
                                                -----------       -----------
      Total costs and expenses..............      5,819,849         4,402,251
                                                -----------       -----------
  Loss before income taxes..................     (5,819,849)       (4,402,251)
  Benefit from income taxes.................     (1,978,749)              --
                                                -----------       -----------
  Loss from continuing operations...........     (3,841,100)       (4,402,251)
  Income from discontinued operations.......      9,742,663           246,956
                                                -----------       -----------
  Net income (loss).........................    $ 5,901,563       $(4,155,295)
                                                ===========       ===========

  General and Administrative Expense. General and administrative expense increased by $1.1 million, or 45%, to $3.5 million in 1998 from $2.4 million in 1997 as a result of increased expenditures in Finance and Management Information Systems to support the growth of business as well as normal salary increases.

  Interest Expense.   Interest expense increased by $.4 million, or 18%, to $2.4 million in 1998 from $2.0 million in 1997 due to increases in general business levels. These increases were partially offset by substantial reductions in the Company's average borrowing costs.

  Income Taxes.   The Company's overall effective tax rate was 34% for 1998. In
1997, the Company recorded no provision for income taxes due to net losses.

  For the Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996

  The following table sets forth, for the periods indicated, the Company's results of continuing operations:

                                                 For the Year Ended December 31,
                                                ---------------------------------
                                                      1997              1996
                                                ----------------   --------------
  Cost and expenses:
     General and administrative expense.........    $ 2,389,223      $ 2,852,623
     Interest expense...........................      2,013,028        1,152,473
                                                    -----------      -----------
       Total costs and expenses.................      4,402,251        4,005,096
                                                    -----------      -----------
  Loss before income taxes......................     (4,402,251)      (4,005,096)
  Benefit from income taxes.....................             --               --
                                                    -----------      -----------
  Loss from continuing operations...............     (4,402,251)      (4,005,096)
  Income from discontinued operations...........        246,956        3,260,783
                                                    -----------      -----------
  Net loss......................................    $(4,155,295)     $  (744,313)
                                                    ===========      ===========

  General and Administrative Expense. General and administrative expense decreased by $.5 million, or 16%, to $2.4 million in 1998 from $2.9 million in 1997 as a result of a decrease in Mr. Rubin's salary and general cost containment efforts.

  Interest Expense.   Interest expense increased by $.9 million, or 75%, to $2.0 million in 1998 from $1.1 million in 1997 due to increases in general business levels and average borrowing costs.

  Income Taxes.   In 1997 and 1996, the Company recorded no provision for income taxes due to net losses.


Financial Condition

  Cash Flows

  Historically, the operations of the Company have been financed by a combination borrowings, annual increases in the size of the bank credit facility and seasonal over-advances. Increases in the bank credit facilities for the KPR Companies and RYKA were required to fund the Company's increased investment in accounts receivable and inventory necessary to support the increases in revenue.

  On June 10, 1999, the Company and SOFTBANK entered into a stock purchase agreement and related agreements for the sale of 6,153,850 shares of the Company's Common Stock to SOFTBANK at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of $80,000,050. The Company used certain of the proceeds to repay the balance on one of its lines of credit and to reduce trade payables and intends to use the remaining proceeds to provide working capital for the new e-Commerce business.

  As of June 30, 1999, the Company had net working capital of $24,781,955. The Company used $5,632,745 in cash flows from operating activities of continuing operations for the six months ended June 30, 1999, whereas in the same period of the prior year the Company generated $899,924 in cash flows from operating activities of continuing operations.

  Liquidity

  As discussed above, the sale of 6,153,850 shares of the Company's Common Stock to SOFTBANK resulted in aggregate gross proceeds of $80,000,050 to the Company.

  Management expects that the Branded Sale and the Off-Price and Action Sports Sale will result in significant proceeds to the Company.

  Under its current loan agreement, as subsequently amended (the "Loan Agreement"), the Company has access to a combined credit facility of $40,000,000. The term of the Loan Agreement is five years. The loans have an interest rate choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. Under this credit facility, both the KPR Companies and RYKA may borrow up to the amount of their revolving line based upon 85% of their eligible accounts receivable and 65% of their eligible inventory, as those terms are defined in the Loan Agreement. The Loan Agreement also includes 50% of outstanding import letters of credit as collateral for borrowing. In addition to the revolving lines of credit described above, the lender will over-advance to the Company an additional $3,000,000, over the existing collateral, for additional import letters of credit needed for seasonal production of new merchandise for the Spring 1999 and Fall 1999 seasons.

  Among other things, the Loan Agreement, as amended, requires the KPR Companies and RYKA to achieve annual earnings before interest, taxes, depreciation and amortization ("EBITDA") of $5,000,000 and it limits the Company's ability to incur additional indebtedness, make payments on subordinated indebtedness, make capital expenditures, sell assets, and pay dividends. At June 30, 1999, the Company was not in compliance with the EBITDA covenant. The Company obtained a waiver from the bank with respect to this covenant. Because there can be no assurance that the Company will be in compliance with this covenant for any period subsequent to June 30, 1999, the Company has classified the amounts outstanding under this line as a current liability. The Company is currently in negotiations with its lender to modify the terms of the Loan Agreement to return itself to compliance.

  At June 30, 1999, the aggregate amount outstanding under this line was $11,325,621. At June 30, 1999, based on available collateral and outstanding import letters of credit commitments, an additional $628,317 (including the seasonal over-advance) was available on this line for borrowing.

  The Company has an additional line of credit of approximately $20,000,000 for use by the Gen-X Companies, which is available for either direct borrowing or for import letters of credit. The loan bears interest at prime plus one half percent and is secured by a general security agreement covering certain of the Gen-X Companies' assets. At June 30, 1999, draws of $10,000,000 were committed under this line and, based on a net cash position and available collateral and outstanding import letters of credit commitments, an additional $1,538,000 was available for borrowing.

  As of the closing of the Loan Agreement, the KPR Companies owed Mr. Rubin subordinated debt of $3,055,841 which is comprised of (i) a loan from Mr. Rubin to the KPR Companies in the principal amount of $851,440, plus accrued and unpaid interest on such loan of $180,517 through October 31, 1997 and (ii) a note in the principal amount of $2,204,401 representing undistributed Subchapter S corporation retained earnings previously taxed to him as the sole shareholder of the KPR Companies. No interest accrued on the note representing Subchapter S corporation earnings until December 15, 1997 at which time the interest began to accrue on such note at a choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar
Rate) plus two hundred seventy-five basis points. The Loan Agreement and the related Subordination Agreement allowed the Company to repay Mr. Rubin $1,000,000 of the subordinated debt principal and the accrued interest of $180,517 at the time of the closing of the Loan Agreement or within five days thereafter, subject to there being $2,000,000 of availability under the KPR Companies' credit line after taking into account such payments. Such payments were made to Mr. Rubin on November 26, 1997. In addition, the Loan Agreement and the Subordination Agreement permit the KPR Companies to make continued regular payments of interest on the subordinated debt and to further reduce principal on a quarterly basis, commencing with the first quarter of 1998, in an amount up to 50% of the cumulative consolidated net income of both borrowers, reduced by net losses of the borrowers during such period. During 1998, aggregate principal payments of $250,000 were made. On July 27, 1999, the principal balance of $1,805,841 plus interest accrued to date of $58,987 was repaid in full to Mr. Rubin.

  The Company has made certain commitments with respect to developing the businesses of several sporting goods retailers. The proceeds from the SOFTBANK transactions and the sale of the Branded Division and the Off-Price and Action Sports Division will result in adequate financing to allow the Company to continue the development of its e-Commerce business and meet its obligations as they mature during the foreseeable future.

Year 2000

  The Company recognizes the importance of advanced computerization in maintaining and improving its level of service, internal and external communication and overall competitive position. The Company maintains a management information system that provides, among other things, comprehensive customer order processing, inventory, production, accounting and management information for the marketing, selling, manufacturing and distribution functions of the Company's business. The Company enhanced its key information systems to improve their functionality and increase performance during the first quarter of 1999. These upgrades also made these applications Year 2000 compliant. The final step of the Company's Year 2000 plan updated its office networking system software. This was finished during the third quarter of 1999. The Company does not expect the costs of this step to have a material impact on the Company's results of operations, financial position, liquidity or capital resources. The Company has developed a contingency plan in the event that the above modifications do not result in Year 2000 compliance. In addition to making its own systems Year 2000 compliant, the Company has contacted its key suppliers and customers to determine the extent to which the systems of such suppliers and customers are Year 2000 compliant and the extent to which the Company could be effected by the failure of such third parties to become Year 2000 compliant. The Company cannot presently estimate the impact of the failure of such third parties to become Year 2000 compliant. The Company has completed a Year 2000 project, as of April 1, 1999, which evaluated, identified, corrected and reprogrammed, and tested the Company's existing systems Year 2000 compliance. As far as is practically expected, the Company is Year 2000 compliant. See "Risk Factors--Risks Relating to Year 2000 Compliance".

New Accounting Pronouncements

  Derivative Instruments.   SFAS No. 133, Accounting for Derivative Instruments
and Hedging Activities, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 2000, although early adoption is encouraged. The Company has not yet assessed what the impact of this statement will be on the Company's future earnings or financial position.

  Start-Up Costs. In April 1998, the AICPA Accounting Standards Executive Council issued Statement of Position 98-5, Reporting of Costs of Start-Up Activities, ("SOP 98-5"). The statement requires that costs of start-up activities, including organization costs, be expensed as incurred. This statement was adopted January 1, 1999, and did not have a material effect on the Company's results of operations, cash flows or financial position.

  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  The Company is exposed to the impact of foreign currency fluctuations and interest rate changes due to its international sales, production requirements and variable rate debt. In the normal course of business, the Company employs established policies and procedures to manage its exposure to fluctuations in the value of foreign currencies and interest rates using a variety of financial instruments. It is the Company's policy to utilize financial instruments to reduce risks where other strategies cannot be effectively employed. Foreign currency transactions are used only to the extent considered necessary to meet the Company's objectives and the Company does not enter into foreign currency transactions for speculative purposes.

  In addition to product sales and costs, the Company has foreign currency risk related to receivables and payables that are denominated in currencies other than the U.S. dollar. The Company's foreign currency risk management objective is to protect cash flows resulting from sales, purchase and other costs from the adverse impact of exchange rate movements. Foreign exchange risk is managed by using forward exchange contracts and purchased options to hedge certain firm commitments and the related receivables and payables, primarily third party transactions. Hedged transactions are denominated primarily in European currencies and Canadian dollars.

  The Company is exposed to changes in interest rates primarily as a result of its long-term debt used to maintain liquidity and fund its expansion. The Company's objective in managing its exposure to interest rate changes is to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. A portion of the Company's long-term debt is issued at a choice of LIBOR plus certain basis points or the prime rate less certain basis points, which gives the Company a certain degree of flexibility to manage interest rate risk. Note 5 to the Financial Statements outlines the principal amounts, weighted average interest rates, fair values and other terms required to evaluate the expected cash flows and sensitivity to interest rate changes.

  Foreign exchange risk, and related derivatives use, and interest rate risk are monitored using a variety of techniques including a review of market values and various sensitivity analyses. These models are risk analysis tools and do not purport to represent actual losses in fair value that will be incurred by the Company, nor do they consider the potential effect of favorable changes in market rates. They also do not represent the maximum possible loss that may occur. Actual future gains and losses will differ from those estimated because of changes or differences in market rates and interrelationships, hedging instruments and hedge percentages, timing and other factors.

  The estimated maximum one-day loss in fair value on the Company's foreign currency sensitive financial instruments was negligible at December 31, 1998 due to the nature of the contracts outstanding and year end currency exchange rates.

  The estimated potential reduction in earnings from a one percentage point increase in long-term debt borrowing rates for the year ended December 31, 1998 would have been approximately $370,000.

  There have been no significant changes in market risk for the six months ended June 30, 1999.

                          INTERESTS OF CERTAIN PERSONS

  Except for ownership of the Company's securities, no director or executive officer of the Company, other than James J. Salter, or associate of any such director or executive officer has any substantial interest in the Off-Price and Action Sports Sale or the Branded Sale, other than any interest arising from the ownership of such securities (in which case each such owner receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class of securities). Mr. Salter, along with Kenneth J. Finkelstein, is leading the group of investors which is proposing to purchase the Off-Price and Action Sports Division from the Company. For a description of the holdings of the Company's securities by officers and directors of the Company, see "Principal Shareholders" below.

  Each of the directors and executive officers of the Company will be a party to and, as such, a beneficiary of the rights contained in the Indemnification Agreements. Approval of the Indemnification Agreements will result in greater indemnification protection for such directors and executive officers against the risks and expenses of litigation as well as greater potential monetary exposure to the Company for indemnification claims. For a summary of the principal terms and provisions of the Indemnification Agreements, see "Proposal 2 - Approval of Indemnification Agreements" above.

                             ADDITIONAL INFORMATION

  The Company is subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports and other information with the SEC. Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the SEC's website at http://www.sec.gov.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of [October 15], 1999, the beneficial ownership of the Company's Common Stock: (i) by each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock, (ii) by each director of the Company, (iii) by the Company's chief executive officer and three most highly paid executive officers during fiscal 1998 (the "Named Officers"), and (iv) by the directors and executive officers of the Company as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The business address of the officers and directors of Global is that of the Company.

Name, Position and Address                              Number of Shares       Percentage
of Beneficial Owner                                  Beneficially Owned/(1)/    of Class
-----------------------------------------------------------------------------------------
Michael G. Rubin......................................     8,025,046              43.5%
   Chairman of the Board and Chief Executive
   Officer of Global
James J. Salter.......................................     825,900/(2)/            4.5%
   Chief Executive Officer of
   Off-Price and Action Sports Division
David B. Newcombe.....................................      21,500/(3)/              *
   Co-President and General Manager of
   Branded Division
Steven A. Wolf........................................      22,750/(4)/              *
   Vice President and Chief Financial Officer

Kenneth J. Adelberg...................................        109,500/(5)/                 *
   Director
Harvey Lamm...........................................         80,000/(6)/                 *
   Director
Charles Lax...........................................         15,000/(7)/                 *
   Director
Jeffrey Rayport.......................................         15,000/(8)/                 *
   Director
DMJ Financial, Inc. /(9)/.............................        825,900                   4.4%
SOFTBANK America Inc./(10)/...........................      9,173,696/(11)/            33.4%
All executive officers and directors as a group
 (13 persons)                                                                          49.1%

/(1)/ The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.
/(2)/ Includes 805,900 shares of Common Stock owned by DMJ Financial, Inc. of which Mr. Salter is an officer and a 50% shareholder, and includes 80,000 shares of Common Stock issuable pursuant to options awarded to Mr. Salter under the Company's 1996 Equity Incentive Plan, which options are currently exercisable. Does not include 80,000 shares of Common Stock issuable pursuant to options awarded to Mr. Salter which are not exercisable within 60 days of the date of this table.
/(3)/ Includes 12,667 shares of Common Stock issuable pursuant to options awarded to Mr. Newcombe under the Company's 1996 Equity Incentive Plan, which options are exercisable within 60 days of the date of the table. Does not include 39,000 shares of Common Stock issuable pursuant to options awarded to Mr. Newcombe which are not exercisable within 60 days of the date of this table.
/(4)/ Includes 22,750 shares of Common Stock issuable pursuant to options awarded to Mr. Wolf under the Company's 1996 Equity Incentive Plan, all of which options are exercisable within 60 days of the date of the table. Does not include 8,125 shares of Common Stock issuable pursuant to options awarded to Mr. Wolf which are not exercisable within 60 days of the date of this table.
/(5)/ Includes 56,250 shares of Common Stock issuable pursuant to options awarded to Mr. Adelberg under the Company's 1996 Equity Incentive Plan, all of which options are currently exercisable.
/(6)/ Includes 80,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lamm under the Company's 1996 Equity Incentive Plan, all of which options are currently exercisable. Does not include 70,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lamm which are not exercisable within 60 days of the date of this table.

/(7)/ Includes 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lax under the Company's 1996 Equity Incentive Plan. Does not include 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Lax which are not exercisable within 60 days of the date of this table.
/(8)/ Includes 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Rayport under the Company's 1996 Equity Incentive Plan. Does not include 15,000 shares of Common Stock issuable pursuant to options awarded to Mr. Rayport which are not exercisable within 60 days of the date of this table.
/(9)/   The business address of DMJ Financial, Inc. is 25 Vanley Cresent,
        North York Ontario M3J2B7 Canada.
/(10)/ The business address of SOFTBANK America Inc. is 10 Langley Rd, Suite 403, Newtown Center, MA 02159.
/(11)/ Includes an aggregate of 8,125 shares of Common Stock issuable pursuant to options awarded to the Company's executive officers and directors, which options are exercisable within 60 days of the date of this table. Does not include an aggregate of 507,125 shares of Common Stock issuable pursuant to options awarded to the Company's executive officers and directors which are not exercisable within 60 days of the date of this table.

*  Less than one percent.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Deloitte & Touche LLP acted as the Company's independent public accountants for the fiscal year ended December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Special Meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no other business that will be presented for consideration at the Special Meeting (other than procedural matters). However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Special Meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the Special Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve;
(iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the Special Meeting. If any such matters come before the Special Meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                    SHAREHOLDER PROPOSALS FOR ANNUAL MEETING

     Pursuant to recent amendments to the proxy rules under the Exchange Act, the Company's shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2000 Annual Meeting of Shareholders (the "2000 Meeting") will be April 30, 2000. As to all such matters which the Company does not have notice on or prior to March 19, 2000, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2000 Meeting to vote on such proposal. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Company's proxy materials related to the 2000 Meeting. A shareholder proposal regarding the 2000 Meeting must be submitted to the Company at its office located at 555 S. Henderson Road, King of Prussia, Pennsylvania, 19406, by January 3, 2000 to receive consideration for inclusion in the Company's 2000 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                              By Order of the Board of Directors,

                              /s/ Steven A. Wolf
                              Steven A. Wolf
                              Secretary


                              INDEX TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------------------

                                                                                     Page
                                                                                     ----
Financial Statements for the Years Ended December 31,
1998, 1997 and 1996 and Independent Auditors' Report:

    Independent Auditors' Report - Deloitte & Touche L.L.P......................     F-1

     Consolidated Balance Sheets at December 31, 1998 and 1997..................     F-2

     Statements of Operations for the Three Years Ended
     December 31, 1998, 1997 and 1996...........................................     F-3

     Statements of Stockholders' Equity (Deficiency)
     for the Three Years Ended December 31, 1998, 1997 and 1996.................     F-4

     Statements of Cash Flows for the Three Years Ended
     December 31, 1998, 1997 and 1996...........................................     F-5

     Notes to Financial Statements..............................................     F-6

Financial Statements for the Six Months Ended June 30, 1999 and 1998 (Unaudited):

     Condensed Consolidated Balance Sheets (Unaudited) at
     June 30, 1998 and December 31, 1998........................................     F-24

     Condensed Consolidated Statements of Operations (Unaudited)
     for the Three and Six Months Ended June 30, 1999 and 1998..................     F-25

     Condensed Consolidated Statements of Cash Flows (Unaudited)
     for the Six Months Ended June 30, 1999 and 1998............................     F-26

     Notes to Condensed Consolidated Financial Statements.......................     F-27

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Global Sports, Inc.

     We have audited the accompanying consolidated balance sheets of Global Sports, Inc. and Subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended and the related combined statements of operations, stockholders' equity (deficiency) and cash flows for the year ended December 31, 1996 (see Note 2). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, the Company has made certain reclassifications to its financial statements to reflect discontinued operations.


      /s/ Deloitte & Touche LLP
-------------------------------
          Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 16, 1999
(September 24, 1999 as to Notes 1 and 14)

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,    December 31,
                                                                                       1998            1997
                                                                                   -------------   -------------
                                     ASSETS

Current assets:
  Cash and cash equivalents  ..................................................     $    83,169     $    98,881
  Net assets of discontinued operations  ......................................      38,718,921      24,128,879
  Prepaid expenses and other current assets  ..................................         599,224         430,279
                                                                                    -----------     -----------
     Total current assets  ....................................................      39,401,314      24,658,039
  Property and equipment, net of accumulated depreciation and amortization  ...       2,988,714       3,123,184
  Other assets  ...............................................................         253,626         261,866
                                                                                    -----------     -----------
     Total assets  ............................................................     $42,643,654     $28,043,089
                                                                                    ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion--notes payable, bank  .......................................    $        --      $ 2,000,000
  Current portion--capital lease obligation, related party  ...................         127,966         116,124
  Accounts payable  ...........................................................       3,595,996          91,542
  Accrued expenses  ...........................................................       1,434,848         633,943
  Subordinated note payable, related party  ...................................       1,805,841       2,068,652
                                                                                    -----------     -----------
     Total current liabilities  ...............................................       6,964,651       4,910,261
Capital lease obligation, related party  ......................................       2,181,265       2,309,231
Notes payable, bank  ..........................................................      18,812,156      18,666,248
Mandatorily redeemable preferred stock  .......................................             100              --
Commitments and contingencies  ................................................
Stockholders' equity:
  Preferred stock, $0.01 par value, 1,000,000 shares authorized in
    1998 and 1997; 10,000 shares issued as mandatorily redeemable
    preferred stock in 1998  ..................................................              --              --
  Common stock, $0.01 par value, 20,000,000 shares authorized;
    12,994,464 and 11,487,197 shares issued in 1998 and 1997, respectively;
    11,925,378 and 10,418,111 shares outstanding in 1998 and 1997,
    respectively  .............................................................         129,947         114,875
  Additional paid in capital  .................................................      14,624,541       8,001,132
  Accumulated other comprehensive income  .....................................         (47,431)        (35,520)
  Retained earnings (accumulated deficit)  ....................................         192,242      (5,709,321)
                                                                                    -----------     -----------
                                                                                     14,899,299       2,371,166
  Less: Treasury stock, at cost  ..............................................         213,817         213,817
                                                                                    -----------     -----------
     Total stockholders' equity  ..............................................      14,685,482       2,157,349
                                                                                    -----------     -----------
     Total liabilities and stockholders' equity  ..............................     $42,643,654     $28,043,089
                                                                                    ===========     ===========

                  The accompanying notes are an integral part of these financial statements.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

                           STATEMENTS OF OPERATIONS

                                                                            Year Ended December 31,
                                                                  --------------------------------------------
                                                                      1998            1997            1996
                                                                  -------------   -------------   ------------
                                                                  Consolidated    Consolidated      Combined
Costs and expenses:
   General and administrative expense  ......................      $ 3,452,914     $ 2,389,223    $ 2,852,623
   Interest expense  ........................................        2,366,935       2,013,028      1,152,473
                                                                   -----------     -----------    -----------
             Total costs and expenses  ......................        5,819,849       4,402,251      4,005,096
                                                                   -----------     -----------    -----------
Loss before income taxes.....................................       (5,819,849)     (4,402,251)    (4,005,096)
Benefit from income taxes....................................       (1,978,749)             --             --
                                                                   -----------     -----------    -----------
Loss from continuing operations..............................       (3,841,100)     (4,402,251)    (4,005,096)
Discontinued operations (See Note 1):
    Income from discontinued operations (less income
    taxes of $3,879,567, $ --  and $81,483 in 1998, 1997
    and 1996, respectively)..................................        9,742,663         246,956      3,260,783
                                                                   -----------     -----------    -----------
Net income (loss)  ..........................................      $ 5,901,563     $(4,155,295)   $  (744,313)
                                                                   ===========     ===========    ===========

Earnings (losses) per share:

Basic --
     Loss from continuing operations.........................      $      (.34)    $     (1.47)   $     (1.56)
     Income from discontinued operations.....................              .86             .08           1.27
                                                                   -----------     -----------    -----------
     Net income (loss)  .....................................      $       .52     $     (1.39)   $      (.29)
                                                                   ===========     ===========    ===========
Diluted --
     Loss from continuing operations.........................      $      (.34)    $     (1.47)   $     (1.56)
     Income from discontinued operations.....................              .86             .08           1.27
                                                                   -----------     -----------    -----------
     Net income (loss)  .....................................      $       .52     $     (1.39)   $      (.29)
                                                                   ===========     ===========    ===========

                The accompanying notes are an integral part of these financial statements.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)



                                                                 Common Stock           Additional
                                                          ------------------------       Paid in          Retained
                                                            Shares       Dollars         Capital          Earnings
                                                          ----------   -----------   --------------   ----------------
Combined balance at December 31,
   1995..............................................        2,000       $  2,000     $   155,430      $   (27,513)
Distributions to stockholder.........................                                                     (782,200)
Equity in stock issuances of RYKA Inc................                                     911,328
Net loss  ...........................................                                                     (744,313)
Translation adjustments  ............................
Comprehensive income  ...............................
                                                        ----------       --------     -----------      -----------
Combined balance at December 31,
  1996...............................................        2,000          2,000       1,066,758       (1,554,026)
Warrant compensation related to
  former officer.....................................                                     152,333
Equity in stock issuances of RYKA
  Inc................................................                                     356,534
Adjustments arising from
  reorganization, 1,608.06-for-1
  stock split and change from
  no par value to $.01 per share.....................    3,316,111         31,184          (6,184)
Common stock issued in acquisition
  of RYKA Inc. and acquisition
  of treasury stock..................................    8,169,086         81,691       6,431,691
Net loss  ...........................................                                                   (4,155,295)
Translation adjustments  ............................
Comprehensive income  ...............................
                                                        ----------       --------     -----------      -----------
Consolidated balance at
  December 31, 1997  ................................   11,487,197        114,875       8,001,132       (5,709,321)
Net income  .........................................                                                    5,901,563
Translation adjustments  ............................
Comprehensive income  ...............................
Acquisition of the Gen-X
  Companies  ........................................    1,500,000         15,000       6,450,225
Issuance of warrants to purchase
  common stock  .....................................                                     150,000
Issuance of common stock upon
  exercise of options  ..............................        7,267             72          23,184
                                                        ----------       --------     -----------      -----------
Consolidated balance at
  December 31, 1998  ................................   12,994,464       $129,947     $14,624,541      $   192,242
                                                        ==========       ========     ===========      ===========

                                                                                      Accumulated
                                                                                         Other             Treasury Stock
                                                                   Comprehensive     Comprehensive   ------------------------
                                                                      Income            Income         Shares       Dollars
                                                                   -------------    --------------   ----------   -----------
Combined balance at December 31,
   1995  ......................................................                        $  (12,130)         100     $  25,000
Distributions to stockholder  .................................
Equity in stock issuances of
  RYKA Inc.  ..................................................
Net loss  .....................................................        $ (744,313)
Translation adjustments  ......................................           (29,735)        (29,735)
                                                                        ---------
Comprehensive income  .........................................        $ (774,048)
                                                                        =========        --------    ---------     ---------
Combined balance at December 31,
  1996  .......................................................                           (41,865)         100        25,000
Warrant compensation related to
  former officer  .............................................
Equity in stock issuances of RYKA
  Inc.  .......................................................
Adjustments arising from
  reorganization, 1,608.06-for-1
  stock split and change from
  no par value to $.01 per share...............................                                           (100)      (25,000)
Common stock issued in acquisition
  of RYKA Inc. and acquisition
  of treasury stock.............................................                                     1,069,086      (213,817)
Net loss  .....................................................      $ (4,155,295)
Translation adjustments  ......................................             6,345           6,345
                                                                       -----------
Comprehensive income  .........................................      $ (4,148,950)
                                                                       ===========       --------    ---------     ---------

Consolidated balance at
  December 31, 1997  ..........................................                           (35,520)   1,069,086      (213,817)
Net income  ...................................................       $ 5,901,563
Translation adjustments  ......................................           (11,911)        (11,911)
                                                                      -----------
Comprehensive income  .........................................       $ 5,889,652
                                                                      ===========
Acquisition of the Gen-X
   Companies  .................................................
Issuance of warrants to purchase
   common stock  ..............................................
Issuance of common stock upon
  exercise of options  ........................................
                                                                                         --------    ---------     ---------
Consolidated balance at
  December 31, 1998  ..........................................                          $(47,431)   1,069,086     $(213,817)
                                                                                         ========    =========     =========

                   The accompanying notes are an integral part of these financial statements.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS

                                                                                       Year Ended December 31,
                                                                             --------------------------------------------
                                                                                 1998            1997            1996
                                                                             -------------   -------------   ------------
                                                                             Consolidated    Consolidated      Combined
Cash Flows from Operating Activities:
  Net income (loss)  ......................................................   $ 5,901,563     $(4,155,295)   $  (744,313)
     Deduct:
       Income from discontinued operations  ...............................     9,742,663         246,956      3,260,783
                                                                              -----------     -----------    -----------
  Loss from continuing operations..........................................    (3,841,100)     (4,402,251)    (4,005,096)
  Adjustments to reconcile loss from continuing
    operations to net cash provided by (used in) operating
    activities:
     Depreciation and amortization  .......................................       567,310         368,227        332,779
     Provision for losses on accounts receivable  .........................        86,903         507,146        250,845
     Loss on disposition of equipment  ....................................        19,819              --             --
     Warrants expense  ....................................................       150,000         152,333             --
  Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
     Prepaid expenses and other current assets  ...........................     1,323,336      (3,551,074)      (169,397)
     Other assets  ........................................................        33,571        (576,542)      (473,830)
     Accounts payable and accrued expenses  ...............................     4,292,548         491,169        124,542
                                                                              -----------     -----------    -----------
     Net cash provided by (used in) continuing operations  ................     2,632,387      (7,010,992)    (3,940,157)
     Net cash provided by (used in) discontinued operations  ..............        38,662      (2,136,751)     4,629,841
                                                                              -----------     -----------    -----------
     Net cash provided by (used in) operating activities  .................     2,671,049      (9,147,743)       689,684
                                                                              -----------     -----------    -----------
Cash Flows from Investing Activities:
  Acquisition of property and equipment  ..................................      (397,990)       (231,987)      (505,543)
                                                                              -----------     -----------    -----------
     Net cash provided by (used in) investing activities  .................      (397,990)       (231,987)      (505,543)
                                                                              -----------     -----------    -----------
Cash Flows from Financing Activities:
  Net borrowings under line of credit  ....................................    (1,853,992)      9,984,077        970,441
  Costs of debt issuance  .................................................       (80,000)       (266,304)            --
  Repayment of capital lease  .............................................      (116,124)       (105,378)       (86,251)
  Proceeds from exercises of common stock options  ........................        23,256              --             --
  Repayment of subordinated debt  .........................................      (250,000)       (416,000)            --
  Distributions to stockholder  ...........................................            --              --       (782,200)
                                                                              -----------     -----------    -----------
     Net cash provided by financing activities  ...........................    (2,276,860)      9,196,395        101,990
                                                                              -----------     -----------    -----------
Effect of exchange rate on cash  ..........................................       (11,911)          6,345        (29,735)
                                                                              -----------     -----------    -----------
Net increase (decrease) in cash and cash equivalents  .....................       (15,712)       (176,990)       256,396
Cash and cash equivalents, beginning of year  .............................        98,881         275,871         19,475
                                                                              -----------     -----------    -----------
Cash and cash equivalents, end of year  ...................................   $    83,169     $    98,881    $   275,871
                                                                              ===========     ===========    ===========
Supplemental disclosure of cash flow information:
   Cash paid during the year for interest  ................................   $ 3,056,160     $ 1,882,198    $ 1,026,499
                                                                              ===========     ===========    ===========
Supplemental disclosure of non-cash investing and financing activities:
   Notes payable issued in acquisitions  ..................................   $ 6,000,000              --             --
                                                                              ===========     ===========    ===========
   Modification of existing capital lease  ................................            --              --    $   916,960
                                                                              ===========     ===========    ===========
   Issuance of common stock of affiliate at a price per share in
   excess of the Company's carrying amount  ...............................            --     $   356,534    $   911,328
                                                                              ===========     ===========    ===========
   Refinancing of revolving credit agreement  .............................            --     $16,718,420             --
                                                                              ===========     ===========    ===========
   Issuance of common stock for acquisition of the Gen-X Companies  .......   $ 6,465,225              --             --
                                                                              ===========     ===========    ===========
   Issuance of mandatorily redeemable preferred stock  ....................   $       100              --             --
                                                                              ===========     ===========    ===========

                         The accompanying notes are an integral part of these financial statements.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION AND SUBSEQUENT EVENTS

     Global Sports, Inc. ("Global" or "the Company"), a Delaware corporation, is an e-Commerce company that is in the process of developing the internet businesses of several sporting goods retailers through contractual commitments with its Global Sports Interactive subsidiary. The Company's failure to meet these commitments could result in a forfeiture of the contracts and the exclusive rights to certain future internet business and have a material adverse affect on the future results of operations and financial condition of the Company.

     Discontinued Operations

     On April 20, 1999, the Company formalized a plan to sell two of its businesses, the Branded division and the Off-Price and Action Sports division, in order to focus exclusively on its e-Commerce business. The Branded division designs and markets the RYKA and Yukon footwear brands. The Off-Price and Action Sports division is a third-party distributor and make-to-order marketer of off-price footwear, apparel and sporting goods. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from that of continuing operations and are presented in the Company's financial statements as discontinued operations. Prior year financial statements have been reclassified to reflect these discontinued operations.

     On September 24, 1999, the Company and a management group led by James J. Salter and Kenneth J. Finkelstein entered into an acquisition agreement for the sale of all of the issued and outstanding capital stock of the Company's wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc., through which the Company operates its Off-Price and Action Sports Division. The aggregate purchase price for the sale is approximately $20 million, of which approximately $6 million is to be paid at closing, approximately $4 million is the assumption of contingent notes payable, and $10 million is to be paid over a seven and one half year period pursuant to the terms of two notes to be delivered at closing. The closing of this sale is subject to customary closing conditions, including approval by the Company's shareholders and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon closing, the gain on this sale, if any, will be deferred and recognized on an installment-sale basis over the term of the two notes.

     The discontinued operations components of amounts reflected in the income statements and balance sheets are as follows:

                                                              For The Year Ended December 31,
                                                       -------------------------------------------
                                                              1998          1997          1996
                                                       -------------------------------------------
Income Statement:
    Net sales....................................         $131,434,971   $60,671,407   $47,340,450
    Costs and expenses...........................          116,907,544    60,424,451    43,998,184
                                                       -------------------------------------------
    Operating income.............................           14,527,427       246,956     3,342,266
    Other expenses...............................              905,197            --            --
                                                       -------------------------------------------
    Income before income taxes...................           13,622,230       246,956     3,342,266
    Provision for  income taxes..................            3,879,567            --        81,483
                                                       -------------------------------------------
    Income from discontinued
        operations...............................         $  9,742,663   $   246,956   $ 3,260,783
                                                       ===========================================

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

                                                              December 31,
                                                      --------------------------
                                                          1998          1997
                                                      -----------   ------------
Balance Sheet:
   Cash............................................   $   772,916   $         --
   Accounts receivable.............................    36,782,732     16,060,911
   Inventory.......................................    20,954,168     16,906,171
   Other current assets............................       836,520        241,403
                                                      -----------   ------------
      Total current assets.........................    59,346,336     33,208,485
   Property and equipment..........................     1,397,189        159,528
   Goodwill and intangibles........................    14,098,155      6,147,282
   Other assets....................................        99,773          2,404
                                                      -----------   ------------
      Total assets.................................    74,941,453     39,517,699
                                                      -----------   ------------
   Accounts payable and accrued expenses...........    16,192,954     15,388,820
   Current portion - note payable, banks...........    14,529,576             --
   Current portion - notes payable, other..........       712,815             --
   Subordinated notes payable......................     1,999,065             --
                                                      -----------   ------------
      Total current liabilities....................    33,434,410     15,388,820
   Note payable, banks.............................       294,379             --
   Notes payable, other............................     2,493,743             --
                                                      -----------   ------------
     Total liabilities.............................    36,222,532     15,388,820
                                                      -----------   ------------
Net assets of discontinued operations..............   $38,718,921    $24,128,879
                                                      ===========   ============

     Acquisition of Discontinued Operations

     Effective May 12, 1998, the Company acquired Gen-X Holdings Inc. and Gen-X Equipment Inc. (collectively, the "Gen-X Companies"). The Gen-X Companies were privately-held companies based in Toronto, Ontario specializing in selling off-price sporting goods and winter sports equipment (including ski and snowboard equipment), in-line skates, sunglasses, skateboards and specialty footwear. In consideration for the stock of the Gen-X Companies, the Company issued 1.5 million shares of its common stock and contingent consideration in the form of noninterest-bearing notes and 10,000 shares of mandatorily redeemable preferred stock in the aggregate amount of $5 million. The notes are payable and shares are redeemable at an aggregate of $1 million per year over a five-year period upon achieving certain sales and gross profit targets. The redemption price of the preferred shares is contingent on the same targets, up to a maximum of $500,000. The total purchase price, including acquisition expenses of approximately $330,000 but excluding the contingent consideration described above ($1 million of which was paid in May of 1999), was $6,793,020. This purchase price is based on the 10-day average market price of the 1.5 million shares discounted by 35% to reflect restrictions on the transferability of these shares. The following table details the allocation of the total consideration:


Fair value of assets acquired............  $13,913,937
Fair value of liabilities assumed........  (13,765,000)
Goodwill.................................    6,644,083
                                           -----------
                                           $ 6,793,020
                                           ===========

  Goodwill is being amortized on a straight line basis over twenty years. If and when the contingent consideration is issued, goodwill will increase.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

     In connection with the acquisition of the Gen-X Companies on May 12, 1998, the Company issued 10,000 shares of mandatorily redeemable preferred stock. The redemption price of these preferred shares is contingent on certain sales and gross profit targets, ranging from a minimum of $.01 per share to a maximum of $50.00 per share, and are redeemable over a five year period.

     Effective July 27, 1998, the Company acquired Lamar Snowboards, Inc. ("Lamar"), a privately-held manufacturer of snowboards, bindings and related products based in San Diego, California. In consideration for the stock of Lamar, the Company paid $250,000 in cash and issued notes in the aggregate principal amount of $1,000,000, payable over five years. The fair value of the assets acquired was $927,124 and the fair value of the liabilities assumed was $1,881,116, resulting in goodwill of $2,203,992. Goodwill is being amortized on a straight line basis over twenty years.

     Notes Payable of Discontinued Operations

     The components of the notes payable, banks balances as of December 31, 1998 and 1997 are as follows:

                                                                                         December 31,
                                                                                     1998           1997
                                                                                 ------------   ------------
Revolving credit facility, secured by substantially all assets of the Gen-X
 Companies (weighted average interest rate at December 31, 1998--
 7.93%)......................................................................    $ 14,500,000          $  --
Mortgage payable, secured by building, due 8/15/09 (interest rate at
       December 31, 1998--8.07%).............................................         323,955             --
                                                                                 ------------   ------------
Total........................................................................      14,823,955             --
Less: Current portion........................................................     (14,529,576)            --
                                                                                 ------------   ------------
Long-term portion............................................................    $    294,379          $  --
                                                                                 ============   ============

     The Company has a line of credit of approximately $20,000,000 for use by the Gen-X Companies, which is available for either direct borrowing or for import letters of credit. The loan bears interest at prime plus one half percent and is secured by a general security agreement covering substantially all of the Gen-X Companies' assets. At December 31, 1998, draws of $14,500,000 (included in current liabilities) were committed under this line. Based on available collateral and outstanding import letters of credit commitments an additional $4,701,700 was available for borrowing. The total interest expense incurred in connection with this facility was $453,485 for the year ending December 31, 1998. The maximum amount outstanding on this line during 1998 was $14,500,000.

     Notes payable, banks includes a mortgage payable secured by land and building in Ontario, Canada of $323,955 of which $29,576 is classified as current, bearing interest at the bank's cost of funds plus 2.5% and maturing on August 15, 2009. For the year ending December 31, 1998, interest expense included $15,794 related to this mortgage.

     The components of the notes payable, other balances as of December 31, 1998 and 1997 are as follows:

                                                                                                 December 31,
                                                                                              1998         1997
                                                                                          -----------   -----------
Note payable to Ride, Inc., due 12/31/02 (interest rate at December 31, 1998--8%).....    $1,600,000          $  --

Notes payable to former shareholders of Lamar, due 7/27/03 (interest rate at
 December 31, 1998--6%)...............................................................     1,606,558             --
                                                                                          ----------     ----------
Total.................................................................................     3,206,558             --
Less: Current portion.................................................................      (712,815)            --
                                                                                          ----------     ----------
Long-term portion.....................................................................    $2,493,743          $  --
                                                                                          ==========     ==========

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

     Other debt related to the Gen-X Companies includes an outstanding loan payable to Ride Inc. for $1,600,000, of which $400,000 is classified as current. The original loan of $2,000,000 is repayable in equal quarterly installments of $100,000 which commenced on March 31, 1998 and bears interest at the prime lending rate. For the year ending December 31, 1998, interest expense included $88,150 related to this note.

     Notes payable, other also includes $1,606,558 of promissory notes payable to the former shareholders of Lamar . The notes are payable in five equal annual installments and bear interest at 6% per annum. At December 31, 1998, $312,815 of such notes is classified as current.

     The components of the subordinated notes payable balances as of December 31, 1998 and 1997 are as follows:

                                                                                             December 31,
                                                                                         1998            1997
                                                                                     ------------    ------------
Subordinated notes payable to former shareholders of the Gen-X Companies,
  due 12/31/99 (interest rate at December 31, 1998--7%).......................       $ 1,999,065            $  --
Less: Current portion.........................................................        (1,999,065)              --
                                                                                     -----------     ------------
Long-term portion.............................................................       $        --            $  --
                                                                                     ===========     ============

     Upon closing the Gen-X transaction on May 12, 1998, several subordinated notes payable were executed with the former shareholders of the Gen-X Companies for an aggregate of $1,999,065 which is payable upon the earlier of the Company raising certain additional capital or in four equal consecutive quarterly payments beginning March 31, 1999. This note bears interest at 7% per annum until December 31, 1998 and the prime lending rate thereafter. For the year ending December 31, 1998, interest expense included $54,572 related to these notes.

     Property and Equipment of Discontinued Operations

     The major classes of property and equipment, at cost, are as follows:

                                                               December 31,
                                                            1998          1997
                                                        ------------   ----------
Equipment............................................    $  574,040     $140,343
Building.............................................       686,365           --
Leasehold improvements...............................        21,846       21,642
Land.................................................       268,800           --
                                                         ----------     --------
                                                          1,551,051      161,985
Less: Accumulated depreciation and amortization......     (153,862)      (2,457)
                                                         ----------     --------
                                                         $1,397,189     $159,528
                                                         ==========     ========

     Employment Agreements of Discontinued Operations

     At December 31, 1998, the Company has employment agreements with several of its officers for an aggregate annual base salary of $590,000 plus bonus and increases in accordance with the terms of the agreements. Terms of such contracts range from three to five years and are subject to automatic annual extensions.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

     Purchase Commitments of Discontinued Operations

     As of December 31, 1998, outstanding purchase commitments exist totaling $5,745,974, for which commercial import letters of credit have been issued.

     Related Party Transactions of Discontinued Operations

     For the years ended December 31, 1997 and 1996, the KPR Companies' purchased $196,274 and $151,985 of inventory from RYKA Inc. (prior to the Reorganization).

     Financial Instruments of Discontinued Operations

     The Company uses derivative financial instruments to manage the impact of foreign exchange rate changes on earnings and cash flows. The Company does not enter into financial instruments for trading or speculative purposes. The counterparties to these contracts are major financial institutions with high credit ratings and the Company does not have significant exposure to any one counterparty. Management believes the risk of loss is remote and in any event would be immaterial.

     As part of its foreign exchange risk management strategy, the Company uses forward exchange contracts to minimize currency risk on anticipated inventory purchases and cash flows from collections of accounts receivable. The terms of these contracts are typically from one to three months. From time to time during 1998, the Company entered into several forward currency exchange contracts with one of its main lending banks, accounted for as direct hedges on certain of its accounts payable exposures in Swiss Francs, German Marks and British Pounds. All gains and losses from such contracts are recognized in cost of sales as the related inventories are sold. The Company had the following amounts outstanding related to these contracts as of December 31, 1998:

                                                    December 31,
                                                        1998
                                                    ------------
                U.S. Dollars/British Pounds.......    $  822,793
                U.S. Dollars/German Marks.........       234,949
                U.S. Dollars/Swiss Francs.........        23,625
                                                      ----------
                   Total..........................    $1,081,367
                                                      ==========

     These contracts mature in January through March of 1999.

     During November 1998, the Company also entered into a series of forward currency contracts for in the aggregate approximately 7,000,000 Canadian Dollars with one of its main lending banks, accounted for as direct hedges on certain U.S. Dollar denominated accounts receivable collection exposures. The Company had $2,689,384 of these contracts outstanding at December 31, 1998. These contracts mature in January and February of 1999. The deferred gains or losses on these contracts at December 31, 1998 were not material.

      Significant Customers / Concentrations of Credit Risk of Discontinued Operations

      The Company's sales and accounts receivable are primarily with major national retail stores. If the financial condition or operations of these customers deteriorate substantially, the Company's operating results could be adversely affected. Credit risk with respect to other trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and mitigated in part by credit insurance. The Company performs ongoing credit evaluations of its customers' financial condition and generally the Company does not require collateral.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

     Net sales for the years ended December 31, 1998, 1997 and 1996 to key customers each amounting to in excess of 10% are as follows:

                                   1998    1997    1996
                                   ----    ----    ----
            Customer A...........   27%     N/A     N/A

            Customer B...........   13%     22%     14%

            Customer C...........   N/A     13%     17%

     At December 31, 1998, accounts receivable for Customer A and Customer B amounted to $8,881,106 and $4,080,369, respectively, or 24% and 11%, respectively, of total accounts receivable outstanding. At December 31, 1997, accounts receivable for Customer B and Customer C amounted to $5,045,038 and $1,491,833, respectively or 30% and 9%, respectively, of total accounts receivable outstanding.

     Major Suppliers / Economic Dependency of Discontinued Operations

     Inventory purchased for the years ended December 31, 1998, 1997 and 1996 from a key supplier amounted to 11%, 26% and 17% of total inventory purchased. At December 31, 1998, the Company had no amounts owed to this supplier. At December 31, 1997, the amount owed to this supplier was $11,261,105 or 70% of total accounts payable outstanding. No other supplier amounted to in excess of 10% of total inventory purchased for each of the years then ended.

      SOFTBANK Transaction

      On June 10, 1999, the Company and SOFTBANK America Inc. ("SOFTBANK") entered into a stock purchase agreement and related agreements for the sale of 6,153,850 shares of the Company's common stock to SOFTBANK at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principal to the transaction) for an aggregate purchase price of $80,000,050.

NOTE 2--ORGANIZATION

     On December 15, 1997, the Company consummated a reorganization (the "Reorganization"), among RYKA Inc. ("RYKA"), KPR Sports International, Inc. ("KPR"), Apex Sports International, Inc., MR Management, Inc. (the last three companies collectively referred to as the "KPR Companies"), and Michael G. Rubin, the former sole shareholder of the KPR Companies and now the Chairman and Chief Executive Officer of the Company. As part of the Reorganization, (i) RYKA was renamed Global Sports, Inc., (ii) the Company transferred all of its assets and liabilities to RYKA in exchange for all of the issued and outstanding shares of capital stock of RYKA, (iii) a subsidiary of the Company merged with and into KPR, with KPR surviving the merger as a wholly-owned subsidiary of the Company,
(iv) the Company acquired all of the issued and outstanding shares of capital stock of Apex and MR Management, and (v) the Company issued to Mr. Rubin an aggregate of 8,169,086 of its common stock in exchange for all of the issued and outstanding shares of capital stock of the KPR Companies.

     Immediately after the Reorganization, Mr. Rubin, the former sole shareholder of the KPR Companies, then owned approximately 78% of the outstanding voting power of the Company. Accordingly, the Reorganization was accounted for as a reverse purchase under generally accepted accounting principles pursuant to which the KPR Companies were considered to be the acquiring entity and the Company was the acquired entity for accounting purposes, even though the Company was the surviving legal entity. As a result of this reverse purchase accounting treatment, (i) the historical

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES
financial statements presented for periods prior to the date of the Reorganization are no longer the historical financial statements of RYKA; (ii) the historical financial statements for periods prior to the date of the Reorganization are those of the KPR Companies, (iii) all references to the historical financial statements of the Company apply to the historical financial statements of the KPR Companies prior to and subsequent to the Reorganization, and (iv) any references to RYKA apply solely to that company and its financial statements prior to the Reorganization.

NOTE 3--SIGNIFICANT ACCOUNTING POLICIES

     The following summarize the Company's significant accounting policies, some of which apply only to discontinued operations.

     Principles of Consolidation: The financial statements presented include the accounts of Global Sports, Inc., a Delaware corporation, and the following wholly-owned subsidiaries:

       APEX Sports International, Inc. (PA)
       KPR Sports International, Inc. (PA)
       MR Management, Inc. (PA)
       RYKA Inc. (PA)
       G.S.I., Inc. (DE)
       Gen-X Holdings, Inc. (WA)
       Gen-X Equipment Inc. (Ontario)
       Lamar Snowboards, Inc. (MO)

     The combined financial statements presented for 1996 include the accounts of KPR Sports International, Inc. and Affiliates, MR Management, Inc., KPR Sports International BVBA (an entity organized pursuant to the laws of Belgium and owned 79% by the Company and 21% by MR Management, Inc.), KPR Sports International Europe B.V. (an entity organized pursuant to the laws of the Netherlands Ministry of Justice and owned 79% by the Company and 21% by MR Management, Inc.), MR Acquisitions, LLC (an entity owned 99% by the Company and 1% by MR Management, Inc.), Abington Ski, Inc., Delmar Ski, Inc., Lancaster Ski, Inc. and Apex Sports International, Inc. all of which are affiliated through the common ownership of an individual shareholder and are a part of Global after the Reorganization (see Note 2). All intercompany accounts and transactions have been eliminated in consolidation and combination.

     Cash Equivalents:   The Company considers highly liquid investments with
maturities at date of purchase of less than three months to be cash equivalents.

     Inventory:   Inventory, primarily consisting of athletic footwear, sporting goods and apparel, is valued at the lower of cost, determined using the first-in, first-out method or market.

     Property and Equipment:   Property and equipment are stated at cost net of
accumulated depreciation or amortization. Depreciation or amortization is provided using the straight-line method over the estimated useful lives of the assets, generally as follows:

     - Three years for computer hardware and software;
     - Five to seven years for equipment;
     - The lesser of the useful life or lease term for leasehold improvements;
       and
     - Thirty years for buildings.

     Expenditures for maintenance and repairs are expensed as incurred. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

     Sale of Stock by an Equity Method Investee:   Prior to the Reorganization,
changes in the KPR Companies' proportionate share of the underlying equity of RYKA, an equity method investee, which result from the issuance of additional securities by such investee, were credited directly to additional paid-in capital. In 1997 and 1996, $356,534, and $911,328, respectively, of such gains were credited to additional paid-in capital (see Note 16).

     Foreign Currency Translation: In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, exchange adjustments resulting from foreign currency transactions generally are recognized currently in income, whereas adjustments resulting from translations of financial statements are reflected as a separate component of shareholders' equity. The cumulative currency translation loss as of December 31, 1998, 1997 and 1996 were $47,431, $35,520, and $41,865, respectively. Gains and losses on foreign currency transactions for the year ended December 31, 1998 resulted in a net foreign currency loss of $194,064. No gains or losses on foreign currency transactions were realized in 1997 or 1996.

     Goodwill, Intangibles and Other Assets: The cost of goodwill and intangibles is amortized on a straight-line basis over ten to twenty years. Goodwill is reported net of accumulated amortization of $699,669 and $16,978 in 1998 and 1997, respectively. Intangibles, which principally represent the cost of acquiring licenses, patents and trademarks, are reported net of accumulated amortization of $270,124 and $55,611 in 1998 and 1997, respectively. Closing and other fees incurred at the inception of loan facilities are deferred and are amortized over the term of the loan agreement (see Note 5). As of December 31, 1998, the unamortized balance of all such loan fees was $247,772.

     Deferred Loan Fees: Closing and other fees incurred at the inception of loan facilities are deferred and are amortized over the term of the loan agreement (see Note 5). As of December 31, 1998, the unamortized balance of all such loan fees was $247,772 and is included in other assets.

     Long-Lived Assets: The realizability of long-lived assets is evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amount. Such evaluation is based on various analyses, including undiscounted cash flow and profitability projections that incorporate, as applicable, the impact on existing company businesses. The analyses necessarily involve significant management judgment. Any impairment loss, if indicated, is measured as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

     Income Taxes: Prior to December 15, 1997, the KPR Companies had elected to be taxed as S Corporations, under provisions of the Internal Revenue Code and various state income tax regulations. As such, current taxable income had been included on the income tax returns of the then sole shareholder for federal and state income tax purposes and no provision had been made for federal income taxes. On December 15, 1997, the KPR Companies effected a merger with RYKA Inc. (see Note 2). As a result of the merger, the KPR Companies' S election was terminated. The Company, now renamed Global Sports, Inc., is considered a C corporation and is subject to federal and state income taxes. As such, taxes on income are provided based upon SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Revenue Recognition:   Sales, net of discounts, are recognized upon the
shipment of product.

     Advertising:   The Company expenses the cost of advertising upon the first time the advertising takes place. Advertising expense was $1,774,753, $431,753, and $206,842 for 1998, 1997, and 1996, respectively.

     Use of Estimates:   The presentation of financial statements in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

     Financial Instruments: Gains and losses on foreign currency hedges of existing assets or liabilities are included in the carrying amounts of those assets of liabilities and recognized in income as part of the related transaction. Unrealized gains and losses related to qualifying hedges of firm commitments are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

     Fair Value of Financial Instruments: The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, notes payable, bank and notes payable, other are a reasonable estimate of their fair values at December 31, 1998 and 1997, based on either the short maturity of these instruments or current rates offered to the Company for debt of a similar nature. The fair value of the subordinated notes payable is not practicable to determine because of the lack of quoted market prices for such debt and the Company's lack of offers to provide comparable subordinated debt. The fair value of foreign currency forward contracts is based on quoted market prices.

     Stock-Based Compensation:   SFAS No. 123, Accounting for Stock-Based
Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     New Accounting Pronouncements

     Derivative Instruments: SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 2000, although early adoption is encouraged. The Company has not yet assessed what the impact of this statement will be on the Company's future earnings or financial position.

     Start-Up Costs:   In April 1998, the AICPA Accounting Standards Executive
Council issued Statement of Position 98-5, Reporting of Costs of Start-Up Activities, ("SOP 98-5"). The statement requires that costs of start-up activities, including organization costs, be expensed as incurred. This statement is required to be adopted January 1, 1999. Adoption of SOP 98-5 in 1999 is not expected to have a material effect on the Company's results of operations, cash flows or financial position.


NOTE 4--PROPERTY AND EQUIPMENT

     The major classes of property and equipment, at cost, are as follows:

                                                                 December 31,
                                                          ---------------------------
                                                              1998           1997
                                                          ------------   ------------
  Equipment............................................   $ 1,190,068     $  949,805
  Building--under capital lease (see Note 6)...........     2,666,958      2,666,958
  Leasehold improvements...............................       336,926        332,125
  Construction in progress.............................        17,392             --
                                                          -----------     ----------
                                                            4,211,344      3,948,888
  Less: Accumulated depreciation and amortization......    (1,222,630)      (825,704)
                                                          -----------     ----------
                                                          $ 2,988,714     $3,123,184
                                                          ===========     ==========

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 5--NOTES PAYABLE

Notes Payable, Banks

  The components of the notes payable, banks balances as of December 31, 1998 and 1997 are as follows:

                                                                                      December 31,
                                                                               --------------------------
                                                                                  1998           1997
                                                                               -----------   ------------
Revolving credit facility, secured by substantially all assets of KPR and
 RYKA (weighted average interest rates at December 31, 1998--8.15%;
 1997--8.25%)  ..........................................................      $18,812,156   $20,666,248
Less: Current portion  ..................................................               --    (2,000,000)
                                                                               -----------   -----------
Long-term portion  ......................................................      $18,812,156   $18,666,248
                                                                               ===========   ===========

  On November 20, 1997, the KPR Companies and RYKA entered into a Loan and Security Agreement (the "Loan Agreement") with a lender pursuant to which a prior lender was repaid in full on November 21, 1997. The total interest incurred in connection with the former lender in 1997 was $1,289,537. Under the Loan Agreement, as amended, the Company has access to a combined credit facility of $40,000,000 which is comprised of the KPR Companies' credit facility of $35,000,000 and RYKA's credit facility of $5,000,000. The term of the Loan Agreement is five years expiring on November 19, 2002. The KPR Companies and RYKA have an interest rate choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. Under the Loan Agreement, both the KPR Companies and RYKA may borrow up to the amount of their revolving line based upon 85% of their eligible accounts receivable and 65% of their eligible inventory, as those terms are defined in the Loan Agreement. The Loan Agreement also includes 50% of outstanding letters of credit as collateral for borrowing.

  In addition to the revolving lines of credit described above, the lender will over-advance to the Company a combined additional total of $3,000,000, comprised of the KPR Companies' additional $2,000,000 and RYKA's additional $1,000,000, over the collateral for additional import letters of credit needed for seasonal production of new merchandise for the Spring 1999 and Fall 1999 seasons. The Loan Agreement requires that the merchandise underlying the over-advance is at least 80% supported by customer orders.

  Among other things, the Loan Agreement requires the KPR Companies and RYKA to achieve annual earnings before interest, taxes, depreciation and amortization of $5 million, and it limits the Company's ability to incur additional indebtedness, make payments on subordinated indebtedness, make capital expenditures, sell assets, and pay dividends.

  At December 31, 1997, the Company was not in compliance with a financial covenant of its Loan Agreement, namely the financial covenant requiring $2,500,000 of consolidated net income plus depreciation, amortization and other non-cash charges plus interest and income taxes ("EBITDA") on an annualized basis for

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES
the period July 1, 1997 through December 31, 1997. A waiver was obtained from the bank to remedy its violation of the financial covenant. In March 1998, the Company renegotiated the terms of and executed an amendment to the Loan Agreement such that the financial covenant would require the Company to maintain EBITDA of $5,000,000 on an annualized basis for periods subsequent to December 31, 1997. As of December 31, 1998, the Company is in compliance with all financial covenants of the Loan Agreement.

  At December 31, 1998, the aggregate amount outstanding under this line was $18,812,156, all of which is classified as a long term liability. At December 31, 1998, based on available collateral and outstanding import letters of credit commitments, an additional $2,403,332 (including the seasonal over-advance) was available on this line for borrowing. The total interest incurred in connection with this facility was $1,970,466 for the year ending December 31, 1998. The maximum amount outstanding on this line during 1998 was $24,926,959.

 Subordinated Notes Payable

  The components of the subordinated notes payable balances as of December 31, 1998 and 1997 are as follows:

                                                                                     December 31,
                                                                              ---------------------------
                                                                                  1998           1997
                                                                              ------------   ------------
Subordinated notes payable to shareholder (interest rate at December 31,
  1998--8.25%; 1997--8.75%)  ...........................................      $ 1,805,841    $ 2,068,652
Less: Current portion  .................................................       (1,805,841)    (2,068,652)
                                                                              -----------    -----------
Long-term portion  .....................................................      $      ___     $      ___
                                                                              ===========    ===========

  At December 31, 1998, the Company had $1,805,841 in outstanding subordinated notes payable held by its Chairman and CEO, plus accrued interest on such notes of $24,094 recorded in accrued expenses. This debt consists primarily of a note representing undistributed Subchapter S corporation retained earnings previously taxed to him as the sole shareholder of the KPR Companies prior to the Reorganization (see Note 2). Interest accrues on such notes at the Company's choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. The interest rate at December 31, 1998 was 8 3/4% and interest recorded during the year ending December 31, 1998 was $162,124. Based on its Loan Agreement, the Company is permitted to make continued regular payments of interest on the subordinated debt and to further reduce principal on a quarterly basis, commencing subsequent to the first quarter of 1998, in an amount up to 50% of the cumulative consolidated net income of the Company. During 1998, aggregate principal payments of $250,000 were made.

  Subject to the Loan Agreement limitations on the repayment of subordinated indebtedness, aggregate contractual maturities of long-term debt for each of the next five years commencing in 1999 are:


     1999                2000           2001           2002           2003
---------------        -------        -------        -------        -------
$1,805,841             $    __        $    __        $    __        $    __
===============        =======        =======        =======        =======


NOTE 6--CAPITAL LEASE

  In September 1994, a subsidiary of the Company entered into a fifteen-year capital lease with its CEO and Chairman, for warehouse and office space for its corporate headquarters. On October 1, 1996, the lease was amended from an annual rental amount of $193,056 to an annual rental amount of $347,498. Such amended rental amount more closely reflected the market value of the lease at the time it was amended. The rental amount is subject to annual increases based on the Consumer Price Index and is currently $351,396. The Company pays all insurance and maintenance relating to the leased property. The mortgages on the leased property are

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES
collateralized by guarantees of a subsidiary of the Company and have an aggregate outstanding principal balance of $1,525,169 at December 31, 1998. At December 31, 1998 and 1997, the Company's investment in this capital lease was $2,007,035 and $2,212,185 which were included in property and equipment. Interest recorded on this capital lease for the years ended December 31, 1998, 1997 and 1996 was $234,345, $242,120, $160,003, respectively.

  Future minimum lease payments under above capital lease at December 31, 1998, together with the present value of the future minimum lease payments, are as follows:

1999.....................................................     $   351,396
2000.....................................................         351,396
2001.....................................................         351,396
2002.....................................................         351,396
2003.....................................................         351,396
Thereafter...............................................       2,020,532
                                                               ----------
Total future minimum lease payments......................       3,777,512
Less: Interest discount amount...........................       1,468,281
                                                               ----------
Total present value of future minimum lease payments.....       2,309,231
Less: Current portion....................................         127,966
                                                               ----------
Long-term portion........................................      $2,181,265
                                                               ==========

NOTE 7--EQUITY

  The Company, after the Reorganization, is authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights shares.

  In connection with the acquisition of the Gen-X Companies, the Company issued 10,000 shares of mandatorily redeemable preferred stock (see Note 1).

  On April 21, 1997, RYKA sold 125,000 shares of its common stock for $750,000 to certain private investors. The proceeds from this sale were used to repay $385,000 of the Subordinated Note Payable owed to the KPR Companies from RYKA and to enable the Company to open $810,000 in letter of credit agreements for the benefit of KPR.

  In connection with MR Acquisitions' investment in RYKA Inc. in 1995, MR Acquisitions was granted contingent warrants to purchase 455,000 shares of common stock. As of December 31, 1997, MR Acquisitions had exercised warrants to purchase 361,587 of the 455,000 shares of RYKA common stock for which it paid an aggregate exercise price of $72,317. These 361,587 shares represent the full number of warrants that MR Acquisitions was entitled to exercise under the terms of the warrants. MR Acquisitions was not entitled to exercise the remaining warrants for 93,413 shares because Mr. Rubin did not fully satisfy the contingency under the warrants in that he did not raise the required amount of capital for RYKA through equity offerings by the date specified in the warrants.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 8--STOCK OPTIONS

  As part of the Reorganization (see Note 2), the following stock options and stock option plans were assumed by the Company effective December 15, 1997.

  Pursuant to option grant letters, but not pursuant to any formal plan ("Non-Plan Grants"), the Company assumed options issued to certain individuals to purchase shares of the company's common stock at prices which approximated fair market value at the date of grant. The options vest at various times over periods ranging up to five years and, if not exercised, expire up to ten years after the date of grant.

  The Company assumed eight separate stock option plans (the "Plans"). Under the terms of the 1987 Stock Option Plan, 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1995 Non-employee Directors Plan, the Company may grant qualified and nonqualified options to purchase up to 31,321; 17,500; 37,500; 43,750; 45,000; 75,000; 1,000,000; and 12,500 shares of common stock, respectively, to employees, directors and consultants of the Company. The options vest at various times over periods ranging up to five years. All options have been granted at not less than fair market value of the common stock as of the date of grant. The options, if not exercised, expire up to ten years after the date of grant. Stock appreciation rights ("SAR's") may be granted under the Plans either alone or in tandem with stock options. Generally, recipients of SAR's are entitled to receive, upon exercise, cash or shares of common stock (valued at the then fair market value of the company's common stock) equal to such fair market value on the date of exercise minus such fair value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised. No SAR's have been granted to date under the Plans.

  The following table summarizes the stock option activity for the years ended December 31, 1998 and 1997:

                                                                     Weighted
                                                         Number      Average
                                                           of        Exercise
                                                         Shares       Price
                                                       ----------    --------
  Assumed at December 15, 1997.....................       219,547      $10.90
   Granted.........................................       441,850        3.69
   Exercised.......................................           --          --
   Canceled........................................      (118,716)       8.95
                                                       -----------   --------
  Outstanding at December 31, 1997.................       542,681        5.45
   Granted.........................................       695,750        5.79
   Exercised.......................................        (7,267)       3.20
   Canceled........................................       (42,583)       6.24
                                                       -----------   --------
  Outstanding at December 31, 1998.................     1,188,581      $ 5.71
                                                       ===========   ========

                       GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The following table summarizes information about options outstanding at December 31, 1998:

                                     Options Outstanding                        Options Exercisable
                      --------------------------------------------------   ------------------------------
                                    Weighted Average
     Range of                          Remaining
     Exercise           Number      Contractual Life    Weighted Average     Number      Weighted Average
      Prices          Outstanding        (Years)         Exercise Price    Exercisable    Exercise Price
-------------------   -----------   -----------------   ----------------   -----------   ----------------
 $  2.88 - $  3.20        393,250               7.62              $ 3.18       171,643             $ 3.20
 $  4.00 - $  5.94        301,400               6.53                4.89       158,150               4.83
 $  6.00 - $  6.88        346,000               9.41                6.78            --                 --
 $  7.03 - $ 10.60         63,167               8.90                7.84        32,667               8.34
 $ 11.00 - $ 25.00         84,764               3.77               14.42        84,764              14.42
                        ---------               ----              ------       -------             ------
 $  2.88 - $25.00       1,188,581               7.66              $ 5.71       447,224             $ 6.28
                        =========               ====              ======       =======             ======

  The Company accounts for the Plans in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized for stock option awards. Had compensation cost for the Plans been determined consistent with SFAS No. 123, Accounting for Stock Based Compensation, the Company's pro forma net income (loss) and earnings (losses) per share for 1998 and 1997 would have been as follows:

                                                     As Reported     Pro Forma
                                                     ------------   ------------
1998
       Net income.................................   $ 5,901,563    $ 4,789,090
                                                     ===========    ===========

       Earnings per share--basic and diluted......   $       .52    $       .42
                                                     ===========    ===========
1997
       Net loss...................................   $(4,155,295)   $(4,805,295)
                                                     ===========    ===========

       Losses per share--basic and diluted........   $     (1.39)   $     (1.60)
                                                     ===========    ===========


  The weighted average fair value of the stock options granted during the year ended December 31, 1998 and 1997 were $3.79 and $1.49 per share, respectively.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

  The fair value of options granted under the Plans during 1998 and 1997 was estimated on the date of grant using the Black-Scholes multiple option pricing model, with the following assumptions:

Assumption                                     1998          1997
----------                                  -----------   -----------
   Dividend yield......................            None          None
   Expected volatility.................          77.17%        50.00%
   Average risk free interest rate.....           5.16%         6.10%
   Average expected lives..............      5.76 years    5.00 years


NOTE 9--COMMON STOCK PURCHASE WARRANTS

  Prior to the Reorganization (see Note 2), RYKA issued various common stock warrants in connection with financings and other activities. As part of the Reorganization, the following common stock purchase warrants were assumed by the Company, effective December 15, 1997:

                             Number of      Range of         Range of
Issue Date                    Shares     Exercise Prices   Terms (Years)
----------------             ---------   ---------------   -------------
  1994..................      10,026     $12.00 - $20.00       3 - 10
  1995..................      27,660     $ 8.40 - $30.00         5
  1996..................      43,500     $ 5.30 - $ 8.40       5 - 10
  1997..................     155,300     $ 3.20 - $ 5.60         5
                             -------
     Total..............     236,486
                             =======

  In addition, during the year ended December 31, 1998, the Company issued warrants to purchase 67,000 shares of common stock to various consultants and sales agents at a range of prices from $5.11 to $7.94 (weighted average price of $6.71) and with terms of five to ten years. The Company recorded a charge of $150,000 in 1998 related to these warrants.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 10--INCOME TAXES

  Loss before income taxes and the related benefit from income taxes, were as follows:

                                   December 31, 1998
                                  --------------------
Loss before income taxes:
    Domestic...........................   $5,819,849
    Foreign............................           --
                                          ----------
      Total............................   $5,819,849
                                          ==========

   Benefit from income taxes:
    Current:
     Federal...........................   $1,978,749
                                          ==========

  The significant components of net deferred tax assets and liabilities at December 31, 1998 and 1997 consisted of the following:

                                                         December 31,
                                                  ---------------------------
                                                      1998           1997
                                                  ------------   ------------
  Deferred tax assets:
     Provision for doubtful accounts..........    $   308,600    $   327,900
     Net operating loss carryforwards.........      8,035,764      7,750,306
                                                  -----------    -----------
        Gross deferred tax assets.............      8,344,364      8,078,206
  Deferred tax liabilities....................             --             --
                                                  -----------    -----------
  Net deferred tax assets and liabilities.....      8,344,364      8,078,206
     Valuation allowance......................     (8,344,364)    (8,078,206)
                                                  -----------    -----------
  Net deferred tax asset......................    $        __    $       __
                                                  ===========    ===========

  Due to the uncertainty surrounding the realization of the company's tax attributes in future income tax returns, the Company has placed a valuation allowance against its otherwise recognizable deferred tax assets. As of December 31, 1998, the Company had available net operating loss carryforwards, attributable to RYKA, of approximately $19,744,000 which expire in the years 2002 through 2012. The use of net operating loss carryforwards may be subject to annual limitations based on ownership changes of the Company's stock, as defined by Section 382 of the Internal Revenue Code. To the extent that such net operating loss carryforwards are realized in the future, they will reduce the carrying value of goodwill.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

  For the years ended December 31, 1997 and 1996 the Company had no provision for federal and state income taxes.

NOTE 11--EARNINGS (LOSSES) PER SHARE

  Earnings (losses) per share have been computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings (losses) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (losses) per share is computed by dividing the net income (loss) by the weighted average number of shares outstanding during the year, assuming dilution by outstanding common stock options and warrants.

  The amounts used in calculating earnings (losses) per share data are as follows:

                                                                        1998            1997           1996
                                                                    -------------   ------------   ------------
Loss from continuing operations..................................    $(3,841,100)   $(4,402,251)   $(4,005,096)
Income from discontinued operations..............................      9,742,663        246,956      3,260,783
                                                                     -----------    -----------    -----------
Net income (loss)................................................    $ 5,901,563    $(4,155,295)   $  (744,313)
                                                                     ===========    ===========    ===========

Weighted average shares outstanding--basic.......................     11,378,918      2,996,027      2,568,431
  Dilutive common stock options..................................             --             --             --
  Dilutive common stock warrants.................................             --             --             --
                                                                     -----------    -----------    -----------
Weighted average shares outstanding--diluted.....................     11,378,918      2,996,027      2,568,431
                                                                     ===========    ===========    ===========

Outstanding common stock options having no dilutive effect.......        533,132        542,681        241,250
                                                                     ===========    ===========    ===========
Outstanding common stock warrants having no dilutive effect......        384,117        236,486         81,186
                                                                     ===========    ===========    ===========

  The Company's net loss in 1997 and 1996 result in an anti-dilutive effect in the calculation of diluted earnings losses per share.

NOTE 12--COMMITMENTS AND CONTINGENCIES

 Legal Proceedings

  The Company is involved in various routine litigation, including litigation in which the Company is a plaintiff, incidental to its business. The Company believes that the disposition of such routine litigation will not have a material adverse effect on the financial position or results of operations of the Company.

 Employment Agreements

  At December 31, 1998, the Company has employment agreements with several of its officers for an aggregate annual base salary of $587,500 plus bonus and increases in accordance with the terms of the agreements. Terms of such contracts range from three to five years and are subject to automatic annual extensions.

NOTE 13--SAVINGS PLAN

  The Company sponsors a voluntary defined contribution savings plan covering all U.S. employees. Company contributions to the plan may not exceed $2,500 per employee. Total Company contributions were $21,431, $18,594, and $12,394 in 1998, 1997, and 1996, respectively.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES

NOTE 14--BUSINESS SEGMENTS

  As a result of the discontinued operations described in Note 1 to the financial statements, the Company considers itself to have one operating segment which is in the process of developing the internet businesses of several sporting goods retailers.

NOTE 15--RELATED PARTY TRANSACTIONS

  The Company is located in King of Prussia, Pennsylvania where it conducts its operations and warehouses inventory in a facility leased from the Company's Chairman and CEO (see Note 6).

  At December 31, 1998, the Company also has subordinated notes payable outstanding with its Chairman and CEO (see Note 5).

  A summary of the KPR Companies' related party transactions with RYKA Inc. (prior to the Reorganization) for the years ended December 31, 1997 and 1996 are as follows:

                                                                                 Fiscal Year
                                                                             -------------------
Nature of Transactions                  Financial Statement Classification     1997       1996
----------------------                  ----------------------------------   --------   --------
  Rent................................. Other (income) expenses               $45,521    $47,500
  Interest on subordinated debt........ Interest income                       $56,854    $80,723

NOTE 16--INVESTMENT IN RYKA INC.

  A summary of activity relating to the Company's investment in RYKA Inc. for the two years ended December 31, 1997 follows:


  Investment in RYKA, January 1, 1996...............   $  746,122

      Equity in net loss of RYKA....................     (518,491)
      Equity in stock issuance of RYKA..............      911,328
      Additional advances...........................       16,040
      Amortization of negative goodwill.............       12,987
                                                       ----------
  Investment in RYKA, December 31, 1996.............    1,167,986
      Equity in net loss of RYKA....................     (592,093)
      Equity in stock issuances of RYKA.............      356,534
      Additional advances...........................       12,311
      Amortization of negative goodwill.............       12,446
      RYKA partial repayment of initial advance.....     (385,000)
                                                       ----------
  Investment in RYKA, December 14, 1997.............   $  572,184
                                                       ==========

  During 1996, RYKA issued for cash 525,000 shares of common stock for $5.00 per share which was in excess of the Company's per share carrying amount. The Company accounted for the change in its proportionate share of RYKA equity as an increase in both its investment and additional paid-in capital.

  During 1997, RYKA issued for cash 125,000 shares of common stock for $6.00 per share which was in excess of the Company's per share carrying amount. Also in 1997, MR Acquisitions exercised its warrants to purchase an additional 361,587 RYKA shares. The Company accounted for these transactions as an increase in both its investment and additional paid-in capital. As of December 14, 1997, just prior to the Reorganization (See Note 2), the Company had a 33% equity interest in the net assets of RYKA.

                      GLOBAL SPORTS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            JUNE 30,      DECEMBER 31,
                                                                              1999            1998
                                                                         -----------     -----------
                                                                         (Unaudited)
                                  ASSETS

    Current assets:
       Cash and cash equivalents.......................................  $       308     $    83,169
       Prepaid expenses and other current assets.......................      766,823         599,224
       Deferred income taxes...........................................    4,367,759              --
       Net assets of discontinued operations...........................   37,594,624      38,718,921
                                                                         -----------     -----------
         Total current assets..........................................   42,729,514      39,401,314
       Property and equipment, net of accumulated depreciation
          and amortization.............................................    4,269,335       2,988,714
       Other assets....................................................      232,670         253,626
                                                                         -----------     -----------
         Total assets..................................................  $47,231,519     $42,643,654
                                                                         ===========     ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
       Current portion - notes payable, bank...........................  $11,325,621     $        --
       Current portion - capital lease obligation, related party.......      133,250         127,966
       Accounts payable and accrued expenses...........................    3,024,079       3,652,024
       Income taxes payable............................................    1,658,768       1,378,820
       Subordinated notes payable......................................    1,805,841       1,805,841
                                                                         -----------     -----------
         Total current liabilities.....................................   17,947,559       6,964,651
       Notes payable, bank.............................................           --      18,812,156
       Convertible subordinated note payable...........................   15,000,000              --
       Minority interest in subsidiary.................................        1,999              --
       Capital lease obligation, related party.........................    2,113,551       2,181,265
       Mandatorily redeemable preferred stock..........................          100             100
       Commitments and contingencies...................................
       Stockholders' equity:
        Preferred stock, $0.01 par value, 1,000,000 shares
         authorized; 10,000 shares issued as mandatorily redeemable
         preferred stock...............................................           --              --
        Common stock, $0.01 par value, 60,000,000 and 20,000,000 shares authorized in 1999 and 1998, 13,251,697 and 12,994,464 shares issued in 1999 and 1998; 12,182,611 and 11,925,378 shares
         outstanding in 1999 and 1998..................................      132,457         129,947
       Additional paid in capital......................................   18,062,147      14,624,541
       Accumulated other comprehensive income..........................           --         (47,431)
       Retained earnings (deficit).....................................   (5,812,477)        192,242
                                                                         -----------     -----------
                                                                          12,382,127      14,899,299
       Less: Treasury stock, at cost...................................      213,817         213,817
                                                                         -----------     -----------
         Total stockholders' equity....................................   12,168,310      14,685,482
                                                                         -----------     -----------
         Total liabilities and stockholders' equity....................  $47,231,519     $42,643,654
                                                                         ===========     ===========

The accompanying notes are an integral part of these condensed financial statements

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                          JUNE 30,                           JUNE 30,
                                              --------------------------------     ----------------------------
                                                  1999                 1998           1999            1998
                                              -----------          -----------    ------------     ------------
Net sales..................................   $        --          $        --    $         --     $         --
                                              -----------          -----------    ------------     ------------
Costs and expenses:
  Cost of goods sold.......................            --                   --              --               --
  General and administrative...............       644,409              694,841       1,122,553        1,368,363
  Equity compensation......................     1,255,600                   --       1,653,866               --
  Web-site development.....................     2,280,211                   --       2,618,933               --
                                              -----------          -----------    ------------     ------------
                                                4,180,220              694,841       5,395,352        1,368,363
                                              -----------          -----------    ------------     ------------
Operating loss.............................    (4,180,220)            (694,841)     (5,395,352)      (1,368,363)
Other expense:
   Interest expense, net...................        99,830               59,519         156,843          118,411
                                              -----------          -----------    ------------     ------------
                                                   99,830               59,519         156,843          118,411
                                              -----------          -----------    ------------     ------------
Loss from continuing
    operations before income taxes.........    (4,280,050)            (754,360)     (5,552,195)      (1,486,774)
Benefit from income
    taxes..................................    (1,712,020)            (301,744)     (2,220,878)        (594,710)
                                              -----------          -----------    ------------     ------------
Loss from continuing
     operations............................    (2,568,030)            (452,616)     (3,331,317)        (892,064)

Discontinued operations (Note 2):
    Income (loss) from discontinued
    operations (less income taxes in
    1999: $406,229 1998: $694,670
    1999: $582,804 1998: $1,637,636
    for the three- and six-month
    periods, respectively).................      (602,155)           1,274,534         586,101        3,245,555

    Loss on disposition of discontinued
    operations (less income tax benefit
    of  $559,514 for the three- and six-
    month periods, respectively)...........    (3,259,503)                  --      (3,259,503)              --
                                              -----------          -----------    ------------     ------------
Net income (loss)..........................   $(6,429,688)         $   821,918    $ (6,004,719)    $  2,353,491
                                              ===========          ===========    ============     ============

Earnings (losses) per share:
Basic --
   Loss from continuing
      operations...........................   $     (0.21)          $    (0.04)   $      (0.28)    $      (0.08)
   Income (loss) from discontinued
      operations...........................         (0.05)                0.11            0.05             0.30
   Loss on disposition of
      discontinued operations..............         (0.27)                  --           (0.27)              --
                                              -----------          -----------    ------------     ------------
   Net income (loss).......................   $     (0.53)          $     0.07    $      (0.50)    $       0.22
                                              ===========          ===========    ============     ============
Diluted --
  Loss from continuing
      operations...........................         (0.21)          $    (0.04)   $      (0.28)    $      (0.08)
   Income (loss) from discontinued
      operations...........................         (0.05)                0.11            0.05             0.29
   Loss on disposition of
      discontinued operations..............         (0.27)                  --           (0.27)              --
                                              -----------          -----------    ------------     ------------
   Net income (loss).......................   $     (0.53)         $      0.07    $      (0.50)    $       0.21
                                              ===========          ===========    ============     ============

The accompanying notes are an integral part of these condensed financial statements.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                 SIX MONTHS ENDED
                                                                                     JUNE 30,
                                                                       -----------------------------------
                                                                            1999                1998
                                                                       ---------------      --------------
Cash Flows from Operating Activities:
Net income (loss)...................................................   $  (6,004,719)       $  2,353,491
      Deduct:
              Income from discontinued operations...................        (586,101)         (3,245,555)
              Loss on disposal of discontinued operations...........       3,259,503                  --
                                                                       ---------------      --------------
 Net loss from continuing operations................................      (3,331,317)           (892,064)

Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
    Depreciation and amortization...................................         339,338                  --
    Equity compensation.............................................       1,720,016                  --
    Changes in operating assets and liabilities:
      Prepaid expenses and other current assets.....................         304,018             (76,684)
      Deferred income taxes.........................................      (4,367,759)                 --
      Other assets..................................................          50,956              (8,755)
      Accounts payable and accrued expenses.........................        (627,945)            498,607
      Income taxes payable..........................................         279,948           1,378,820
                                                                       ---------------      --------------

      Net cash provided by (used in) continuing operations..........      (5,632,745)            899,924
      Net cash provided by (used in) discontinued operations........      (1,549,105)          2,301,291
                                                                       ---------------      --------------
      Net cash provided by (used in) operating activities...........      (7,181,850)          3,201,215

Cash Flows from Investing Activities:
   Capital expenditures.............................................      (1,638,678)           (126,439)
                                                                       ---------------      --------------
      Net cash used in investing activities.........................      (1,638,678)           (126,439)
                                                                       ---------------      --------------
Cash Flows from Financing Activities:
   Net repayments under lines of credit.............................      (7,486,535)         (2,733,160)
   Repayments of capital lease obligation...........................         (62,430)            (56,654)
   Repayments of subordinated note payable..........................              --            (250,000)
   Borrowing from SOFTBANK..........................................      15,000,000                 --
   Proceeds from issuance of common stock...........................       1,314,633              16,920
   Sale of minority interest in subsidiary..........................           1,999                 --
   Costs of debt issuance...........................................         (30,000)                --
                                                                       ---------------      --------------
      Net cash provided by (used by) financing activities...........       8,737,667          (3,022,894)
                                                                       ---------------      --------------
 Effect of exchange rate on cash and cash equivalents...............             --                1,716
                                                                       ---------------      --------------
 Net increase (decrease) in cash and cash equivalents...............         (82,861)             53,598

Cash and cash equivalents, beginning of period......................          83,169              58,019
                                                                       ---------------      --------------
 Cash and cash equivalents, end of period...........................   $         308       $     111,617
                                                                       ===============      ==============

The accompanying notes are an integral part of these condensed financial statements.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1 - BASIS OF PRESENTATION

Global Sports, Inc. ("Global" or "the Company"), a Delaware corporation, is an e-Commerce company that is in the process of developing the internet businesses of several sporting goods retailers through its Global Sports Interactive subsidiary. On April 20, 1999, the Company formalized a plan to sell its other two businesses, the Branded division and the Off-Price and Action Sports division, in order to focus exclusively on its e-Commerce business. See Note 2.

The accompanying condensed financial statements of Global have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.

The accompanying financial information is unaudited; however, in the opinion of the Company's management, all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of the operating results of the periods reported have been included. The results of operations for the periods reported are not necessarily indicative of those that may be expected for a full year.

Certain 1998 balances have been reclassified to conform with the 1999 financial statement presentation.

This quarterly report should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of December 31, 1998 as presented in the Company's Annual Report on Form 10-K.

New Accounting Pronouncements

Start-Up costs: In April 1998, the AICPA Accounting Standards Executive Council issued Statement of Position 98-5, Reporting of Costs of Start-Up Activities, ("SOP 98-5"). The statement requires that costs of start-up activities, including organization costs, be expensed as incurred. This statement was adopted January 1, 1999, and did not have a material effect on the Company's results of operations, cash flows or financial position.

NOTE 2 - DISCONTINUED OPERATIONS

On April 20, 1999, the Company formalized a plan to sell two of its businesses, the Branded division and the Off-Price and Action Sports division, in order to focus exclusively on its e-Commerce business. The Branded division designs and markets the RYKA and Yukon footwear brands. The Off-Price and Action Sports division is a third-party distributor and make-to-order marketer of off-price footwear, apparel and sporting goods. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from that of continuing operations and are presented in the Company's consolidated financial statements as discontinued operations. Prior year financial statements have been reclassified to reflect discontinued operations. Interest expense related to the lines of credit and debt to be assumed by the successor businesses of $142,913 and $933,365 for the three- and six-month periods ended June 30, 1999, respectively, has been allocated to the pre-measurement date loss from discontinued operations. Interest expense of $572,612 for the three- and six-month periods ended June 30, 1999, respectively, has been allocated to the post-measurement date loss from discontinued operations.

The discontinued operations components of amounts reflected in the income statements and balance sheets are as follows:

                                                     For The Three Months Ended           For The Six Months Ended
                                                              June 30,                            June 30,
                                                     ---------------------------         -----------------------------
                                                         1999           1998                 1999            1998
                                                     -----------     -----------         -----------------------------
Income Statement:
    Net sales......................................  $ 1,457,049     $28,320,457           $35,180,918     $56,468,835
    Costs and expenses.............................    2,324,332      25,826,054            34,320,957      50,557,154
                                                     -----------     -----------           -----------     -----------
     Operating income (loss).......................     (867,283)      2,494,403               859,961       5,911,681
     Other expenses................................      141,101         525,199               856,664       1,028,490
                                                     -----------     -----------           -----------     -----------
     Income (loss) before income taxes.............   (1,008,384)      1,969,204                 3,297       4,883,191
     Provision for (benefit from) income taxes.....     (406,229)        694,670              (582,804)      1,637,636
                                                     -----------     -----------           -----------     -----------
     Income (loss) from discontinued operations....  $  (602,155)    $ 1,274,534           $   586,101     $ 3,245,555
                                                     ===========     ===========           ===========     ===========

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                                               June 30, 1999         December 31, 1998
                                             -----------------     ---------------------
Balance Sheet:
   Cash...................................     $   2,950,672              $    772,916
   Accounts receivable....................        34,057,556                36,782,732
   Inventory..............................        16,852,220                20,954,168
   Other current assets...................         1,885,671                   836,520
                                             -----------------     ---------------------
      Total current assets................        55,746,119                59,346,336
   Property and equipment.................         1,371,047                 1,397,189
   Goodwill and intangibles...............        14,669,071                14,176,531
   Other assets...........................            23,295                    21,397
                                             -----------------     ---------------------
      Total assets........................        71,809,532                74,941,453
                                             -----------------     ---------------------
   Accounts payable and accrued expenses..        20,036,282                16,192,954
   Current portion - note payable, banks..        10,024,878                14,529,576
   Current portion - notes payable, other.           711,933                   712,815
   Subordinated notes payable.............           971,659                 1,999,065
                                             -----------------     ---------------------
      Total current liabilities...........        31,744,752                33,434,410
   Note payable, banks....................           284,918                   294,379
   Notes payable, other...................         2,185,238                 2,493,743
                                             -----------------     ---------------------
      Total liabilities...................        34,214,908                36,222,532
                                             -----------------     ---------------------
 Net assets of discontinued operations....     $  37,594,624              $ 38,718,921
                                             =================     =====================


NOTE 3 - SOFTBANK TRANSACTION

On June 10, 1999, the Company and SOFTBANK America Inc. ("SOFTBANK") entered into a stock purchase agreement and related agreements for the sale of 6,153,850 shares of the Company's common stock to SOFTBANK at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of $80,000,050.

NOTE 4 - DEBT

Notes Payable, Banks

Under its primary loan agreement, as subsequently amended (the "Loan Agreement"), the Company has access to a combined credit facility of $40,000,000, which is comprised of the KPR Companies' credit facility of $35,000,000 and RYKA's credit facility of $5,000,000. The term of the Loan Agreement is five years expiring on November 19, 2002. The KPR Companies and RYKA have an interest rate choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. Under the Loan Agreement, both the KPR Companies and RYKA may borrow up to the amount of their revolving line based upon 85% of their eligible accounts receivable and 65% of their eligible inventory, as those terms are defined in the Loan Agreement. The Loan Agreement also includes 50% of outstanding import letters of credit as collateral for borrowing.

In addition to the revolving lines of credit described above, the lender will over-advance to the Company an additional $3,000,000, over the existing collateral, for additional import letters of credit needed for seasonal production of new merchandise for the Spring 1999 and Fall 1999 seasons.

Among other things, the Loan Agreement, as amended, requires the KPR Companies and RYKA to achieve annual earnings before interest, taxes, depreciation and amortization ("EBITDA") of $5,000,000 and it limits the Company's ability to incur additional indebtedness, make payments on subordinated indebtedness, make capital expenditures, sell assets, and pay dividends. At June 30, 1999, the Company was not in compliance with the EBITDA covenant. The Company obtained a waiver from the bank with respect to this covenant. Because there can be no assurance that the Company will be in compliance with this covenant for any period subsequent to June 30, 1999, the Company has

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

classified the amounts outstanding under this line as a current liability. The Company is currently in negotiations with its lender to modify the terms of the Loan Agreement to return itself to compliance.

At June 30, 1999, the aggregate amount outstanding under this line was $11,325,621. At June 30, 1999, based on available collateral and outstanding import letters of credit commitments, an additional $628,317 (including the seasonal over-advance) was available on this line for borrowing.

The Company has an additional line of credit of approximately $20,000,000 for use by the Gen-X Companies, which is available for either direct borrowing or for import letters of credit. The loan bears interest at prime plus one half percent and is secured by a general security agreement covering substantially all of the Gen-X Companies' assets. At June 30, 1999, draws of $10,000,000 were committed under this line and, based on a net cash position and available collateral and outstanding import letters of credit commitments, an additional $1,538,000 was available for borrowing. At June 30, 1999, such loan amounts are included in net assets of discontinued operations.

Notes payable, banks also includes a mortgage note secured by land and building in Ontario, Canada of $316,939, of which $27,227 is classified as current. The mortgage note bears interest at the bank's cost of funds plus 2.5% and matures on August 15, 2009. At June 30, 1999, such amounts are included in net assets of discontinued operations.

Notes Payable, Other

Other debt related to the Gen-X Companies includes an outstanding loan payable for $1,500,000, of which $400,000 is classified as current. The original loan of $2,000,000 is payable in equal quarterly installments of $100,000, which commenced on March 31, 1998, and bears interest at the prime lending rate. At June 30, 1999, such amounts are included in net assets of discontinued operations.

Notes payable, other also includes $1,000,000 of promissory notes payable to the former shareholders of Lamar. The notes are payable in five equal annual installments and bear interest at 6% per annum. At June 30, 1999, $200,000 of such notes is classified as current. At the time of the acquisition, Lamar also executed a note payable in the principal amount of $553,447, plus $74,954 in accrued interest, for amounts owed to a shareholder. This note, which was assumed by the Company in the acquisition of Lamar, is payable in five equal annual installments and bears interest at 6% per annum. The amount currently outstanding on this note is $559,664, of which $111,933 is classified as current. At June 30, 1999, such amounts are included in net assets of discontinued operations.

Subordinated Notes Payable

At June 30, 1999, the Company had $1,805,841 in outstanding subordinated notes payable held by its Chairman and Chief Executive Officer, plus accrued interest on such notes of $24,145 recorded in accrued expenses. This debt consisted primarily of a note representing undistributed Subchapter S corporation retained earnings previously taxed to him as the sole shareholder of the KPR Companies prior to the Reorganization. Interest accrues on such notes at the Company's choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. At June 30, 1999, the interest rate on these notes was 8%.

Based on its Loan Agreement, the Company is permitted to make continued regular payments of interest on the subordinated debt and to further reduce principal on a quarterly basis, commencing subsequent to the first quarter of 1998, in an amount up to 50% of the cumulative consolidated net income of the Company. During 1998, aggregate principal payments of $250,000 were made. On July 27, 1999, the principal balance of $1,805,841 plus interest accrued to date of $58,987 was repaid in full to the Chairman and Chief Executive Officer.

Upon closing the acquisition of the Gen-X Companies, several subordinated notes payable were executed with the former shareholders of the Gen-X Companies for an aggregate of $1,999,065 which is payable in four equal consecutive quarterly payments beginning March 31, 1999. Quarterly payments to date in the aggregate of $1,027,406 have been made through June 30, 1999. These notes bear interest at 7% until December 31, 1998 and the prime lending rate thereafter. For the three- and six-month periods ending June 30, 1999, interest expense included $29,028 and 68,257, respectively, related to these notes. At June 30, 1999, such amounts are included in net assets of discontinued operations.

NOTE 5 - EARNINGS (LOSSES) PER SHARE

Earnings (losses) per share for all periods have been computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings (losses) per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (losses) per share is computed by dividing the net income by the weighted average number of shares outstanding during the year, assuming dilution by outstanding common stock options and warrants.

The amounts used in calculating earnings (losses) per share data are as follows:

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



                                                                                     For The Six Months Ended
                                           For The Three Months Ended June 30,              June  30,
                                           -----------------------------------    -------------------------------
                                                   1999             1998             1999            1998
                                           ---------------     ---------------    ------------    ---------------

Loss from continuing operations..............    $(2,568,030)   $  (452,616)       $(3,331,317)   $  (892,064)
Income (loss) from discontinued
     operations..............................       (602,155)     1,274,534            586,101      3,245,555
Loss on disposition of discontinued
     operations (less income tax benefit
     of $559,514 for the three and six
     month periods, respectively)............     (3,259,503)            --         (3,259,503)            --
                                                 -----------    -----------        -----------    -----------
Net income (loss)............................    $(6,429,688)   $   821,918        $(6,004,719)   $ 2,353,491
                                                 ===========    ===========        ===========    ===========
Weighted average shares
      outstanding - basic....................     12,120,085     11,226,403         12,073,780     10,824,533
Dilutive common stock options and
     warrants................................             --        311,265                 --        233,168
                                                 -----------    -----------        -----------    -----------
Weighted average shares
     outstanding - diluted...................     12,120,085     11,537,668         12,073,780     11,057,701
                                                 ===========    ===========        ===========    ===========
Outstanding common stock options and
     warrants having no dilutive effect......        986,571        460,508            908,369        408,184
                                                 ===========    ===========        ===========    ===========

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Purchase Commitments

As of June 30, 1999, outstanding purchase commitments exist totaling $5,951,484, for which commercial import letters of credit have been issued.

Employment Agreements

At June 30, 1999, the Company has employment agreements with several of its officers for an aggregate annual base salary of $1,847,500 plus bonus and increases in accordance with the terms of the agreements. Terms of such contracts range from three to five years and are subject to automatic annual extensions.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

E-Commerce

At June 30, 1999, the Company has contractually committed to develop the internet businesses of several sporting goods retailers. The Company's failure to meet these commitments could result in a forfeiture of the contracts and the exclusive rights to certain future internet business and have a material adverse affect on the future results of operations and financial condition of the Company.

NOTE 7 - COMPREHENSIVE INCOME

Comprehensive income for the three- and six-month periods ended June 30, 1999 and 1998 were as follows:

                                    For The Three Months Ended                     For The Six Months Ended
                                             June 30,                                       June 30,
                                  ------------------------------               ------------------------------
                                      1999             1998                        1999              1998
                                  -------------   --------------               -------------    -------------
Net income (loss)                 $ (6,429,688)     $   821,918                 $ (6,004,719)   $   2,353,491
Foreign currency translation
     adjustment                             --             (955)                          --            1,716
                                  -------------   -------------                -------------    -------------
Comprehensive income (loss)       $ (6,429,688)     $   820,963                 $ (6,004,719)   $   2,355,207
                                  =============   =============                =============    =============

NOTE 8 - BUSINESS SEGMENTS

The Company currently operates with one reportable segment, the e-Commerce segment. Under the e-Commerce segment, the Company is in the process of developing the internet businesses of several sporting goods retailers.

On April 20, 1999, the Company formalized a plan to sell its other two operating segments, the Branded division and the Off-Price and Action Sports division, in order to focus exclusively on its e-Commerce business. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of these divisions have been segregated from that of continuing operations and are presented in the Company's consolidated financial statements as discontinued operations. Prior year financial statements have been reclassified to reflect discontinued operations. See Note 2.

NOTE 9 - EQUITY TRANSACTIONS

The Company granted options and warrants to purchase 320,716 and 695,482 shares of the Company's common stock to employees and consultants of the Company during the three- and six-month periods ended June 30, 1999, respectively. The Company also issued warrants to purchase 333,333 shares of the Company's common stock during June 1999 to several retailers in connection with the Company's developing e-Commerce business. The range of exercise prices for all grants issued was from $4.06 to $17.25 for the three-month period ended June 30, 1999 and $0.01 to $17.25 for the six-month period ended June 30, 1999. Upon granting these options and warrants, the Company recorded equity compensation expense of $1,321,750 and $1,720,016 for the three- and six-month periods ended June 30, 1999, respectively, $66,150 of which was included in the net loss from discontinued operations.

Options and warrants to purchase 137,349 and 257,233 shares of the Company's common stock were exercised during the three-and six-month periods ended June 30, 1999, respectively. The range of exercise prices was from $3.20 to $6.88 for the three-month period ended June 30, 1999 and $0.01 to $13.20 for the six-month period ended June 30, 1999. These exercises resulted in cash proceeds to the Company of $770,267 and $1,248,483 for the three- and six-month periods ended June 30, 1999, respectively.

On June 10, 1999, the Company and SOFTBANK America Inc. ("SOFTBANK") entered into a stock purchase agreement and related agreements for the sale of 6,153,850 shares of the Company's common stock to SOFTBANK at a price of $13.00 per share for an aggregate purchase price of $80,000,050. See Note 3.

On July 13, 1999, the shareholders approved an amendment to the Company's Certificate of Incorporation that increased the maximum number of authorized shares of common stock by 40,000,000 to 60,000,000.

                                                                      APPENDIX A

                             ACQUISITION AGREEMENT


PARTIES:       GLOBAL SPORTS, INC.,
               a Delaware corporation ("Global")
               555 S. Henderson Road
               King of Prussia, PA 19406

               GEN-X ACQUISITION (U.S.), INC.,
               a Washington corporation ("U.S. Co.")
               701 5th Avenue
               Suite 3300
               Seattle, Washington
               98104-7082
               GEN-X ACQUISITION (CANADA) INC.,
               an Ontario corporation ("Canadian Co.")
               25 Vanley Crescent
               North York, Ontario
               M3J 2B7

               DMJ FINANCIAL, INC.,
               a Barbados limited company ("DMJ")
               Royal Bank of Canada (Caribbean) Corporation
               2/nd/ Floor, Building #2
               Chelston Park, Collymore
               St. Michael, Barbados

               JAMES J. SALTER,
               an individual ("Salter")
               277 Glencairn Avenue
               Toronto, Ontario M5N1T8
               KENNETH J. FINKELSTEIN,
               an individual ("Finkelstein")
               25 Brandy Court
               Toronto, Ontario M3B3L3

DATE:          September 24, 1999

BACKGROUND: Global owns beneficially and of record all of the issued and outstanding shares of capital stock of Gen-X Equipment Inc., an Ontario corporation ("Gen-X Equipment") and Gen-X Holdings Inc., a Washington corporation ("Gen-X Holdings"). Gen-X Holdings is a Washington corporation also in the business of distributing excess inventories of sports equipment and accessories. Gen-X Equipment and Gen-X Holdings (along with each of their direct or indirect Subsidiaries (as defined herein)) are collectively referred to herein as the "Gen-X Companies". Salter and Finkelstein own beneficially and of record all of the issued and outstanding shares of capital stock of DMJ. DMJ and the individuals set forth on Schedule A own beneficially and of record all
                                 ----------
of the issued and outstanding shares of capital stock of U.S. Co. U.S. Co. owns beneficially and of record all of the issued and outstanding shares of Canadian Co. (U.S. Co. and Canadian Co. shall be referred to individually as "Buyer" and collectively as "Buyers"). The parties desire that Global sell and Buyers purchase all of the issued and outstanding shares of capital stock of the Gen-X Holdings and Gen-X Equipment, all on and subject to the terms and conditions of this Agreement.

      INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1.  DEFINED TERMS

      Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

      1.1    "ACQUISITION AGREEMENTS" means this Agreement and the Ancillary
              ----------------------
Agreements (as defined in Section 1.3).

      1.2    "AFFILIATE" means any Person (as defined in Section 1.17) which
              ---------
controls, is controlled by or is under common control with, the designated party, either directly or indirectly through one or more intermediaries.

      1.3    "ANCILLARY AGREEMENTS" means: (a) the U.S. Co. Promissory Note, (b)
              --------------------
the Canadian Co. Promissory Note, (c) the Termination Agreements, (d) the Shared Facilities Agreement, (e) the Right of First Offer Agreement, (f) the Non-Competition Agreement, (g) the Termination of Non-Competition Agreement, (h) the Assignment and Assumption Agreement, (i) the Subordinated Note Agreements,
(j) the Guarantees, (k) the Security Agreements, (l) the Pledge Agreements, (m) the Trademark Security Agreements, (n) the Intercreditor Agreement, (o) Preferred Stock Purchase Agreement and (p) the Escrow Agreement, each as hereinafter defined.

      1.4    "ASSET" means any real, personal, mixed, tangible or intangible
              -----
property of any nature.

      1.5    "CONSENT" means any consent, approval, order or authorization of,
              -------
or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is legally necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

      1.6    "CONTRACT" means any written or oral contract, agreement,
              --------
instrument, order, arrangement, commitment or understanding of a legally binding nature, including, but not limited to, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

      1.7    "ENCUMBRANCE" means any lien, security interest, pledge, mortgage,
              -----------
easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

      1.8    "GAAP" means, in respect of a United States entity, generally
              ----
accepted accounting principles under United States accounting rules and regulations, as in effect from time to time, consistently applied and, in respect of a Canadian entity, accounting principles generally accepted in Canada, including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time, applied on a consistent basis.

      1.9    "GEN-X MATERIAL ADVERSE EFFECT" means a material adverse effect on
              -----------------------------
the business, results of operations or financial condition of the Gen-X Companies taken as a whole; provided, however, that the term "Gen-X Material Adverse Effect" shall not include any effect attributable to changes in the economy (of the United States or any other country) generally, changes in the industries in which the Gen-X Companies operate, or seasonality of the businesses of the Gen-X Companies.

      1.10   "GLOBAL MANAGEMENT" means the officers and directors of Global
              -----------------
other than Salter, Finkelstein or any employee reporting to Salter or Finkelstein.

      1.11   "INVENTORY" means, with respect to a Person, all inventory,
              ---------
merchandise, goods, packaging, supplies, boxes and other personal property held for sale or rental in the business conducted by the Person and its Subsidiaries, wherever such property is located, and any prepaid deposits for any of the same.

      1.12   "JUDGMENT" means any order, writ, injunction, citation, award,
              --------
decree or other judgment of any nature of any foreign, federal, state, provincial or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

      1.13   "LAW" means any provision of any foreign, federal, state,
              ---
provincial or local law, statute, ordinance, charter, constitution, treaty, rule or regulation.

      1.14   "OBLIGATION" means any debt, liability or obligation of any nature,
              ----------
whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

      1.15   "ORIGINAL INVESTOR GROUP" means DMJ and the individuals set forth
              -----------------------
on Schedule A.
   ----------

      1.16   "PERMITTED ENCUMBRANCE"  means (a) any lien for Taxes which are not
              ---------------------
yet due or which are being contested in good faith by appropriate proceedings diligently prosecuted, in either case provided that adequate reserves therefor have been established in accordance with GAAP; (b) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's or similar statutory or inchoate lien incidental to the ordinary conduct of business which involves an obligation that is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings diligently prosecuted, in either case provided that adequate reserves therefor have been established in accordance with GAAP; or (c) any interest of a governmental agency in any lawfully made pledge or deposit under workers' compensation, unemployment insurance or other social security statutes. Notwithstanding the foregoing, Permitted Encumbrances shall not include any Encumbrance that was incurred or arose in connection with any Obligation to pay or guarantee the payment of borrowed funds including, but not limited to, funds obtained as a result of bank debt, capitalized lease, installment purchase or other financing activity.

      1.17   "PERSON" means any individual, sole proprietorship, joint venture,
              ------
partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

      1.18   "PRIME RATE" means the prime rate of general application as set
              ----------
forth in the "Money Rates" section (or such future section as shall replace it) of The Wall Street Journal (Eastern Edition), as published on a specified date or dates, or, if no date(s) are specified, as the same shall be published from time to time.

      1.19   "PROCEEDING" means any suit, action, litigation, governmental
              ----------
investigation, arbitration, administrative hearing or other legal proceeding of any nature.

      1.20   "RESTRUCTURING PLAN" means the restructuring plan set forth on
              ------------------
Schedule 1.20.
-------------

      1.21   "SUBSIDIARY" means, with respect to any Person, any other Person as
              ----------
to which such person directly or indirectly owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities or interests of any class of such other person which are entitled to vote for the election of directors or others performing similar functions.

      1.22   "TAX" means (a) any foreign, federal, provincial, state or local
              ---
income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security or other tax of any nature, (b) any foreign, federal, state, provincial or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.  THE TRANSACTION

      2.1    SALE OF GEN-X EQUIPMENT AND GEN-X HOLDINGS.  On the Closing Date
             ------------------------------------------
(as defined in Section 10.1), (i) Global shall sell, transfer, assign and convey to U.S. Co., and U.S. Co. shall purchase, all right, title and interest in and to all of the issued and outstanding shares of capital stock of Gen-X Holdings, and (ii) Global shall sell, transfer, assign and convey to Canadian Co, and Canadian Co. shall purchase, all right, title and interest in and to all of the issued and outstanding shares of capital stock of Gen-X Equipment (the issued and outstanding shares of capital stock of Gen-X Holdings and Gen-X Equipment are collectively referred to herein as the "Gen-X Stock").

3.  PURCHASE PRICE AND CLOSING FINANCIAL STATEMENTS

      3.1    PURCHASE PRICE.  Subject to the adjustments and provisions of
             --------------
Sections 3.2 and 3.3, the total purchase price (the "Purchase Price") for the Gen-X Stock shall consist of the following: (a) U.S. Co. shall, and DMJ, Salter and Finkelstein shall cause U.S. Co. to, deliver to Global on the Closing Date as payment for the Gen-X Holdings Stock: (i) a cash payment (the "Closing Payment") in the amount of Six Million Forty Thousand Dollars ($6,040,000); (ii) a promissory note ("U.S. Co. Promissory Note") in the form attached hereto as

Exhibit "A" in the principal amount of Five Million Dollars ($5,000,000); and
-----------
(iii) the assumption of Global's non-negotiable subordinated notes in the original aggregate principal amount of Three Million Nine Hundred Sixty Thousand Dollars ($3,960,000) payable to Gen-X Holdings, dated as of the Closing Date (the "Replacement Notes"), together with all accrued and unpaid interest thereon, to be assumed by U.S. Co., and (b) Canadian Co. shall, and U.S. Co., DMJ, Salter and Finkelstein shall cause Canadian Co. to, deliver to Global on the Closing Date as payment for the Gen-X Equipment Stock a promissory note ("Canadian Co. Promissory Note") in the form attached hereto as Exhibit "B" in
                                                                -----------
the principal amount of Five Million Dollars ($5,000,000).

      3.2    PURCHASE PRICE ADJUSTMENT.
             -------------------------

          (a) If, during the two hundred seventy-three (273) day period following the Closing Date, either Buyer or any of the Gen-X Companies enter into an agreement, option or understanding or executes a letter of intent, agreement in principle or definitive agreement with any of the parties set forth on Schedule 3.2(a) (a "Sale Transaction Agreement") with respect to or that is
   ---------------
likely to result in a Sale Transaction (as defined below), then the Purchase Price shall be increased by an amount (the "Purchase Price Adjustment") determined as follows:

          (1) If the Company enters into or executes a Sale Transaction Agreement within ninety-one (91) days following the Closing Date, the Purchase Price Adjustment shall be equal to seventy-five percent (75%) of the amount, if any, by which (i) the Sale Transaction Consideration (as defined below) exceeds
(ii) Sixteen Million Dollars ($16,000,000);

          (2) If the Company enters into or executes a Sale Transaction Agreement on or after ninety-two (92) days and prior to one hundred eighty-two
(182) days following the Closing Date, the Purchase Price Adjustment shall be equal to fifty percent (50%) of the amount, if any, by which (i) the Sale Transaction Consideration exceeds (ii) Sixteen Million Dollars ($16,000,000); and

          (3) If the Company enters into or executes a Sale Transaction Agreement on or after one hundred eighty three (183) days and prior to two hundred seventy-three (273) days following the Closing Date, the Purchase Price Adjustment shall be equal to fifteen percent (15%) of the amount, if any, by which (i) the Sale Transaction Consideration exceeds (ii) Sixteen Million Dollars ($16,000,000).

          (b) For the purposes of this Agreement, a Sale Transaction shall mean
(i) any transaction or series of related transactions in which either Buyer or any of the Gen-X Companies sells, assigns, transfers, leases or licenses all or a substantial portion of its Assets, (ii) any transaction or series of related transactions (including any reorganization, merger, consolidation or other business combination) in which either Buyer or any of its Subsidiaries sells, assigns or transfers 50% or more of the outstanding capital stock (or other outstanding ownership interests) of any of the Gen-X Companies, (iii) any transaction or series of related transactions (including any reorganization, merger, consolidation or other business combination, but not including public offerings of equity securities) in which DMJ, Salter and/or Finkelstein sells, assigns or transfers 50% or more of the outstanding capital stock (or other outstanding ownership interests) of either Buyer, (iv) any transaction or series of related transactions (other than public offerings of equity securities) in which any Person or group of Persons acquires "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 50% or more of the capital stock of either Buyer or any of the Gen-X Companies, (v) any liquidation, dissolution or winding up of either Buyer or any of the Gen-X Companies, or (vi) any other transaction or series of related transactions the purpose or effect of which is to sell, assign or transfer control or a majority of the ownership of either Buyer or any of the Gen-X Companies or to sell, assign or transfer the business or goodwill of either Buyer or any of the Gen-X Companies; provided, however, that the implementation of the Restructuring Plan shall not in and of itself constitute a Sale Transaction.

          (c) For purposes of this Agreement, Sale Transaction Consideration shall mean the total amount of cash and the fair market value (on the date of the closing of the Sale Transaction) of all other securities and/or property paid or payable directly or indirectly to either Buyer and/or any of the Gen-X Companies or any of its securityholders (or holders of ownership interests) in connection with the Sale Transaction (including (i) amounts paid to holders of any warrants or convertible securities of either Buyer and/or any of the Gen-X Companies or to holders of any options or stock appreciation rights issued by either Buyer and/or any of the Gen-X Companies, whether or not vested; (ii) the fair market value of any assets of either Buyer and/or any of the Gen-X Companies which are retained by or otherwise distributed to their securityholders (or holders of ownership interests) or Affiliates in anticipation of or in connection with the Sale Transaction; (iii) amounts characterized as deferred compensation, consulting fees, non-competition payments and private pension benefits unless the payments are for actual bona fide services and are commercially reasonable in amount for such services); and
(iv) assumption of the outstanding amounts due under the U.S. Co. Promissory Note and/or the Canadian Co. Promissory Note.

          (d) No adjustment under this Section 3.2 shall result in a decrease to the Purchase Price. Any amount paid under this Section 3.2 is intended by all parties to be, and shall be treated by the parties as, an adjustment to the Purchase Price.

          (e) The Purchase Price Adjustment shall be paid in full in cash by Buyers to Global contemporaneously with the closing of the Sale Transaction; provided, however, that if the Sale Transaction Consideration is payable in installments and/or consists of non-cash consideration Global shall have the right, but not the obligation, to receive the Purchase Price Adjustment as and when each installment of the Sale Transaction Consideration is payable and/or in the form of such non-cash consideration.

          (f) Buyers, DMJ, Salter and Finkelstein shall notify Global in writing within three (3) business days after either Buyer, DMJ, Salter, Finkelstein or any of the Gen-X Companies enter into or execute a Sale Transaction Agreement. Notwithstanding the immediately preceding sentence, Buyers, DMJ, Salter and Finkelstein shall notify Global in writing at least thirty (30) days prior to the consummation of a Sale Transaction.

          (g) If the Sale Transaction Consideration shall consist in whole or in part of non-cash consideration, the fair market value of such consideration shall be determined by agreement between Global and Buyers. If Global and Buyers cannot agree upon the fair market value of such consideration within ten
(10) days after the consummation of the Sale Transaction, Global and Buyers shall each select an appraiser who shall determine within thirty (30) days after the closing date of the sale the fair market value of such consideration as of the closing date of the Sale Transaction. If the two appraisers agree upon the fair market value of such consideration, the agreed upon value shall be the fair market value of such consideration. If the appraisers do not agree upon the fair market value of such consideration, the higher of the two appraisals is not more than 110% of the lower of the appraisals, the fair market value of such consideration shall be the mean of the two appraisals. If the higher of the two appraisals is greater than 110% of the lower appraisal, the two appraisers shall jointly select a third appraiser who independently shall determine within sixty
(60) days after the closing date of the Sale Transaction the fair market value of such consideration as of the closing date of the Sale Transaction. The fair market value of such consideration as determined by the third appraiser will be arithmetically averaged with the two appraisals determined by the prior two appraisers, and the appraisal farthest from the average of the three appraisals will be disregarded. The fair market value of such consideration shall be the average of the two remaining appraisals.

      3.3    CURRENCY AND METHOD OF PAYMENT.  All dollar amounts stated in this
             ------------------------------
Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency. All payments required under this Agreement shall be made as follows unless otherwise agreed by both the payor and the payee: (a) any payment may be made by wire transfer of immediately available United States federal funds; (b) any payment exceeding $100,000 shall be made by wire transfer of immediately available United States federal funds; (c) any payment not exceeding $100,000 may be made by ordinary check.

4.  REPRESENTATIONS OF GLOBAL

      Knowing that Buyers are relying thereon, Global, represents and warrants to Buyer as follows:

      4.1    ORGANIZATION AND AUTHORITY.  Gen-X Equipment is a corporation duly
             --------------------------
organized and validly existing under the Laws of Ontario. Gen-X Holdings is a corporation duly organized, validly existing and in good standing under the Laws of the state of Washington. Gen-X Equipment and Gen-X Holdings each possess the full corporate power and authority to own their Assets, conduct their business as presently conducted and enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which they are a party or by which they are bound and the transactions contemplated thereby.

      4.2    THE GEN-X EQUIPMENT STOCK.  The authorized capital stock of Gen-X
             -------------------------
Equipment consists of an unlimited number of common shares and an unlimited number of preference shares, of which 10,000 common shares are issued and outstanding (the "Gen-X Equipment Stock") and owned beneficially and of record by Global, free and clear of all Encumbrances, except as set forth on Schedule
                                                                      --------
4.2.  Subject to obtaining the required consents set forth on Schedule 4.4,
---                                                           ------------
Global has the full right to sell and transfer all right, title and interest in and to the Gen-X Equipment Stock, and upon delivery and payment for the Gen-X Equipment Stock as provided herein, Buyers will acquire good title thereto, free and clear of all Encumbrances. Except for this Agreement, none of the Global Management has entered into any outstanding Contract relating to the issuance, sale, redemption, ownership or disposition of any of the Gen-X Equipment Stock or other securities of Gen-X Equipment. None of the Global Management has entered into any contract relating to any stock appreciation rights, phantom shares, cash performance units or other similar rights issued by Gen-X Equipment.

      4.3    THE GEN-X HOLDINGS STOCK.  The authorized capital stock of Gen-X
             ------------------------
Holdings consists of (i) 1,000,000 shares of Class A common shares, no par value, and 1,000,000 shares of Class V common shares, no par value, of which 9,650 shares and 350 shares, respectively, are issued and outstanding (the "Gen-X Holdings Common Stock") and owned beneficially and of record by Global, free and clear of all Encumbrances, except as set forth on Schedule 4.3, and (ii)
                                                      ------------
1,000,000 preferred shares, of which 49,975 shares are issued and outstanding (the "Gen-X Holdings Preferred Stock") and owned beneficially and of record by Global, free and clear of all Encumbrances (the Gen-X Holdings Common Stock and the Gen-X Holdings Preferred Stock being collectively referred to as the "Gen-X Holdings Stock"). Global has the full right to sell and transfer all right, title and interest in and to the Gen-X Holdings Stock, and upon delivery and payment for the Gen-X Holdings Stock as provided herein, Buyers will acquire good title thereto, free and clear of all Encumbrances. Except for this Agreement, none of the Global Management has entered into any outstanding Contract relating to the issuance, sale, redemption, ownership or disposition of any of the Gen-X Holdings Stock or other securities of Gen-X Holdings. None of the Global Management has entered into any contract relating to any stock appreciation rights, phantom shares, cash performance units or other similar rights issued by Gen-X Holdings.

      4.4    EFFECT OF AGREEMENT.  The execution, delivery and performance of
             -------------------
the Acquisition Agreements by Global (to the extent it is a party thereto or bound thereby), and the consummation by it of the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate actions by its board of directors and shareholders, except that Global is required to obtain the approval of this Agreement and the transactions contemplated hereto by its shareholders (the "Global Shareholder Approval"),
(b) do not constitute a breach or violation of, or a default under, the certificate of incorporation, bylaws or other organizational document of Global,
(c) do not constitute a breach or violation of, or a default under, any Contract to which Global is a party or by which Global is bound or its assets or business, (d) do not constitute a violation of any Law or Judgment applicable to Global or its assets or business, (e) do not result in the creation of any Encumbrance upon, or give to any other Person any interest in, the Gen-X Equipment Stock or the Gen-X Holdings Stock, and (f) except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD") and for the Global Shareholder Approval and the Consents set forth on Schedule 4.4 (the "Global Required Consents"), do not require the Consent of
   ------------
any Person; except in the case of clauses (c), (d), and (f) for breaches, violations, defaults, interests or Consents which would not have a material adverse effect on the ability of Global to consummate the transactions contemplated by this Agreement. This Agreement constitutes, and the Ancillary Agreements when executed and delivered will constitute, the valid and legally binding agreements of Global enforceable against it (to the extent it is a party thereto or bound thereby) in accordance with their respective terms.

      4.5    PROCEEDINGS AND JUDGMENTS.  Except as described on Schedule 4.5, to
             -------------------------                          ------------
the knowledge of Global, (a) no Proceeding is currently pending or threatened, to which any of the Gen-X Companies are a party, except any such Proceeding that would not have a Gen-X Material Adverse Effect, or by which the Gen-X Holdings Stock or the Gen-X Equipment Stock is affected, and (b) no Judgment is currently outstanding against any of the Gen-X Companies, except any such Judgment that would not have a Gen-X Material Adverse Effect, or by which the Gen-X Holdings Stock or the Gen-X Equipment Common Shares is affected.

      4.6    BROKERAGE FEES.  Except for Deutsche Bank Alex. Brown, the fees of
             --------------
which will be paid by Global, no Person acting on behalf of Global is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

      4.7    FULL DISCLOSURE.  No representation or warranty made by Global in
             ---------------
this Agreement or the Ancillary Agreements or pursuant hereto or thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading.

5.  REPRESENTATIONS OF BUYERS, DMJ, SALTER AND FINKELSTEIN

      Knowing that Global is relying thereon, Buyers, DMJ, Salter and Finkelstein, jointly and severally, represent and warrant to Global as follows:

      5.1    ORGANIZATION AND AUTHORITY.  Each Buyer is a corporation duly
             --------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. DMJ is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyers and DMJ each possess the full corporate power and authority to own their respective Assets, conduct their respective businesses as presently conducted, and enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which they are a party or by which they are bound and the transactions contemplated thereby. Salter and Finkelstein each have the full capacity, power and authority to enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which they are a party and by which they are bound and the transactions contemplated thereby.

      5.2    EFFECT OF AGREEMENT.  The execution, delivery and performance of
             -------------------
the Acquisition Agreements by Buyers, DMJ, Salter and Finkelstein (to the extent they are parties thereto or bound thereby), and the consummation by them of the transactions contemplated hereby and thereby, (a) in the case of Buyers and DMJ, have been duly authorized by all necessary corporate actions by their boards of directors and shareholders, (b) in the case of Buyers and DMJ, do not constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws (or other organization documents) of Buyers, (c) do not constitute a breach or violation of, or a default under, any Contract to which Buyers, DMJ, Salter or Finkelstein are parties or by which Buyers are bound, (d) do not constitute a violation of any Law or Judgment applicable to Buyers, DMJ, Salter or Finkelstein (e) do not result in the creation of any Encumbrance upon, or give to any other Person any interest in, Buyers' capital stock or in the business or Assets of Buyers, and (f) except as may be required under the HSR Act, the Exchange Act, and the Bylaws of the NASD and for the Consents set forth on Schedule 5.2 (the "Buyer Required Consents"), do not require the Consent of
   ------------
any Person; except in the case of clauses (c), (d) and (f) for breaches, violations, defaults, Encumbrances, interests or Consents which would not have a material adverse effect on the ability of Buyers, DMJ, Salter or Finkelstein to consummate the transactions contemplated by this Agreement. This Agreement constitutes, and the Ancillary Agreements when executed and delivered will constitute, the valid and legally binding agreements of Buyers, DMJ, Salter and Finkelstein enforceable against them (to the extent they are parties thereto or bound thereby) in accordance with their respective terms.

      5.3    GLOBAL PREFERRED STOCK AND CONTINGENT NOTES.  DMJ owns, free and
             -------------------------------------------
clear of all Encumbrances and has the full right to sell and transfer all right, title and interest in and to Seven Thousand Two Hundred (7,200) shares of Global preferred stock, par value $.01 per share (the "Global Preferred Stock") Global's non-negotiable subordinated contingent notes in the aggregate original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), dated May 12, 1998 (the "Contingent Notes"), and upon delivery of the Global Preferred Stock and the Contingent Notes as provided in the Restructuring Plan, Global will acquire good title thereto, free and clear of all Encumbrances.

      5.4    OPERATIONS AND OBLIGATIONS OF BUYER.   Except as set forth on
             -----------------------------------
Schedule 5.4, Buyers were formed solely for the purpose of engaging in the
------------
transactions contemplated by this Agreement and the Ancillary Agreements, and neither Buyer has other than the transactions, engaged in any business activities, conducted any operations or incurred or agreed to incur any obligation.

      5.5    PROCEEDINGS AND JUDGMENTS.  Except as described on Schedule 5.5,
             -------------------------                          ------------
(a) no Proceeding is currently pending, or to the knowledge of DMJ, Salter and Finkelstein, threatened, to which Buyers DMJ, Salter or Finkelstein are parties, or by which Buyers' capital stock or the business or Assets of Buyers are affected, and (b) no Judgment is currently outstanding against Buyers, DMJ, Salter or Finkelstein or by which Buyers' capital stock or the business or Assets of Buyers are affected other than the transactions.

      5.6    BROKERAGE FEES.  No Person acting on behalf of Buyers DMJ, Salter
             --------------
or Finkelstein is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

      5.7    INVESTMENT MATTERS.  The Gen-X Stock to be received by Buyers
             ------------------
hereunder is being acquired for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution in violation of the Securities Act of 1933, as amended (the "1933 Act"). Buyers have had access to or been furnished with all information about the Gen-X Companies which they believe is necessary to evaluate the purchase of the Gen-X Stock. Buyers believe that they are fully knowledgeable or have been fully apprised of all facts and circumstances necessary to permit them to make an informed decision about the Gen-X Stock to be received by Buyers hereunder, that they has sufficient knowledge and experience in business and financial matters, that they are capable of evaluating the merits and risks of an investment in such securities, and that they have the capacity to protect their own interests in connection with the transactions contemplated hereby. Buyers are "accredited investors" as defined in Regulation D under the 1933 Act. Buyers have been advised by Global and understand that (a) the Gen-X Stock to be received by Buyers hereunder will not be registered under the 1933 Act or any securities Law of any Governmental Authority, and (b) such securities must be held indefinitely unless and until they are subsequently registered under the 1933 Act and all other applicable securities Laws or an exemption from registration becomes available.

      5.8    OBLIGATIONS.  Neither of DMJ, Salter or Finkelstein has incurred
             -----------
any Obligation on behalf of Global or any of its Subsidiaries other than the Gen-X Companies.

      5.9    NEGOTIATIONS.  Neither Salter, Finkelstein nor any of their
             ------------
Affiliates or representatives have engaged in the past six (6) months in any discussion with any Person or any Subsidiary, Affiliate, representative or advisor of any Person listed on Schedule 5.9 regarding (i) the sale, conveyance
                                ------------
or disposition of all or substantially all of the assets of the Gen-X Companies or any transaction in which more than fifty percent (50%) of the voting power of the Gen-X Companies is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Gen-X Companies.

      5.10   GLOBAL REPRESENTATIONS.  To the knowledge of DMJ, Salter and
             ----------------------
Finkelstein, no representation or warranty made by Global in any of the Acquisition Agreements or pursuant thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading.

      5.11   COMPETITION ACT.  There is no requirement to make any filing, give
             ---------------
any notice, or obtain any authorization, in connection with the Competition Act (Canada) as a condition to the lawful completion of the transactions contemplated by this Agreement.

      5.12   FULL DISCLOSURE.  No representation or warranty made by Buyers,
             ---------------
DMJ, Salter or Finkelstein in this Agreement or the Ancillary Agreements or pursuant hereto or thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading.

      5.13   HART-SCOTT-RODINO. Buyers are their own "ultimate parent entity" as
             -----------------
such term is defined pursuant to the HSR Act.  Except for Buyers, no other
person or entity is an ultimate parent entity of Buyers.   Buyers and all
entities controlled by them, on a consolidated basis, do not (i) hold $10,000,000 in total assets (as shown on Buyers' most recent regularly prepared balance sheet) or (ii) have $10,000,000 in annual net sales (as shown on Buyers' most recent regularly prepared annual statement of income and expense), as such amounts are determined under HSR. For purposes of this Section 5.7, the terms "controlled", "annual net sales", "regularly prepared annual statement of income and expense", "total assets" and "regularly prepared balance sheet" shall have the meanings ascribed to them pursuant to the HSR Act.

6.  CERTAIN OBLIGATIONS OF GLOBAL PENDING CLOSING

      6.1    GLOBAL SHAREHOLDERS' MEETING.  Promptly after the date of this
             ----------------------------
Agreement, Global shall prepare and cause to be filed with the SEC a proxy statement (the "Proxy Statement") to be sent to the shareholders of Global in connection with the Global Shareholders' Meeting (as defined below). Subject to the exercise by the board of directors of Global of its fiduciary duties under applicable Law, Global shall take all action reasonably necessary under all applicable Law to call, give notice of, convene and hold a meeting of Global's shareholders (the "Global Shareholders' Meeting") to consider, act upon and vote upon the approval of this Agreement and the transactions contemplated hereby.

      6.2    CONDUCT PENDING CLOSING.  During the period from the date of this
             -----------------------
Agreement to the Closing Date, except with the express prior written consent of Buyers, Global shall cause the Gen-X Companies to conduct their respective businesses in the ordinary course and shall cause the Gen-X Companies not make any changes in the business of the Gen-X Companies that would have a Gen-X Material Adverse Effect or to pay any dividend or distribution to Global.

      6.3    CONSENTS.  Between the date of this Agreement and the Closing Date,
             --------
Global shall, and Global shall cause the Gen-X Companies to, in good faith, use all reasonable efforts to obtain as promptly as practicable the Global Required Consents, including all required filings under the HSR Act, and cooperate with Buyers in obtaining the Buyer Required Consents.

      6.4    ADVICE OF CHANGES.  Between the date of this Agreement and the
             -----------------
Closing Date, Global shall promptly advise Buyers in writing of any fact of which any of them obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to any of the Acquisition Agreements (it being understood that any such advice shall not be deemed to modify the representations, warranties or covenants of Global contained in the Acquisition Agreements or any written statement, document or certificate delivered by Global under or in connection with the Acquisition Agreements).

      6.5    REASONABLE EFFORTS.  Global shall, and Global shall cause the Gen-X
             ------------------
Companies to, use all reasonable efforts to consummate the transactions contemplated by the Acquisition Agreements as promptly as practicable.

      6.6    INVESTMENT CANADA NOTICE.  Global, within thirty (30) days after
             ------------------------
the Closing Date, will make, or cause to be made, together with Buyers, DMJ, Salter and Finkelstein, the filing of any requisite notice under the Investment Canada Act.

7.    CERTAIN OBLIGATIONS OF BUYERS, DMJ, SALTER AND FINKELSTEIN PENDING CLOSING

      7.1    CONSENTS.  Between the date of this Agreement and the Closing Date,
             --------
Buyers, DMJ, Salter and Finkelstein shall, in good faith, use all reasonable efforts to obtain as promptly as practicable, the Buyer Required Consents, including all required filings under the HSR Act, and shall cooperate with Global in obtaining the Global Required Consents.

      7.2    ADVICE OF CHANGES.  Between the date of this Agreement and the
             -----------------
Closing Date, Buyers, DMJ, Salter and Finkelstein shall promptly advise Global in writing of any fact of which it obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to any of the Acquisition Agreements (it being understood that any such advice shall not be deemed to modify the representations, warranties or covenants of Buyers contained in any of the Acquisition Agreements or any written statement, document or certificate delivered by Buyers under or in connection with any of the Acquisition Agreements).

      7.3    REASONABLE EFFORTS.  Buyers, DMJ, Salter and Finkelstein shall use
             ------------------
all reasonable efforts to consummate the transactions contemplated by the Acquisition Agreements.

      7.4    CONDUCT PENDING CLOSING.  During the period from the date of this
             -----------------------
Agreement to the Closing Date, except with the express prior written consent of Global, Salter and Finkelstein shall cause the Gen-X Companies to conduct their respective businesses in the ordinary course and shall not make any changes in the business of the Gen-X Companies that would have a Gen-X Material Adverse Effect.

      7.5    INVESTMENT CANADA NOTICE.  Each of Buyers, DMJ, Salter and
             ------------------------
Finkelstein, within thirty (30) days after the Closing Date, will make, or cause to be made, together with Global, the filing of any requisite notice under the Investment Canada Act.

      7.6    CAPITALIZATION OF U.S. CO. AND CANADIAN CO..  DMJ, Salter and
             -------------------------------------------
Finkelstein shall, prior to the Closing Date, cause the Buyers to be, as of the Closing Date, capitalized with an aggregate of $6,000,000 or more, of which $4,000,000 or more shall be in the form of capital stock of Buyers.

      7.7    CERTAIN OBLIGATIONS.  Buyers, DMJ, Salter and Finkelstein shall
             -------------------
cause Global and all of its subsidiaries other than the Gen-X Companies to be released from any and all obligations that Global has to Ride, Inc., RoyNat and their Affiliates.

8. CONDITIONS PRECEDENT TO CLOSING BY GLOBAL

      Each obligation of Global to be performed on the Closing Date shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by Global in writing:

      8.1    REPRESENTATIONS OF BUYERS, DMJ, SALTER AND FINKELSTEIN.
             ------------------------------------------------------

          8.1.1 Subject to Section 8.1.2, the representations and warranties of Buyers, DMJ, Salter and Finkelstein contained in this Agreement shall have been true in all material respects on and as of the date made and shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that any representation or warranty made as of a specified date shall be true in all material respects on and as of such date, in each case without giving effect to any advice given by Buyers under Section 7.2.

          8.1.2 The representations and warranties of Buyers, DMJ, Salter and Finkelstein contained in this Agreement that are qualified by materiality shall have been true in all respects on the date of this Agreement and shall be true in all respects on and as of the Closing Date, except that any such representation or warranty made as of a specified date shall be true in all respects on and as of such date, in each case without giving effect to any advice given by Buyers under Section 7.2.

      8.2    PERFORMANCE BY BUYERS, DMJ, SALTER AND FINKELSTEIN.   All of the
             --------------------------------------------------
covenants, terms, obligations and conditions of this Agreement to be satisfied or performed by Buyers, DMJ, Salter and Finkelstein on or before the Closing Date shall have been substantially satisfied or performed.

      8.3    HSR ACT.  Any applicable waiting period under the HSR Act relating
             -------
to the transactions contemplated hereby shall have expired or been terminated.

      8.4    GLOBAL SHAREHOLDER APPROVAL.  The Global Shareholder Approval shall
             ---------------------------
have been obtained.

      8.5    RESTRUCTURING.  The Restructuring shall be in form and substance
             -------------
reasonably satisfactory to Global.

      8.6    REMOVAL FROM OBLIGATIONS.  Global and all of its Subsidiaries other
             ------------------------
than the Gen-X Companies shall have been released from any and all obligations to Ride, Inc., RoyNat and their Affiliates.

      8.7    ABSENCE OF PROCEEDINGS.  No Proceeding shall have been instituted
             ----------------------
on or before the Closing Date by any Person (other than Global and/or any of the Gen-X Companies), no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks material damages as a result of, the consummation of the transactions contemplated by the Acquisition Agreements.

      8.8    FAIRNESS OPINION.  Global shall have received the written opinion
             ----------------
of its financial advisor to the effect that, as of the date of approval by the board of directors of Global of the Acquisition Agreements, the consideration to be received by Global for the Gen-X Stock in connection with the transactions contemplated by the Acquisition Agreements is fair, from a financial point of view, to Global, which written opinion shall not have been withdrawn, modified or changed.

9. CONDITIONS PRECEDENT TO CLOSING BY BUYERS

      Each obligation of Buyers to be performed on the Closing Date shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by Buyers in writing:

      9.1    REPRESENTATIONS OF GLOBAL.
             -------------------------

          9.1.1 Subject to Section 9.1.2, the representations and warranties of Global contained in this Agreement shall have been true in all material respects on and as of the date made and shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that any representation or warranty made as of a specified date shall be true in all material respects on and as of such date, in each case without giving effect to any advice given by Global under
Section 6.4.

          9.1.2 The representations and warranties of Global contained in this Agreement that are qualified by materiality shall have been true in all respects on the date of this Agreement and shall be true in all respects on and as of the Closing Date, except that any such representation or warranty made as of a specified date shall be true in all respects on and as of such date, in each case without giving effect to any advice given by Global under Section 6.4.

      9.2    PERFORMANCE BY GLOBAL.  All of the covenants, terms, obligations
             ---------------------
and conditions of this Agreement to be satisfied or performed by Global on or before the Closing Date shall have been substantially satisfied or performed.

      9.3    ABSENCE OF PROCEEDINGS.  No Proceeding shall have been instituted
             ----------------------
on or before the Closing Date by any Person (other than Buyers, DMJ, Salter or Finkelstein), no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks material damages as a result of, the consummation of the transactions contemplated by the Acquisition Agreements.

      9.4    ACCELERATION OF VESTING OF OPTIONS.  Global shall have (a)
             ----------------------------------
accelerated the vesting of all of the options to purchase shares of Global common stock, par value $.01 per share ("Global Common Stock"), held as of the date hereof by Salter and Finkelstein, so that such options shall become exercisable as of the Closing Date; and (b) agreed to accelerate the vesting of options granted to the employees set forth on Schedule 9.4 for a maximum
                                              ------------
aggregate of 40,100 shares of Global Common Stock on the same vesting terms as Global previously agreed to with such employees, in addition to the 241,830 shares with respect to which Global had previously agreed to accelerate the vesting of options held by the employees set forth on Schedule 9.4.
                                                      ------------

10.  CLOSING

      10.1.  CLOSING. Unless this Agreement is terminated in accordance with
             -------
Section 13, the closing of the transactions contemplated by this Agreement ("Closing") shall be held at 10:00 A.M. Philadelphia, Pennsylvania time on such date and at such time as is agreed upon by Global and Buyers which shall be no later than the second business day after the satisfaction or waiver of all conditions set forth in Sections 8 and 9 hereof, unless another date and time is agreed upon by Global and Buyers ("Closing Date"). The Closing shall be held at the offices of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103 or such other location as is agreed upon by Global and Buyers.

      10.2.  OBLIGATIONS OF GLOBAL.  At the Closing, Global shall deliver or
             ---------------------
cause to be delivered the following to Buyers:

          10.2.1    GEN-X EQUIPMENT STOCK.  Stock certificates representing all
                    ---------------------
of the Gen-X Equipment Stock, together with assignments separate from certificate in blank, dated the Closing Date and duly executed by Global, and stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of such stock, to transfer all of the Gen-X Equipment Stock.

          10.2.2    GEN-X HOLDINGS STOCK.  Stock certificates representing all
                    --------------------
of the Gen-X Holdings Stock, together with assignments separate from certificate in blank, dated the Closing Date and duly executed by Global, and stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of such stock, to transfer all of the Gen-X Holdings Stock.

          10.2.3    PROXY OF GLOBAL.  A voting proxy in favor of Buyers in
                    ---------------
connection with the Stock certificates of Gen-X Equipment registered in the name of Global and held by the pledgeholder pursuant to the Pledge and Security Agreement to be executed by the Buyers.

          10.2.4    CORPORATE RECORDS AND MINUTE BOOKS.  All of the original
                    ----------------------------------
minute books and stock books of the Gen-X Companies.

          10.2.5    CERTIFIED RESOLUTIONS.  Copies of the resolutions duly
                    ---------------------
adopted by the board of directors, and if necessary the shareholders, of Global, authorizing Global to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by an officer of Global as in full force and effect, without modification or rescission, on and as of the Closing Date.

          10.2.6    TERMINATION OF EMPLOYMENT AGREEMENTS.  Termination
                    ------------------------------------
Agreements in the forms attached hereto as Exhibit "C" and Exhibit "D", relating
                                           -----------     -----------
to the Employment Agreements of Salter and Finkelstein, duly executed by Global as of the Closing Date.

          10.2.7    SHARED FACILITIES AGREEMENTS.  Shared Facilities Agreement
                    ----------------------------
in the form attached hereto as Exhibit "E", duly executed by Global as of the
                               -----------
Closing Date.

          10.2.8    RIGHT OF FIRST OFFER AGREEMENT.  Right of First Offer
                    ------------------------------
Agreement in the form attached hereto as Exhibit "F", duly executed by Global as
                                         -----------
of the Closing Date.

          10.2.9    NON-COMPETITION AGREEMENT. Non-Competition Agreement in the
                    -------------------------
form attached hereto as Exhibit "G", dated the Closing Date, duly executed by
                        -----------
Global and Michael G. Rubin.

          10.2.10   TERMINATION OF NON-COMPETITION AGREEMENT.  Termination of
                    ----------------------------------------
Non-Competition Agreement in the form attached hereto as Exhibit "H", relating
                                                         -----------
to the Non-Competition Agreement of DMJ, Salter and Finkelstein duly executed by Global as of the Closing Date.

          10.2.11   CLOSING CERTIFICATE.  A certificate dated the Closing Date
                    -------------------
and duly executed by Global, in which Global represents and warrants to Buyers that the conditions set forth in Sections 9.1, 9.2, 9.3 and 9.4 have been satisfied.

          10.2.12   LEGAL OPINION.  Legal Opinion of Blank Rome Comisky &
                    -------------
McCauley LLP, counsel to Global in the form attached hereto as Exhibit "I ".
                                                               ------------

          10.2.13   INTERCREDITOR AGREEMENT.  Intercreditor Agreement in the
                    -----------------------
form attached hereto as Exhibit "J", duly executed by Global, as of the Closing
                        -----------
Date.

          10.2.14   CONSENTS.  The Global Required Consents.
                    --------

          10.2.15   OTHER DOCUMENTS.  All other agreements, certificates,
                    ---------------
instruments, opinions and documents reasonably requested by Buyers in order to fully consummate the transactions contemplated by the Acquisition Agreements.

      10.3.  OBLIGATIONS OF BUYERS AT CLOSING.  At the Closing, Buyers, DMJ,
             --------------------------------
Salter and Finkelstein shall deliver or cause to be delivered the following to
Global:

          10.3.1    CLOSING PAYMENT.  The Closing Payment in the amount set
                    ---------------
forth in Section 3.1, paid in the manner set forth in Section 3.3.

          10.3.2    PROMISSORY NOTES.  The U.S. Co. Promissory Note and the
                    ----------------
Canadian Co. Promissory Note in the forms attached hereto as Exhibit "A" and
                                                             -----------
Exhibit "B", duly executed by U.S. Co. and Canadian Co., respectively, as of the
-----------
Closing Date.

          10.3.3    PROXY OF DMJ.  A voting proxy in favor of Global in
                    ------------
connection with the 800 shares of Global Preferred Stock registered in the name of DMJ.

          10.3.4    PREFERRED STOCK.  Stock certificates representing 7,200
                    ---------------
shares of Global Preferred Stock, together with assignments separate from certificate duly executed by DMJ to transfer such shares to Global.

          10.3.5    ASSIGNMENT AND ASSUMPTION OF REPLACEMENT NOTES.  Assignment
                    ----------------------------------------------
and Assumption Agreement in the form attached hereto as Exhibit "K", relating to
                                                        -----------
the Replacement Notes, duly executed by DMJ as of the Closing Date.

          10.3.6    TERMINATION OF EMPLOYMENT AGREEMENTS.  Termination
                    ------------------------------------
Agreements in the forms attached hereto as Exhibit "C" and Exhibit "D", relating
                                           -----------     -----------
to the Employment Agreements of Salter and Finkelstein, duly executed by Salter and Finkelstein, respectively, as of the Closing Date.

          10.3.7    SUBORDINATED NOTE AGREEMENTS.  Subordinated Note Agreements
                    ----------------------------
in the forms attached hereto as Exhibit "L", duly executed by Buyers as of the
                                -----------
Closing Date.

          10.3.8    GUARANTEES.  The Guarantees of the Gen-X Companies in the
                    ----------
form attached hereto as Exhibit "M", duly executed by each of the Gen-X
                        -----------
Companies as of the Closing Date.

          10.3.9    SECURITY AGREEMENTS.  Security Agreements in the forms
                    -------------------
attached hereto as Exhibit "N", duly executed by each of the Gen-X Companies as
                   -----------
of the Closing Date.

          10.3.10   PLEDGE AGREEMENTS.  Pledge Agreements in the forms attached
                    -----------------
hereto as Exhibit "O", duly executed by each of the Gen-X Companies as of the
          -----------
Closing Date.

          10.3.11   TRADEMARK SECURITY AGREEMENTS.  Trademark Security
                    -----------------------------
Agreements in the forms attached hereto as Exhibit "P", duly executed by each of
                                           -----------
the Gen-X Companies as of the Closing Date.

          10.3.12   INTERCREDITOR AGREEMENT.  Intercreditor Agreement in the
                    -----------------------
form attached hereto as Exhibit "J", duly executed by U.S. Co., Canadian Co.,
                        -----------
Gen-X Holdings, Gen-X Equipment and Hongkong Bank of Canada as of the Closing Date.

          10.3.13   PREFERRED STOCK PURCHASE AGREEMENT.  Preferred Stock
                    ----------------------------------
Purchase Agreement in the form attached hereto as Exhibit "Q", duly executed by
                                                  -----------
DMJ, Gen-X Holdings and Gen-X Equipment as of the Closing Date.

          10.3.14   GEN-X HOLDINGS STOCK.  Stock certificates representing all
                    --------------------
of the Gen-X Holdings Stock, together with assignments separate from certificate in blank, dated the Closing Date and duly executed by U.S. Co., to be held by the pledgeholder under the Pledge and Security Agreement to be executed by U.S. Co.

          10.3.15   UCC-1 FINANCING STATEMENTS.  UCC-1 Financing Statements,
                    --------------------------
duly executed by each of the Gen-X Companies as of the Closing Date.

          10.3.16   PPSA FINANCING STATEMENTS.  Financing Statements under the
                    -------------------------
Personal Property Security Act (Ontario), duly executed, as applicable, by each of the Gen-X Companies and the Buyer, as applicable, as of the Closing Date.

          10.3.17   SHARED FACILITIES AGREEMENTS.  Shared Facilities Agreement
                    ----------------------------
in the forms attached hereto as Exhibit "E", duly executed by Gen-X Equipment as
                                -----------
of the Closing Date.

          10.3.18   CERTIFIED RESOLUTIONS.  Copies of the resolutions duly
                    ---------------------
adopted by the boards of directors of Buyers, authorizing such companies to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by an officer of such company as in full force and effect, without modification or rescission, on and as of the Closing Date.

          10.3.19   CLOSING CERTIFICATE.  A certificate dated the Closing Date
                    -------------------
and duly executed by Buyers, DMJ, Salter and Finkelstein, in which they represent and warrant to Global that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6 and 8.7 have been satisfied.

          10.3.20   LEGAL OPINION.  Legal Opinion of Borden & Elliot, counsel to
                    -------------
Buyers, DMJ, Salter and Finkelstein, in the form attached hereto as Exhibit "R".
                                                                    -----------

          10.3.21   CONSENTS.  The Buyers Required Consents.
                    --------

          10.3.22   OTHER DOCUMENTS.  All other agreements, certificates,
                    ---------------
instruments, opinions and documents reasonably requested by Global in order to fully consummate the transactions contemplated by the Acquisition Agreements.

11.  CERTAIN POST-CLOSING OBLIGATIONS

      11.1   FURTHER ASSURANCES.  At any time and from time to time after the
             ------------------
Closing Date, at Buyers' request, and without further consideration, Global shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as Buyers may reasonably request in order to fully consummate the transactions contemplated by the Acquisition Agreements and carry out the purposes and intent of the Acquisition Agreements. At any time and from time to time after the Closing Date, at Global's request, and without further consideration, Buyers, DMJ, Salter and/or Finkelstein shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as

Global may reasonably request in order to fully consummate the transactions contemplated by the Acquisition Agreements and carry out the purposes and intent of the Acquisition Agreements.

      11.2.  NONDISCLOSURE
             -------------

          11.2.1 At all times after the Closing Date, except with Buyers' express prior written consent, Global shall not, directly or indirectly, in any capacity, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary knowledge or information of the Gen-X Companies. For purposes of this Section 11.2.1, confidential information shall not include any information that (i) is now available to the public or which becomes available to the public other than as a result of disclosure by Global, (ii) is or becomes available to Global on a non-confidential basis from a source other than the Gen-X Companies, or (iii) has been independently acquired or developed by Global without violating any of its obligations under this Agreement.

          11.2.2 At all times after the Closing Date, except with Global's express prior written consent, neither Buyers, DMJ, Salter nor Finkelstein shall, directly or indirectly, in any capacity, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary knowledge or information of Global. For purposes of this Section 11.2.2, confidential information shall not include any information that (i) is now available to the public or which becomes available to the public other than as a result of disclosure by Buyers, DMJ, Salter or Finkelstein, (ii) is or becomes available to Buyers, DMJ, Salter or Finkelstein on a non-confidential basis from a source other than the Global, or (iii) has been independently acquired or developed by Buyers, DMJ, Salter or Finkelstein without violating any of its obligations under this Agreement.

          11.2.3 Global, on the one hand, and Buyers, DMJ, Salter nor Finkelstein on the other, expressly acknowledge that any breach by it of the covenant contained in Section 11.2.1 or 11.2.2, as the case may be (the "Covenant"), may result in irreparable injury to the other party for which money damages could not adequately compensate. If there is such a breach, the aggrieved party shall be entitled, in addition to all other rights and remedies it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the breaching party and all other Persons involved therein, from continuing such breach.

          11.2.4 If any portion of the Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any portion of the Covenant is determined to be unenforceable due to its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

      11.3   NONCOMPETITION
             --------------

          11.3.1 During the period beginning on the date hereof and ending on the date when Buyers' obligations under the U.S. Co. Promissory

Note and the Canadian Co. Promissory Note have been completely and indefeasibly satisfied (the "Restrictive Period"), except with Global's prior written consent, none of Buyers, DMJ, Salter or Finkelstein shall, directly or indirectly, in any capacity, at any location where any of the Gen-X Companies currently conducts or proposes to conduct business as of the date hereof (the "Territory"):

          (A) Communicate with or solicit any Person who is or during the one-year period prior to the Closing Date was, or during the Restrictive Period becomes, a customer, supplier, employee, salesman, agent or representative of, or a consultant to, any of the Gen-X Companies, in any manner which interferes or might interfere with such Person's relationship with any of the Gen-X Companies, or in an effort to obtain any such Person as a customer, employee, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar to all or any part of the business of any of the Gen-X Companies as currently conducted, or

          (B) Establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with or similar to all or any part of the business of any of the Gen-X Companies as currently conducted.

          11.3.2 Buyers, DMJ, Salter and Finkelstein expressly acknowledge that (a) the restrictive covenants of this Section 11.3 (the "Covenants") are a material part of the consideration bargained for by Global, and (b) without the agreement of Buyers, DMJ, Salter and Finkelstein to be bound by the Covenants, Global would not have agreed to enter into this Agreement and consummate the transactions contemplated hereby.

          11.3.3 Buyers, DMJ, Salter and Finkelstein expressly acknowledge that any breach by any of them of any of the Covenants will result in irreparable injury to Global for which money damages could not adequately compensate. If there is such a breach, Global shall be entitled, in addition to all other rights and remedies it may have at law or equity, to have an injunction issued by any competent court enjoining and restraining Buyers, DMJ, Salter, Finkelstein and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which any of Buyers, DMJ, Salter, Finkelstein or any such other Person may have against Global shall not constitute a defense or bar to the enforcement of any of the Covenants. If Global must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

          11.3.4 If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable due to its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, are or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

          11.3.5 Buyers, DMJ, Salter and Finkelstein expressly acknowledge that the provisions of this Section 11.3 of the Agreement are reasonable and valid in all respects and irrevocably waive (and irrevocably agree not to raise) as a defense any issue of reasonableness (including the reasonableness of the noncompetition covenant insofar as it relates to the business of the Gen-X Companies, the Territory or the duration or scope of the Covenants) in any proceeding to enforce any provision of this Section 11.3 of the Agreement, the intention of the parties being to provide for the legitimate and reasonable protection of the interests of Global and by providing, without limitation, for the broadest scope, the longest duration and the widest territory allowable by law.

      11.4   REMOVAL OF ASSETS.  Buyers shall, at their expense, within ninety
             -----------------
(90) days after the Closing Date, remove all of the Assets owned by Gen-X Holdings and Gen-X Equipment (including any Inventory and warehouse and racking equipment sold by KPR Sports International, Inc. to Gen-X Holdings, or its Affiliates, prior to the date hereof) from Global's premises, FOB King of Prussia, without any disruption of Global's operation, and at such times as shall be reasonably satisfactory to Global. If not so removed during such time period, Global may, at its option, have such items shipped to Buyers at Buyers' expense, or agree to store such items for Buyers, in which case Buyers shall pay to Global a reasonable storage charge for such period of time that Global stores such items. In the event Global stores such items for Buyers, Buyers agree that Global shall have no liability with respect to such items and hereby releases and holds harmless Global from any such liability.

      11.5   INVESTIGATION
             -------------

          11.5.1 During the period beginning on the date hereof and ending on the date when Buyers' obligations under the U.S. Co. Promissory Note and the Canadian Co. Promissory Note shall have been completely and indefeasibly satisfied:

          (A) Buyers shall permit Global and its authorized representatives to have full access to the Gen-X Companies' facilities during normal business hours, to observe the Gen-X Companies' business operations, to meet with the Gen-X Companies' officers and employees engaged in the Gen-X Companies' business, and to audit, examine and copy all of the Gen-X Companies' files, books and records, and other documents and papers relating to the Gen-X Companies' business, and

          (B) Buyers shall provide to Global and its authorized representatives all information concerning the Gen-X Companies and the Gen-X Companies' business and Assets, and all information concerning the financial condition of the Gen-X Companies and the Gen-X Companies' business, that is reasonably requested by Global.

          11.5.2    The expense of any investigation by Global pursuant to this
Section 11.5 shall be borne solely by Global; provided, however, that if there has been: (a) a misrepresentation, breach or failure of any representation or warranty made by Buyers, DMJ, Salter or Finkelstein in any of the Acquisition Agreements or (b) a failure or refusal by Buyers, DMJ, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of any of the

Acquisition Agreements required to be satisfied or performed by Buyers, DMJ, Salter or Finkelstein, then Buyers shall reimburse Global for all reasonable fees and expenses incurred by or on behalf of Global in connection with such investigation.

12.1 INDEMNIFICATION, SETOFF AND PAYMENT OF ADJUSTMENTS

      12.1.  INDEMNIFICATION OBLIGATIONS OF GLOBAL.  From and after the Closing,
             -------------------------------------
Global shall indemnify and hold harmless Buyers and their directors, officers, employees, Affiliates, successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, but not limited to, reasonable attorneys' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

          12.1.1 Any misrepresentation, breach or failure of any representation or warranty made by Global in any of the Acquisition Agreements or any written statement, document or certificate delivered to Buyers by Global under or in connection with the Acquisition Agreements.

          12.1.2 Any failure or refusal by Global to satisfy or perform any covenant, term, obligation or condition of this Agreement required to be satisfied or performed by any of them.

          12.1.3 Amounts due to Just for Feet, Inc. resulting from purchases by Global from Just for Feet, Inc. prior to August 1, 1999.

      12.2.  INDEMNIFICATION OBLIGATIONS OF BUYERS, DMJ, SALTER AND FINKELSTEIN.
             -------------------------------------------------------------------
From and after the Closing, Buyers, DMJ, Salter and Finkelstein, jointly and severally, shall indemnify and hold harmless Global and its respective directors, officers, employees, Affiliates, successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, but not limited to, reasonable attorneys' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

          12.2.1 Any misrepresentation, breach or failure of any representation or warranty made by Buyers, DMJ, Salter or Finkelstein in any of the Acquisition Agreements or any written statement, document or certificate delivered to Global by Buyers, DMJ, Salter or Finkelstein under or in connection with any of the Acquisition Agreements.

          12.2.2 Any failure or refusal by Buyers, DMJ, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of any of the Acquisition Agreements required to be satisfied or performed by Buyers, DMJ, Salter or Finkelstein.

          12.2.3 Any action, suit or claim arising out of, caused by or based in whole or in part upon any act or omission of Gen-X Holdings or Gen-X Equipment, or any of their respective shareholders, partners, directors, executives, officers, employees, agents or representatives at any time after the Closing or any event which occurs after the Closing.

          12.2.4 Any liability of or claim against Global in connection with any Customs Canada detailed adjustment statement issued against any of the Gen-X Companies, including, but not limited to the Customs Canada detailed adjustment statements issued against Gen-X Equipment: (a) dated January 27, 1999, assessing duties in the amount of Cdn$303,548, GST in the amount of Cdn$233,650 together with interest in the amount of Cdn$72,416; and (b) dated March 1, 1999, assessing duties in the amount of Cdn$625,985, GST in the amount of Cdn$526,240 together with interest in the amount of Cdn$60,232.

          12.2.5 Any action, suit or claim by any of the Minority Shareholders (as defined in the Stock Purchase Agreement, dated May 12, 1998, by and among Global, DMJ, Salter, Finkelstein and certain other individuals and entities) or any of their respective shareholders, partners, directors, executives, officers, employees, agents, representatives, heirs, executors, administrators, personal representatives or assigns arising out of, caused by or based in whole or in part upon any act or omission of DMJ, Salter, Finkelstein, Gen-X Holdings or Gen-X Equipment, or any of their respective shareholders, partners, directors, executives, officers, employees, agents, representatives, heirs, executors, administrators, personal representatives or assigns.

          12.2.6 Amounts due to Just for Feet, Inc. resulting from purchases by any of the Gen-X Companies from Just for Feet, Inc. on or after August 1, 1999.

      12.3   INDEMNIFICATION NOTICE.  With respect to each event, occurrence or
             ----------------------
matter ("Indemnification Matter") and with respect as to which Buyers, DMJ, Salter or Finkelstein on the one hand, or Global on the other hand (referred to as the "Indemnitee"), is entitled to indemnification from another party (referred to as the "Indemnitor") under this Section 12, within ten days after the Indemnitee receives any written documents underlying the Indemnification Matter, or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice").

      12.4   DEFENSE OF INDEMNIFICATION MATTERS.  If an Indemnification Matter
             ----------------------------------
involves a third party action, suit, claim or demand, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control of the litigation, defense or settlement of the Indemnification Matter (referred to as the "Defense"), except that:

          12.4.1 The Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense.

          12.4.2 If the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee's business or its relationship with any customer, supplier, employee, contractor, salesman, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense; provided that the Indemnitor shall continue to be obligated to indemnify the Indemnitee with respect thereto and shall be entitled to participate in the Defense at its expense and through counsel of its choice, provided further that Indemnitee shall not consent to any Judgment or agree to any settlement without Indemnitor's prior written consent.

          12.4.3 The Indemnitor shall not consent to any Judgment or agree to any settlement without the Indemnitee's prior written consent; provided that if the Indemnitee withholds its consent to any monetary Judgment or settlement that is acceptable to the Indemnitor, then (a) the Indemnitor's liability with respect to such Indemnification Matter shall be limited to such monetary amount, and (b) the Indemnitee shall be responsible for any additional costs reasonably incurred by the Indemnitor in connection therewith.

          12.4.4 If the Indemnitor does not promptly assume control over the Defense diligently and in good faith or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense; provided that the Indemnitor shall continue to be obligated to indemnify the Indemnitee with respect thereto, provided further that Indemnitee shall not consent to any Judgment or agree to any settlement without Indemnitor's prior written consent.

          12.4.5 In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including, but not limited to, furnishing all available documentary or other evidence as is reasonably requested by the other.

      12.    LIMITS ON INDEMNIFICATION MATTERS AND GLOBAL'S PAYMENT.
             ------------------------------------------------------

          12.5.1    LIMITS ON GLOBAL'S PAYMENT.  The amounts, if any, owed by
                    --------------------------
Global to Buyers as Indemnitor pursuant to Section 12.1 ("Global's Payment"), shall be subject to the following:

          (A) DEDUCTIBLE.  No amount shall be payable by Global to Buyers for
              ----------
Global's Payment, unless and until the aggregate amount of Global's Payment exceeds Fifty Thousand Dollars ($50,000), in which event Global shall pay such aggregate amount and all future amounts payable by Global under this Section 12.

          (B) EXCEPTIONS.  The limitation in Sections 12.5.1(A) shall not apply
              ----------
in case of any Indemnification Matter or other adjustment involving fraud, willful misconduct or criminal matters.

          (C) DURATION.  With respect to any Indemnification Matter, Global
              --------
shall have no liability unless Buyers give an Indemnification Notice in accordance with Section 12.3 within 12 months after the Closing Date, provided, however, that the limitation contained in this Section 12.5.1(C) shall not apply to any Indemnification Matter that arises from any failure or refusal by Global to satisfy or perform any covenant, term, obligation or condition of any of the Acquisition Agreements required to be satisfied or performed by Global after the Closing Date.

          12.5.2    LIMITS ON BUYERS' INDEMNIFICATION.  The amount, if any, owed
                    ---------------------------------
by Buyers, DMJ, Salter and Finkelstein to Global as Indemnitor pursuant to
Section 12.2 shall be subject to the following:

          (A) DEDUCTIBLE.  No amount shall be payable by Buyers, DMJ, Salter and
              ----------
Finkelstein to Global under this Section 12, unless and until the aggregate amount otherwise payable by Buyers, DMJ, Salter and Finkelstein under this
Section 12 exceeds Fifty Thousand Dollars ($50,000), in which event Buyers, DMJ, Salter and Finkelstein shall pay such aggregate amount and all future amounts payable by Buyers, DMJ, Salter and Finkelstein under this Section 12.

          (B) EXCEPTIONS.  The limitation in Sections 12.5.2(A) shall not apply
              ----------
in case of any Indemnification Matter involving fraud, willful misconduct or criminal matters.

          (C) DURATION.  With respect to any Indemnification Matter, Buyers
              --------
shall have no liability unless Global gives an Indemnification Notice in accordance with Section 12.3 within 12 months after the Closing Date, provided, however, that the limitation contained in this Section 12.5.2(C) shall not apply to any Indemnification Matter that arises from any failure or refusal by Buyers, DMJ, Salter or Finkelstein to satisfy or perform any covenant, term, obligation or condition of any of the Acquisition Agreements that is required to be satisfied or performed after the Closing Date or that arises under Section 12.2.3.

          12.5.3    If Global is obligated to pay Buyers any amounts under
Section 12.1 after taking into account the application of the limitations contained in Section 12.5.1(A), then any such amount payable by Global to Buyers shall be reduced by any amounts Buyers would have been required to pay to Global under Section 12.5.2 but for the application of the limitations contained in
Section 12.5.2(A). If Buyers, DMJ, Salter or Finkelstein is obligated to pay Global any amounts under Section 12.2 after taking into account the limitations contained in Section 12.5.2(A), then any such amounts payable by Buyers to Global shall be reduced by any amounts Global would have been required to pay to Buyers under Sections 12.1 but for the application of the limitations contained in Section 12.5.1(A).

      12.6.  INDEMNIFICATION PAYMENT AND BUYERS' PAYMENT.  All amounts owed by
             -------------------------------------------
the Indemnitor to the Indemnitee (if any) shall be paid in full within twenty
(20) days after a final settlement or agreement as to the amount owed is reached, or after a final Judgment (without further right of appeal) determining the amount owed is rendered. Any amount paid under this Section 12 is intended by all parties and shall be considered to be and treated as an adjustment to the Purchase Price.

      12.7.  SETOFF AND HOLDBACK.  In addition to all other rights and remedies
             -------------------
that the Indemnitee may have, the Indemnitee shall have the right to setoff, against any monies due to the Indemnitor (whether under this Agreement or otherwise), any sums for which the Indemnitee is entitled to indemnification under this Section 12 or any other sums which the Indemnitor may owe to the Indemnitee (whether under this Agreement or otherwise). The Indemnitee's rights to indemnification under this Section 12 shall under no circumstances be in any manner limited by this right of setoff. If any Indemnification Matters are pending at the time the Indemnitee is required to make any payment to the Indemnitor (whether under this Agreement or otherwise), then the Indemnitee shall pay the total amount for which the Indemnitor may become liable as a result thereof, determined by the Indemnitee reasonably and in good faith, to Borden & Elliot, as escrow agent, to be held by such escrow agent pursuant to the escrow agreement (the "Escrow Agreement") attached hereto as Exhibit "S", until final determination
                               -----------
of such Indemnification Matter, and shall pay the balance, if any, of such payment to the Indemnitor.

13.  TERMINATION

      13.1.    TERMINATION.  This Agreement, and the transactions contemplated
             -----------
hereby, may be terminated at any time before Closing in accordance with any of the following methods:

          13.1.1    By the mutual written consent of Global and Buyers.

          13.1.2 By written notice from Global to Buyers, or from Buyers to Global, if the Closing does not occur on or before February 28, 2000 for any reason other than a breach of this Agreement by the party giving such notice.

          13.1.3 By written notice from Buyers to Global, if it becomes certain, for all practical purposes, that any of the conditions to the Closing Obligations of Buyers, DMJ, Salter or Finkelstein cannot be satisfied for a reason other than Buyers', Salter's or Finkelstein's breach of this Agreement, and Buyers are not willing to waive the satisfaction of such condition.

          13.1.4 By written notice from Global to Buyers if it becomes certain, for all practical purposes, that any of the conditions to the Closing Obligations of Global cannot be satisfied for a reason other than Global's breach of this Agreement, and Global is not willing to waive the satisfaction of such condition.

          13.1.5 By written notice from Buyers to Global if Global breaches any of its representations, warranties, covenants or agreements contained in this Agreement.

          13.1.6 By written notice from Global to Buyers if Buyers, DMJ, Salter or Finkelstein breaches any of its representations, warranties, covenants or agreements contained in this Agreement.

          13.1.7 By written notice from Global to Buyers if Global receives an offer from a third party to acquire Gen-X Holdings and Gen-X Equipment and the board of directors of Global determines, in good faith, that its fiduciary duties under applicable Law require Global to accept such offer.

      13.2.  EFFECT OF TERMINATION.  Upon termination of this Agreement pursuant
             ---------------------
to Section 13.1, this Agreement shall forthwith have no further force or effect, and there shall be no liability on the part of any party hereto, except for the obligations of the parties under this Section 13.2 and

Section 14 (other than Section 14.7), and except that no such termination shall relieve any party from any breach of this Agreement prior to such termination.

14.  OTHER PROVISIONS

      14.1.  CONFIDENTIALITY.  During the period from the date of this Agreement
             ---------------
to the Closing Date, (a) each of the parties shall maintain the confidentiality of all confidential information which is disclosed to them in connection with this Agreement, and (b) none of the parties will discuss the existence or nature of this Agreement or the transaction contemplated hereby with any of the other parties' customers, prospects, suppliers, employees, contractors, salesmen, agents or representatives. If this Agreement is terminated in accordance with
Section 13, then each party shall promptly return all confidential information and materials of the other parties, and the provisions of the foregoing sentence shall survive such termination indefinitely.

      14.2.  PUBLICITY.  All voluntary public announcements concerning the
             ---------
transactions contemplated by this Agreement shall be mutually acceptable to both Global and Buyers. Unless required by Law, neither Global, on the one hand, nor Buyers, DMJ, Salter or Finkelstein, on the other hand, shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of Global or Buyers, respectively. With respect to any announcement that any of the parties is required by Law to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other parties before issuing the announcement.

      14.3.  EXPENSES.  Global shall pay all of the fees and expenses incurred
             --------
by it in negotiating and preparing the Acquisition Agreements and in consummating the transactions contemplated by the Acquisition Agreements. The Gen-X Companies shall pay all of the fees and expenses incurred by Buyers, DMJ, Salter and Finkelstein in negotiating and preparing the Acquisition Agreements and in consummating the transactions contemplated by the Acquisition Agreements. Notwithstanding the foregoing, Buyers, DMJ, Salter and Finkelstein (and not the Gen-X Companies) shall pay all of the fees and expenses incurred by Buyers, DMJ, Salter and Finkelstein in negotiating and preparing the Acquisition Agreements and in consummating the transactions contemplated by the Acquisition Agreements if this Agreement, and the transactions contemplated hereby, are terminated pursuant to Section 13.1.6 of this Agreement.

      14.4.  NOTICES.  All notices, consents or other communications required or
             -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page or the signature pages of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. A copy of each notice to Buyers, DMJ, Salter or Finkelstein shall be simultaneously sent to Borden & Elliot, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y4, Canada, Attn:

Daniel F. Hirsh. A copy of each notice to Global shall be simultaneously sent to: Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103, Attn: Francis E. Dehel, Esquire. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14.4, except that any such change of address notice shall not be effective unless and until received.

      14.5.  AMENDMENT.  This Agreement may be amended, modified or supplemented
             ---------
by the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed by Global, and Buyers, DMJ, Salter and Finkelstein.

      14.6.  WAIVERS.  No waiver with respect to this Agreement shall be
             -------
enforceable against Global unless in writing and signed by Global. No waiver with respect to this Agreement shall be enforceable against Buyers, DMJ, Salter and/or Finkelstein unless in writing and signed by Buyers, DMJ, Salter and/or Finkelstein, as the case will be. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

      14.7.  SURVIVAL OF REPRESENTATIONS.  All representations, warranties and
             ---------------------------
covenants made in or pursuant to this Agreement shall survive the date hereof, the Closing Date and the consummation of the transactions contemplated hereby and thereby.

      14.8.  ENTIRE UNDERSTANDING.  The Acquisition Agreements, together with
             --------------------
the Exhibits and Schedules hereto and thereto, state the entire understanding among the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof and thereof.

      14.9.  PARTIES IN INTEREST.  This Agreement shall bind, benefit, and be
             -------------------
enforceable by and against each party hereto and its successors and assigns. Global shall not in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of Buyers, and neither Buyers, DMJ, Salter nor Finkelstein shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of Global.

      14.10. SEVERABILITY.  If any provision of this Agreement is construed to
             ------------
be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

      14.11. COUNTERPARTS.  This Agreement may be executed in any number of
             ------------
counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof; provided, however, that if acceptable to Global, Buyers, DMJ, Salter and Finkelstein, the Closing may be effected by facsimile transmission of executed copies of the signature pages to this Agreement delivered at the Closing and by sending original copies of signature pages to this Agreement delivered at the Closing by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at their addresses stated on the first page or signature pages of this Agreement by the third business day following the Closing Date.

      14.12. SECTION HEADINGS.  The section and subsection headings in this
             ----------------
Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

      14.13. REFERENCES.  All words used in this Agreement shall be construed to
             ----------
be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, (i) the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection hereof, and (ii) the word "including" shall mean including but not limited to.

      14.14. CONTROLLING LAW.  THIS AGREEMENT IS MADE UNDER, AND SHALL BE
             ---------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      14.15. JURISDICTION AND PROCESS.  Each of the parties (a) irrevocably
             ------------------------
consents to the exclusive jurisdiction of the Courts of Common Pleas of Montgomery County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania, in any and all actions between or among any of the parties, whether arising hereunder or otherwise, (b) IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION, and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 14.4. In any and all actions between or among any of the parties, whether arising hereunder or otherwise, the prevailing party or parties shall be entitled to recover their reasonable attorneys' fees and legal expenses from the other party or parties.

      14.16. NO THIRD PARTY BENEFICIARIES.  No provision of this Agreement is
             ----------------------------
intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the parties hereto.

      14.17. CONSTRUCTION.  The parties agree that any rule of construction to
             ------------
the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of the Acquisition Agreements or any other agreements or documents delivered in connection with the transactions contemplated by the Acquisition Agreements.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed, or have caused this Agreement to be executed on their behalf by their duly authorized officers, as of the date first stated above.

GLOBAL SPORTS, INC.                             DMJ FINANCIAL, INC.


By:  /s/ Michael G. Rubin                       By:  /s/ Kenneth J. Finkelstein
   ----------------------------                    ----------------------------
       Name: Michael G. Rubin                      Name:
       Title: Chairman and CEO                     Title:


GEN-X ACQUISITION (U.S.), INC.                  GEN-X ACQUISITION (CANADA) INC.


By:  /s/ James J. Salter                        By:  /s/ James J. Salter
   ----------------------------                    ----------------------------
       Name:                                       Name:
       Title:                                      Title:



  /s/ Kenneth J. Finkelstein                      /s/ James J. Salter
-------------------------------                 -------------------------------
KENNETH J. FINKELSTEIN                          JAMES J. SALTER

                                                                      APPENDIX B

                               [LOGO OF DEUTSCHE
                            BANK SECURITIES, INC.]

                                              September 24, 1999

Board of Directors
Global Sports, Inc.
555 S. Henderson Road
King of Prussia, PA 19406

Gentlemen:

Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Global Sports, Inc. ("Global Sports") in connection with the proposed sale of Gen-X Holdings Inc., Gen-X Equipment Inc. and the off-price division of KPR Sports International, Inc. (collectively, the "Company") pursuant to an acquisition agreement dated September 24, 1999 (the "Acquisition Agreement") between (i) Global Sports and (ii) Gen-X Acquisition (US), Inc. and Gen-X Acquisition (Canada) Inc., entities controlled by James Salter and Kenneth Finkelstein, (collectively, the "Buyer"), which provides, among other things, for the acquisition of the Company by the Buyer (the "Transaction"). As set forth more fully in the Acquisition Agreement, as a result of the Transaction, the Buyer will purchase the Company for aggregate consideration (the "Consideration") of $20 million payable in the form of (i) $6.0 million in cash,
(ii) $10.0 million in subordinated notes and (iii) $4.0 million through the assumption of certain liabilities owing from Global Sports to DMJ Financial, Inc., an entity owned by Messrs. Salter and Finkelstein. The terms and conditions of the Transaction are more fully set forth in the Acquisition Agreement.

You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, to Global Sports of the Consideration to be received by Global Sports for the Company in connection with the Transaction.

In connection with Deutsche Bank's role as financial advisor to Global Sports, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company and certain internal analyses and other information furnished to it by the Company and Global Sports. Deutsche Bank has also held discussions with members of the senior managements of the Company and Global Sports regarding the business and prospects of the Company. In addition, Deutsche Bank has (i) reviewed the actual and 1999 forecasted financial performance of the Company, (ii) reviewed the financial terms of certain recent acquisitions which it deemed comparable in whole or in part, (iii) reviewed the terms of the Acquisition Agreement and certain related documents, and (iv) performed such other studies and analyses and considered such other factors as it deemed appropriate. We found no publicly-traded companies that are comparable to the Company. Accordingly, we were unable to value the Company based upon comparable market valuations. In addition, based upon the nature of the Company's business, management of the Company and Global Sports believes it is impractical to produce financial projections beyond the current fiscal year; consequently, we were unable to perform a discounted cash flow valuation analysis or leveraged buyout valuation analysis.

Board of Directors
Global Sports, Inc.
September 24, 1999
Page 2


Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information or forecasts considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and Global Sports as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of Global Sports, the Company and the Buyer contained in the Acquisition Agreement are true and correct and that Global Sports, the Company and the Buyer will each perform all of the covenants and agreements to be performed by it under the Purchase Agreement and all conditions to the obligations of each of Global Sports and the Buyer to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which Global Sports is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Global Sports.

This opinion is addressed to, and for the use and benefit of, the Board of Directors of Global Sports and is not a recommendation to the stockholders of Global Sports to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Global Sports of the Consideration to be received by Global Sports for the Company in connection with the Transaction, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by Global Sports to engage in the Transaction.

Deutsche Bank will be paid a fee for its services as financial advisor to Global Sports in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Global Sports or its affiliates for which it has received compensation, including representing Global Sports as exclusive sale agent in its divestiture of its branded footwear business. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Global Sports for their own accounts and for the accounts of their customers.

Board of Directors
Global Sports, Inc.
September 24, 1999
Page 3


Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that the Consideration to be received by Global Sports for the Company in connection with the Transaction is fair, from a financial point of view, to Global Sports.

                                    Very truly yours,


                                    DEUTSCHE BANK SECURITIES INC.

                           INDEMNIFICATION AGREEMENT
                                                                      APPENDIX C



Parties:  GLOBAL SPORTS, INC.,
-------
          a Delaware corporation (the "Company")
          555 South Henderson Road
          King of Prussia, PA 19406

          _____________________ ("Indemnitee")
          _____________________
          _____________________

Date:
----

Background:    The Company and Indemnitee recognize that in the present business
----------
environment, officers and directors of public companies are subject to the risk of expensive corporate and other litigation. Indemnitee does not regard the current protection provided by the Company as adequate given the present circumstances and Indemnitee and other officers and directors of the Company may not be willing to serve as officers and directors without adequate protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee to serve as officers and/or directors of the Company and to indemnify its officers and/or directors so as to provide them with the maximum protection permitted by law.

     INTENDING T0 BE LEGALLY BOUND, and in consideration of the mutual agreements stated below and other good and valuable consideration, the Company and Indemnitee agree as follows:

     1.   Indemnification.
          ---------------

          (a)  Third Party Proceedings.  The Company shall indemnify Indemnitee
               -----------------------
if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) (i) by reason of the fact that Indemnitee is or was a director, officer, employee, attorney, or agent of the Company, or any subsidiary of the Company, (ii) by reason of any action or inaction on the part of Indemnitee while an officer, director, employee, attorney or agent, or (iii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (b)  Proceedings By or in the Right of the Company.  The Company shall
               ---------------------------------------------
indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor (i) by reason of the fact that Indemnitee is or was a director, officer, employee, attorney or agent of the Company, or any subsidiary of the Company, (ii) by reason of any action or inaction on the part of Indemnitee while an officer, director, employee, attorney or agent, or (iii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, attorney or agent of another corporation, partnership, joint venture, trust or other enterprise in each case against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          (c)  Mandatory Indemnification. To the extent that Indemnitee has been
               -------------------------
successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) and 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith. For purposes of this Section 1(c), the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal or dismissal (with or without prejudice) of any claim, action, suit or proceeding against Indemnitee without any express finding of liability or guilt against him, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

     2.   Expenses and Indemnification Procedure.
          --------------------------------------

          (a)  Advancement of Expenses.  The Company shall advance all expenses
               -----------------------
incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in
Section 1(a) or (b) hereof. For purposes of any advancement hereunder, the Indemnitee shall be deemed to have acted (i) in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or procedure, to have had no reasonable cause to believe his conduct was unlawful, if under either (i) or
(ii), his action is based on the records or books of account of the Company, or the records or books of account of another corporation, partnership, joint venture, trust or another enterprise (collectively, the "other enterprises"), including financial statements, or on information supplied to him by the officers of the Company or other enterprises in the course of their duties, or on the advice of legal counsel for the Company or other enterprises or on information or records given or reports made to the Company or other enterprises by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprises. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee no later than forty-five (45) days following delivery of a written request therefor by Indemnitee to the Company.

          (b)  Notice/Cooperation by Indemnitee.  Indemnitee shall, as a
               --------------------------------
condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed as provided in Section 14. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          (c)  Procedure.  Any indemnification and advances provided for in
               ---------
Section 1 hereof and this Section 2 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within forty-five (45) days after written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 hereof, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          (d)  Notice to Insurers. If, at the time of the receipt of a notice of
               ------------------
a claim pursuant to Section 2(b) hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (e)  Selection of Counsel. If the Company shall be obligated under
               --------------------
Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

          (f)  Settlements.  The Company shall not be liable to Indemnitee under
               -----------
this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

          (g)  Change In Control. If, at any time subsequent to the date of this
               -----------------
Agreement, continuing directors do not constitute a majority of the members of the Board of Directors, or there is otherwise a change in control of the Company (as contemplated by Item 403(c) of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), then upon the request of Indemnitee, the Company shall cause the determination of indemnification and advances required by Section 2 hereof to be made by a third-party (mutually agreed upon by the parties). The fees and expenses incurred by the third party in making the determination of indemnification and advances shall be borne solely by the Company. If such third party is unwilling and/or unable to make the determination of indemnification and advances, then the Company shall cause the indemnification and advances to be made by a majority vote or consent of a Board committee consisting solely of continuing directors. For purposes of this Agreement, a "continuing director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then-continuing directors.

     3.   Additional Indemnification Rights.
          ---------------------------------

          (a)  Scope. Notwithstanding any other provision of this Agreement, the
               -----
Company shall indemnify Indemnitee to the fullest extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a

Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          (b)  Non-exclusivity.  The indemnification provided by this Agreement
               ---------------
shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Company's Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

     4.   Continuation of Indemnity.  All agreements and obligations of the
          -------------------------
Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of other enterprises) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Company, or serving in any other capacity referred to herein.

     5.   Partial Indemnification.  If Indemnitee is entitled under any
          -----------------------
provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

     6.   Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge
          ---------------------
that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     7.   Officer and Director Liability Insurance.  The Company shall, from
          ----------------------------------------
time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance,

Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is not a director of the Company but is an officer, or one of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a parent of subsidiary of the Company.

     8.   Severability. Nothing in this Agreement is intended to require or
          ------------
shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     9.   Exceptions. Notwithstanding any other provision herein to the
          ----------
contrary, the Company shall not be obligated pursuant to the terms of this
Agreement:

          (a)  Claims Initiated by Indemnitee. To indemnify or advance expenses
               ------------------------------
to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Company's Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law or any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specified cases if the Board of Directors finds it to be appropriate;

          (b)  Lack of Good Faith. To indemnify Indemnitee for any expenses
               ------------------
incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

          (c)  Insured Claims.  To indemnify Indemnitee for expenses or
               --------------
liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company or other enterprises; or

          (d)  Claims Under Section 16(b). To indemnify Indemnitee for expenses
               --------------------------
or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     10.  Construction of Certain Phrases.
          -------------------------------

          (a)  Company. For purposes of this Agreement, references to the
               -------
"Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that if Indemnitee is or was a director, officer, employee, attorney or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, attorney or agent of other enterprises, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b)  Other Definitions. For purposes of this Agreement, references to
               -----------------
"other enterprises"shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, attorney or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

     11.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall constitute an original.

     12.  Entire Understanding. This Agreement sets forth the entire
          --------------------
understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous, oral or written, express or implied, agreements and understandings.

     13.  Attorneys' Fees. If any action is instituted by Indemnitee under this
          ---------------
Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

     14.  Notice. All notices, consents or other communications required or
          ------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) one business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Either party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other party in accordance with this Section 14, provided that any such change of address notice shall not be effective unless and until received.

     15.  Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the substantive laws (and not the choice of laws rules) of the State of Delaware applicable to contracts made and to be performed entirely therein. Each of the parties irrevocably consents to service of process by certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance herewith. Each of the parties irrevocably consents to the jurisdiction of the state courts in Delaware and the federal courts in Delaware in any and all actions between the parties arising hereunder.

     16.  Amendment and Waiver.  This Agreement shall not be amended, modified
          --------------------
or terminated unless in writing and signed by Indemnitee and a duly authorized representative of Company other than Indemnitee. No waiver with respect to this Agreement shall be enforceable unless in writing and signed by the parties against which enforcement is sought (which, in the case of the Company, must be a duly authorized representative of the Company other than Indemnitee). Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence by construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     17.  Section Headings.  Any headings preceding the text of any of the
          ----------------
Sections or Subsections of this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, meaning, or effect.

     18.  Definitions. As used herein, the term "Person" means any individual,
          -----------
sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, government body, administrative agency, regulatory authority or other entity of any nature.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


GLOBAL SPORTS, INC.


By:  ________________________       ________________________
     Name:                          INDEMNITEE
     Title:

                              GLOBAL SPORTS, INC.
             Special Meeting of Shareholders -- December ___, 1999
                SOLICITED ON BEHALF OF THE COMPANY AND APPROVED
                           BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven A. Wolf and Arthur H. Miller to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Special Meeting of Shareholders of Global Sports, Inc. (the "Company") to be held on the ___ day of December, 1999 at the office of the Company, 555 S. Henderson Road, King of Prussia, Pennsylvania 19406 and at any postponement or adjournment thereof, and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

     1. To sell the Company's Off-Price and Action Sports Division which the Company operates through its wholly-owned subsidiaries Gen-X Holdings Inc. and Gen-X Equipment Inc., pursuant to the terms of an Acquisition Agreement, dated September 24, 1999, among Global, Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc., James J. Salter and Kenneth J. Finkelstein (the "Acquisition Agreement"). A copy of the Acquisition Agreement is attached as Appendix A to the accompanying Proxy Statement.

               [_] FOR            [_] AGAINST         [_] ABSTAIN

     2. To approve Indemnification Agreements to be entered into with the Company's directors and certain of its officers.

               [_] FOR            [_] AGAINST         [_] ABSTAIN

     3. To sell the Company's Branded Division (the "Branded Sale"), unless the Branded Sale has been consummated prior to the date of the Special Meeting, in which case shareholders are being asked to ratify the Branded Sale.

               [_] FOR            [_] AGAINST         [_] ABSTAIN


     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE OFF-PRICE AND ACTION SPORTS SALE, "FOR" APPROVAL OF THE INDEMNIFICATION AGREEMENTS AND "FOR" APPROVAL OR RATIFICATION OF THE BRANDED SALE. A MAJORITY OF THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

  The Board of Directors recommends a vote "FOR" approval of the Off-Price and
                              Action Sports Sale,
     "FOR" approval of the Indemnification Agreements and "FOR" approval or ratification of the Branded Sale.



                                    (Continued and to be SIGNED on Reverse Side)

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     Receipt of the Notice of the Special Meeting and Proxy Statement relating thereto is hereby acknowledged.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                       Date:  ____________________________, 1999
                                                (Please date this Proxy)

                                              __________________________________

                                              __________________________________
                                               (Signature(s) of Shareholder(s))

                                              Please sign exactly as your
                                              name(s) appear(s) to the left.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.